Tolins & Lowenfels
                           A Professional Corporation
                  12 East 49th Street, New York, New York 10017

Telephone Number
(212) 421-1965

Telecopier Number
(212) 888-7706


March 9, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  TransNet Corporation ("TRNT") - File No. 0-8693

Gentlemen:

     Pursuant to Rule 14a-6(b) of the Proxy Rules, enclosed for filing by EDGAR please find definitive copies of the notice, proxy, proxy statement including Exhibits A, B, C and D thereto and the Annual Report for the year ended June 30, 1997 in the form being forwarded to stockholders by the above Registrant in connection with the April 2, 1998 annual meeting of stockholders.

                                Very truly yours,



                                 Roger A. Tolins


RT:af
enc.

TransNet Corporation
Revocable Proxy Solicited on Behalf of the Board of Directors
Special Meeting of Stockholders -- April 2, 1998
The undersigned, a stockholder of TransNet Corporation (the "Company") hereby appoints John J. Wilk and Steven J. Wilk or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of TransNet Corporation to be held at 10:00 A.M. (local time) on Thursday, April 2, 1998, at The Somerset Plaza Hotel, 200 Atrium Drive, Somerset, New Jersey 08873 and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:

1. To authorize and approve the sale of substantially all of the Company's operating assets, subject to certain liabilities including changing the Company's name to TRNL Corp." and to adopt a Plan of Liquidation and Dissolution of the Company (Proposal One). [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. To elect directors for the ensuing year (Proposal Two)
[ ] FOR all nominees  listed below (except as marked  to the contrary below)
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:       VINCENT CUSUMANO, EARLE KUNZIG, RAYMOND J. REKUC, JAY A. SMOLYN,
 JOHN J. WILK, STEVEN J. WILK, SUSAN WILK-CORT

(Instructions: To withhold authority for an individual nominee, write that nominee's name on the line provided.)

3. In their discretion, on all other business that may properly come before the meeting.
[ ] AUTHORITY GRANTED          [ ] AUTHORITY WITHHELD

(Continued and To be Signed on the Reverse Side)



The Board of Directors recommends a vote FOR all of the foregoing. UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. No postage is required if returned in the enclosed envelope and mailed in the United States. Receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors and Annual Report is acknowledged.

Dated:  , 1998


(Signature of Stockholder)

Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.




                             TRANSNET CORPORATION
                                45 Columbia Road
                          Branchburg, New Jersey 08876
                                 (908) 253-0500


                               ----------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 April 2, 1998
                               ----------------
     A Special Meeting of Stockholders of TransNet Corporation (the "Company") will be held at The Somerset Plaza Hotel, 200 Atrium Drive, Somerset, New Jersey 08873 on Thursday, April 2, 1998 at 10:00 A.M. local time, for the following purposes:


   (1) To act upon a proposal to authorize and approve the sale by the Company of substantially all of its operating assets, subject to certain liabilities, to GE Capital Information Technology Solutions Acquisition Corp. ("GE Acq. Corp."), a wholly-owned subsidiary of GE Capital Information Technology Solutions, Inc. ("GECITS"), in accordance with the terms of an Asset Purchase Agreement dated October 31, 1997 including amending the Company's Certificate of Incorporation to change the Company's name to "TRNL Corp.", and to adopt a Plan of Liquidation and Dissolution of the Company (the "Plan") (Proposal One). Even if the requisite stockholder approval of Proposal One is obtained, in the event the sale is not consummated, the change of name and the Plan will not be effectuated.


     (2) To elect a board of seven Directors (Proposal Two).

     (3) To transact such other business as shall properly come before the meeting or any adjournment thereof.

     Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on February 2, 1998 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The Board of Directors deems it desirable that as many stockholders as possible be represented in person or by proxy at the meeting. Consequently, it is requested that each stockholder execute and return the enclosed Proxy whether or not expecting to be present at the meeting. Any stockholder returning the Proxy still has the power to revoke the Proxy at any time before it is voted, and the giving of a Proxy will not effect a stockholder's right to vote in person if he attends the meeting. The Company intends to vote executed but unmarked proxies in favor of Proposals One and Two.



     By Order of the Board of Directors


                                             STEVEN J. WILK
                                             President


Dated: Branchburg, New Jersey
      February 27, 1998


     STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED PREPAID ENVELOPE.

                             TRANSNET CORPORATION
                                45 Columbia Road
                          Branchburg, New Jersey 08876
                                 (908) 253-0500

                               ----------------
                                PROXY STATEMENT
                               ----------------
                        Special Meeting of Stockholders
                                 April 2, 1998
                               ----------------
     This Proxy Statement of TransNet Corporation, a Delaware corporation ("TransNet" or the "Company"), is first being mailed to Stockholders on or about March 6, 1998 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board"), to be used at a Special Meeting of Stockholders to be held on Thursday, April 2, 1998 at the Somerset Plaza Hotel, 200 Atrium Drive, Somerset, New Jersey 08873 at 10:00 A.M. local time. Attached to this Proxy Statement as Exhibit A is a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997. Accompanying this Proxy Statement is a Notice of Special Meeting of Stockholders, a form of Proxy for such meeting and a copy of the Company's Annual Report for the year ended June 30, 1997 containing financial statements with respect to such year. Such Annual Report constitutes a part of the proxy solicitation material and is incorporated by reference herein.

     All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) written notice delivered to the Company's principal offices prior to the commencement of the Special Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposals One and Two. Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote. The Board has fixed the close of business on February 2, 1998 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expenses of preparing, assembling, printing and mailing the form of proxy and the materials used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone. The Company may enlist the assistance of, and reimburse the reasonable expenses of banks, brokerage firms and similar fiduciaries in the solicitation of proxies and proxy authorizations from their customers whose stock is not registered in the owner's name, but in the name of such bank, brokerage firm or other fiduciary. In addition, the Company has retained the services of a professional proxy solicitation firm, Georgeson & Company, Inc. ("Georgeson") to solicit proxies for fees and expenses not expected to exceed $30,000. Pursuant to its agreement with the Company, Georgeson will solicit proxies from brokers, banks and other institutional holders, non-objecting beneficial owners and individual holders of record of the Company's Common Stock.

     The business to be conducted at the Meeting includes the presentation for stockholder authorization and approval of the sale by the Company of substantially all of its operating assets, subject to certain liabilities to GE Acq. Corp. in accordance with the terms of an Asset Purchase Agreement dated October 31, 1997 and adoption of a Plan of Liquidation and Dissolution of the Company (at times referred to as the "Plan") (Proposal One). Thereafter, assuming consummation of the sale, and subject to paying or providing for all claims, obligations and expenses, the Company will be completely liquidated and dissolved (i) by cash distributions to stockholders PRO RATA, and (ii) if deemed necessary by the Board, by a final liquidating distribution of its then remaining assets to a liquidating trust established for the benefit of the Company's then stockholders. Should the Board determine that a liquidating trust is necessary, appropriate or desirable in order to effectuate the Plan, approval of the Plan will constitute stockholder approval of the appointment by the Board of one or more liquidating trustees and the execution of a liquidating trust agreement with the trustees on such terms and conditions as the

Board, in its absolute discretion, shall determine. In addition, approval of the Plan will not only constitute stockholder approval of the sale of substantially all of the Company's operating assets, subject to certain liabilities, to GE Acq. Corp., but will also constitute stockholder approval of any and all sales of the Company's remaining assets approved by the Board or, if applicable, by the trustees of any liquidating trust. Even if the requisite stockholder approval of Proposal One is obtained, in the event a closing (the "Closing") of the sale to GE Acq. Corp. is not consummated, the Plan will not be effectuated. See "The Proposed Sale - Asset Purchase Agreement" for a description of the terms of the agreement to sell substantially all of the Company's operating assets, subject to certain liabilities, to GE Acq. Corp. and "Plan of Liquidation and Dissolution" for a description of the terms of the Plan to liquidate and dissolve the Company. Copies of the Asset Purchase Agreement and the Plan are attached hereto as Exhibits B and C respectively.

     Stockholders will also be asked to vote at the Meeting for the election of a board of seven directors (Proposal Two). The Board does not know of any matters that may be brought before the Meeting other than Proposal One and Proposal Two. In the event that any other matter or matters should come before the Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all signed Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.


VOTE REQUIRED

     Only stockholders of record on February 2, 1998 (the "Record Date") are entitled to vote at the Meeting. On the Record Date, the Company had 5,216,804 shares of common stock, $.01 par value (the "Common Stock") outstanding. The Company's sole issued and outstanding class of capital stock is the Common Stock. Each share of Common Stock is entitled to one vote upon each matter to be acted upon at the Meeting. The presence in person or by proxy of a majority of the outstanding Common Stock (at least 2,608,403 shares) is required to constitute a quorum necessary for the transaction of business at the Meeting. Pursuant to the laws of Delaware (the state of incorporation of the Company), the affirmative vote of more than fifty (50%) percent of the outstanding shares of Common Stock is required to authorize and approve the sale of substantially all of the Company's operating assets, subject to certain liabilities, to GE Acq. Corp. and to adopt the Plan of Liquidation and Dissolution (Proposal One). Election of Directors (Proposal Two) is by a plurality of the votes cast.

     Certain of the Company's officers and directors owning and having the right to vote 653,050 shares representing approximately 13% of the outstanding Common Stock have stated their present intention to vote their shares FOR authorization and approval of the sale and adoption of the Plan (Proposal One).



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each holder known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the Company's directors who is the beneficial owner of shares of Common Stock, and (iii) all directors and officers of the Company as a group. All of the shares set forth in the table are owned directly.




                                        SHARES OF COMMON STOCK
NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED      PERCENT
-------------------------------------   -----------------------   --------

       Directors(a)
-------------------------------------
       Steven J. Wilk                   393,500 shs                   8%
       John J. Wilk                     174,550  shs                  3%
       Jay A. Smolyn                    85,000  shs                   2%
       Susan Wilk-Cort                  78,200  shs                   1%
       Earle Kunzig                     1,600  shs                   -
       All officers and directors       899,850  shs                 17%
       as a group (seven persons)(a)


----------------
(a) The address of all officers and directors is 45 Columbia Road, Branchburg, New Jersey 08876.

                                    SUMMARY

     THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. THIS SUMMARY IS PROVIDED FOR CONVENIENCE, IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ALL THE MATERIAL FEATURES OF THE PROPOSED SALE BY THE COMPANY OF SUBSTANTIALLY ALL OF ITS OPERATING ASSETS AND THE PROPOSED LIQUIDATION AND DISSOLUTION OF THE COMPANY, AND IS QUALIFIED IN ITS ENTIRETY BY MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, THE EXHIBITS HERETO AND OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT.

     THE TRANSACTIONS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS BECAUSE IF THE PROPOSED SALE AND THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION ARE APPROVED AND CONSUMMATED, THE STOCKHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL CEASE. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION SUMMARIZED BELOW AND PRESENTED ELSEWHERE IN THIS PROXY STATEMENT.


THE PARTIES




TransNet Corporation
(the "Company")  ...The Company is principally  engaged in the sale of computers and related equipment, principally "hardware," for local area networks ("LAN's") and personal computer ("PC") systems. The Company also realizes revenues based upon its provision of technical services (such as technical repair and maintenance, support and network integration) to its customers although such revenues have not been material as compared to revenues from sales of hardware. The hard- ware sold by the Company includes business and personal desktop computer systems manufactured by International Business Machines ("IBM"), Apple Computer, Inc. ("Apple"), Compaq Computer Cor- poration ("Compaq"), NEC Technologies, Inc. ("NEC"), AST Research ("AST"), Hewlett-Packard Company ("Hewlett-Packard"), Sun Microsystems, Inc. ("Sun") and
                    Toshiba American Information Systems, Inc. ("Toshiba"); related peripheral products such as net- work products of Compaq, Novell, Inc. ("Novell"), Cisco Systems, Inc. ("Cisco"), and Banyan Systems, Inc. ("Banyan"); selected soft- ware products; wireless communication products; and supplies pro- duced by other manufacturers. The Company does not manufacture or produce any of the hardware which it markets. The Company's sole operating facility which serves as its executive, administrative, corporate sales office and service center is located at 45 Columbia Road, Branchburg, New Jersey 08876. The Company's telephone number is (908) 253-0500. GE Capital Information Technology Solutions
                    Acquisition  Corp. ("GE Acq. Corp.") ...... GE Acq. Corp. is
                    a wholly-owned subsidiary of GE Capital Infor- mation Technology Solutions, Inc. ("GECITS"). GE Acq. Corp. was organized in 1996 as a vehicle for the purchase by GECITS of assets of other entities. Its offices are located at 700 Canal Street, Stamford, Connecticut 06902. GE Acq. Corp.'s telephone number is (203) 357-3100.

GE Capital Information
 Technology Solutions, Inc.
 ("GECITS")  ...    GECITS  is  a   leading   vendor-independent   supplier   of
                    comprehen-  sive, fully  integrated  information  technology solutions.  With opera- tions in the United States,  Canada,
                    Latin  America,  Europe  and  Aus-  tralia  and  nearly  ten thousand employees,  GECITS delivers high- quality hardware, software  and related  support  services to  commercial  and
                    government     organizations,      including     educational
                    institutions, to help them plan, acquire, implement, manage and refresh their information systems. Its principal offices are located at 700 Canal Street, Stamford, Connecticut
                    06902. GECIT's telephone number is (203) 357-3100.



THE SPECIAL MEETING
Date, Time and
Place   ........... The  Special  Meeting  will be held  at The  Somerset  Plaza
                    Hotel, 200 Atrium Drive, Somerset, New Jersey 08873 on Thursday, April 2, 1998 at 10:00 A.M. local time.


Purpose of the
Special Meeting  ...The  purpose of the Special  Meeting is to consider  and act upon a proposal to authorize and approve the sale by the Company of sub- stantially all of its operating assets, subject to certain liabilities, to GE Acq. Corp., in accordance with the terms of an Asset Purchase Agreement dated October 31, 1997 including amending the Company's Certificate of Incorporation to change the Company's name to "TRNL Corp.", and to adopt a Plan of Liquidation and Dissolution of the Company (the "Plan") (Proposal One). Even if the requisite stockholder approval of Proposal One is obtained, in the event the sale is not consummated, the change of name and the Plan will not be effectuated. Stockholders will also be asked to elect a board of seven Directors (Proposal Two).

Record Date;
Quorum ............ The Record Date for the Special Meeting is February 2, 1998.
                    Accordingly, holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of the Company's Common Stock outstanding as of the Record Date is entitled to one vote at the Special Meeting. There were 5,216,804 shares of Common Stock outstanding on the Record Date. The presence, in person or by proxy, of the holders of a majority of the Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.


Required Vote ......Pursuant  to  the  Delaware  General  Corporation  Law  (the
                    "DGCL"), assuming a quorum is present, the affirmative vote of holders of a majority of the outstanding Common Stock is required to authorize and approve the sale of substantially all of the Company's operating assets, subject to certain liabilities, to GE Acq. Corp. and to adopt the Plan of Liquidation and Dissolution (Proposal One). Election of Directors (Proposal Two) is by a plurality of the votes cast. See "Vote Required."

FACTORS TO BE CONSIDERED
Background of the Proposed Sale and
 Plan of Liquidation and
 Dissolution
                    For a description of the events leading to the approval of the pro- posed sale of substantially all of the Company's assets, subject to certain liabilities to GE Acq. Corp. and the adoption by the Compa- ny's Board of Directors of the Plan of Liquidation and Dissolution (subject in each case to obtaining the necessary stockholder approval), see "Reasons for the Proposed Sale and Adoption of the Plan" and "Events Preceding the Proposed Sale and the Role of AmTech Associates."

Purpose of the Proposed
Sale and Plan
 of Liquidation
 and                Dissolution....The  Company's  purpose of the proposed  sale and liquidation and dissolution of the Company is to enhance stockholder value by per- mitting the inherent value of the Company currently held by its stockholders in the form of Common Stock to be converted into cash at a price which the Board of Directors has determined is fair to, and in the best interests of the stockholders. See "Reasons for the Proposed Sale and Adoption of the Plan" and "Plan of Liquidation and Dissolution."

Recommendation of the
 Board .............

                    The Board has concluded that the terms of the proposed sale and Plan of Liquidation and Dissolution are fair to, and in the best inter- ests of, the holders of the Company's Common Stock. Accordingly, the Board has approved and adopted the proposed sale and Plan of Liquidation and Dissolution. The Board recommends a vote "FOR" the authorization and approval of the sale of substantially all of the Company's operating assets, subject to certain liabilities, to GE Acq. Corp. including amending the Company's Certificate of Incorporation to change the Company's name to "TRNL Corp.", and the adoption of the Plan of Liquidation and Dissolution (Proposal One). For a discussion of the factors considered by the Board in making its recommendation, see "Reasons for the Proposed Sale and Adop- tion of the Plan."

Opinion of Financial
Advisor   ......... Houlihan,  Lokey,  Howard & Zukin Financial  Advisors,  Inc.
                    ("Hou- lihan Lokey") delivered its opinion to the Board on August 1, 1997 to the effect that the consideration being paid to the Company for its assets including its operating business and the consideration to be received by the shareholders of the Company in connection with the proposed transaction is fair to them from a financial point of view. The full text of the written opinion of Houlihan Lokey, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Exhibit D and is incorporated herein by reference. Stockholders are urged to, and should, read such opinion in its entirety. See "Opinion of Financial Advisor."

THE PROPOSED TRANSACTION
Asset Purchase
Agreement  ......   On October 31,  1997,  the Company and two of its  principal offic- ers, Steven J. Wilk (its president) and Jay A. Smolyn
                    (its  vice  presi-  dent,  operations)  (collectively,   the
                    "Primary Shareholders") executed an Asset Purchase Agreement with GE Acq.  Corp.  provid- ing for the sale by the Company to GE  Acq.  Corp.  of  substantially  all of its  operating assets,  subject  to  certain  liabilities,  for a maxi- mum
                    $20,500,000  cash purchase price (the "Asset Purchase Agree-
                    ment").  The Assets to be sold  (subject  to trade  accounts payable related to the operations  being sold, such payables being  assumed  by GE  Acq.  Corp.)  include  the  Company's
                    Accounts Receivable, Inventory, Other Property, the value of the Company's business as a going concern,  all rights under the Agreements related to the Com- pany's business and being assigned to the Buyer and "...all  other assets set forth or which should,  in accordance with GAAP (gener- ally accepted accounting  principles),  be set forth on a balance sheet of
                    Seller   (the   Company)   as  of  the   Closing   Date...."
                    Specifically excluded from the Assets being sold among other items  is the cash and  cash  equivalents  (excluding  petty cash) held by the Company or its agents,  banks, etc. on the
                    Closing   Date,   certain   unimproved   real   property  in
                    Mountainside,  New Jersey  sold by the  Company to cer- tain related  parties  and  the  proceeds  from  such  sale  (the
                    "Excluded  Real  Property"),   the  Company's  rights  under
                    employment contracts and employee benefit plans, employee loans receivable, the Compa- ny's corporate records and its tax assets (if any), certain automobiles owned by the Company, all life insurance policies maintained by the Company and all rights of the Company under the Asset
                    Purchase Agreement. The assets excluded from the sale, other than the cash and cash equivalents, are at times referred to collectively as the "Excluded Assets."

                    Of the $20,500,000 purchase price, an aggregate of $18,500,000 is payable to the Company at the Closing (the "Closing Payment") subject to downward adjustment by not more than $1,000,000 if at the Closing, the Company's Adjusted Net Worth is less than $10,500,000 but not less than $9,500,000. As a condition of the Closing, the Company must have an Adjusted Net Worth of $10,500,000 at the Closing Date (determined in accordance with GAAP but without including goodwill, deferred tax assets and deferred tax liabilities, liabilities related to the Company's Pension Plan, the Excluded Real Property and the other Excluded Assets). If the Company does not have an Adjusted Net Worth of at least $10,500,000 at the Closing Date but has an Adjusted Net Worth of at least $9,500,000, GE Acq. Corp. may, in its sole discretion, waive this condition and close based on the lower Adjusted Net Worth with the Closing Payment being reduced in an amount equal to the difference between $10,500,000 and such lower Adjusted Net Worth. At December 31, 1997, the Company's "Adjusted Net Worth" was approximately $10,900,000.

                    The $2,000,000 balance of the purchase price (the "Escrow Fund") will be held in escrow by Chase Manhattan Bank N.A. as Escrow Agent. One half of the Escrow Fund ($1,000,000 and referred to at times herein as the "General Deposit") will be held in escrow to insure the accuracy of the representations and warranties of the Company and the Primary Shareholders under the Asset Purchase Agreement and to insure compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement. The other $1,000,000 half of the Escrow Fund (the "TPP Deposit") will be held in escrow until resolution of issues related to the Company's Pension Plan. The Closing is subject to various conditions so that even if Proposal One is duly adopted by the Company's stockholders, no assurances can be given that the Closing of the sale will take place. See "The Proposed Sale-Asset Purchase Agreement."

Interests of Certain
 Persons in the
 Transaction  ......
                    In considering the recommendation of the Board of Directors with respect to the proposed sale and adoption of the Plan of Liquidation and Dissolution, stockholders should be aware that certain members of the Company's management and its Board of Directors have interests in the proposed sale that are in addition to the interests of the Company's stockholders generally. See "Interests of Certain Per- sons in the Transaction."
Plan of Liquidation and Dissolution (the "Plan") ......
                    IN THE EVENT THAT THE CLOSING OF THE SALE TO GE ACQ. CORP. DOES NOT TAKE PLACE, THE PLAN OF LIQUIDATION AND DISSOLUTION WILL NOT BE EFFECTUATED. However, if the Closing of the sale to GE Acq. Corp. does take place, the Board of Directors believes that it will be in the best interests of the Company's stockholders to liquidate the Company by distributing to them the Company's net assets through cash distributions and then to dissolve the Company. No assurances can be given that, as a consequence of the liquidation, holders of the Company's Common Stock will receive aggregate cash distributions per share which exceed the prices at which the Company's Common Stock has generally traded.

                    The Board of Directors presently intends to pay an initial cash distribution of between $2.30 and $2.50 per share to stockholders on a PRO RATA basis on or before December 31, 1998 (the "Initial Distribution") provided at such time, it is of the opinion that a contingency fund to be retained by the Company together with the Escrow Fund and an Excluded Real Property Receivable is adequate to operate the Company until dissolution as well as to provide for the Company's obligations, liabilities (actual and contingent) and expenses.

                    Pursuant to the Plan and provided the Closing occurs, the Company will effectively distribute all of its remaining assets to its stockholders through cash distributions, provided that assets undistributed by the fifth anniversary of the approval of the Plan by the Company's stockholders shall be transferred to a liquidating trust and thereafter shall be sold or otherwise disposed of on terms approved by its trustees. Assuming the Closing occurs, no further stockholder votes will be solicited with respect to approval of the specific terms of any asset sales approved by the then Board of Directors or, if applicable, the trustees of such liquidating trust. See "Plan of Liquidation and Dissolution."

Appraisal Rights ...Under the DGCL,  holders of the  Company's  Common Stock are not  entitled  to  appraisal  rights  for  their  shares  in connection with the sale to GE Acq. Corp. or the transactions contemplated by the Plan or to any similar dissenters' rights.

Certain Federal Income Tax
 Consequences       ......After  the  approval of the Plan and until the winding up of its affairs is  completed  and the  Company  ceases to exist, the Company will continue to be subject to tax on its taxable  income.  Stockholders  will  recognize gain or loss equal  to the  difference  between  (i) the  amount  of cash distributed  to them,  and (ii)  their  tax  basis for their shares of the Company's  Common Stock. A  stockholder's  tax basis in his or her shares will depend upon various  factors including the method of  acquisition  of such shares and the amount and nature of any distributions received with respect thereto.  Gain or loss  will be  computed  on a "per  share"
                    basis. The Company expects to make more than one liquidating
                    distribution,   each   of   which   will  be   allo-   cated
                    proportionately   to  each   share  of  stock   owned  by  a
                    stockholder.   Gain  will  be  recognized  by  reason  of  a
                    liquidating   distribution  only  to  the  extent  that  the
                    aggregate   value  of  such   distribution   and  any  prior
                    liquidating  distribution(s)  received by a stockholder with respect  to a share  exceeds  his or her tax  basis for that share.  Any loss will generally be recognized  only when the final  distribution  from the Company has been  received and
                    then  only  if  the  aggregate   value  of  the  liquidating
                    distributions  with  respect  to a share  is less  than  the stockholder's  tax basis for that  share,  as  adjusted  for
                    prior   distributions.   Gain  or  loss   recognized   by  a
                    stockholder will be capi- tal gain or loss provided the shares are held as capital assets. See "Certain Federal
                    Income Tax Consequences."

Future Operation of Company
 if Proposal One is not
 Approved by Stockholders
 or if the Proposed Sale Does
 Not Take Place  ...If Proposal  One is not approved by  stockholders  or if the sale to GE Acq. Corp. does not take place, the Board of Directors will continue the Company's present business operations and will also explore available alternatives for the future of the Company.

                       ACTION TO BE TAKEN AT THE MEETING

              PROPOSED SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S
               OPERATING ASSETS, SUBJECT TO CERTAIN LIABILITIES,
                   TO GE ACQ. CORP. AND PLAN OF LIQUIDATION
                         AND DISSOLUTION OF THE COMPANY

                                (PROPOSAL ONE)


OVERVIEW

     The Board is proposing for authorization and approval by stockholders at the Meeting, the proposed sale by the Company of substantially all of its operating assets, subject to certain liabilities, to GE Acq. Corp. in accordance with the terms of the Asset Purchase Agreement dated October 31, 1997 including amending the Company's Certificate of Incorporation to change the Company's name to "TRNL Corp.", and for adoption by its stockholders, the proposed Plan of Liquidation and Dissolution of the Company.

     EVEN IF THE REQUISITE STOCKHOLDER APPROVAL OF PROPOSAL ONE IS OBTAINED, IN THE EVENT THE SALE TO GE ACQ. CORP. IS NOT CONSUMMATED, THE CHANGE OF NAME AND THE PLAN WILL NOT BE EFFECTUATED.

     Attached to this Proxy Statement as Exhibits B and C, respectively, are copies of the Asset Purchase Agreement and the Plan. Although the material features of each are summarized below, the summaries do not purport to be complete and are subject in all respects to the specific provisions of the Asset Purchase Agreement and the Plan.


BUSINESS OF THE COMPANY

     The Company is principally engaged in the sale of computers and related equipment, principally "hardware," for local area networks ("LAN's") and personal computer ("PC") systems. The Company also realizes revenues based upon its provision of technical services (such as technical repair and maintenance, support and network integration) to its customers although such revenues have not been material as compared to revenues from sales of hardware.

     The hardware sold by the Company includes business and personal desktop computer systems manufactured by International Business Machines ("IBM"), Apple Computer, Inc. ("Apple"), Compaq Computer Corporation ("Compaq"), NEC Technologies, Inc. ("NEC"), AST Research ("AST"), Hewlett-Packard Company ("Hewlett-Packard"), Sun Microsystems, Inc. ("Sun") and Toshiba American Information Systems, Inc. ("Toshiba"); related peripheral products such as network products of Compaq, Novell, Inc. ("Novell"), Cisco Systems, Inc. ("Cisco"), and Banyan Systems, Inc. ("Banyan"); selected software products; wireless communication products; and supplies produced by other manufacturers. The Company does not manufacture or produce any of the hardware which it markets.

     The Company is currently an authorized dealer for Apple, AST, Compaq (including authorizations as a Compaq Enterprise Partner and a Compaq Certified Education Partner), Hewlett-Packard, IBM, NEC, Sun Microsystems, and Toshiba, Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Banyan, Cisco, Novell, and 3COM. The Company has received dealer authorization as an Airdata solutions provider for AT&T wireless services. In addition, the Company has entered into a Consulting Services Agreement with SAP America, Inc. ("SAP") under which SAP may use the Company in SAP's contracts as subcontractor for SAP related services. The Company also offers a variety of products manufactured by other companies including Okidata, and Hayes Microcomputer Products, Inc. Occasionally, the Company will order specific products to satisfy a particular customer requirement.

     Software sold by the Company includes software designed for general business applications as well as specialized applications such as research, pharmaceuticals, and education; software for desktop publishing; integrated packages; and entertainment software, such as video games.

     The Company provides a wide variety of network services, personal computer support, repair and standard equipment maintenance. These services, which are generally performed at customer sites, include LAN and PC hardware support, systems integration services, help desk services, asset management, relocation services, and installation or installation coordination. The Company's staff of specially trained system engineers and service technicians provide service and support on an on-call basis for file servers, personal computers, laptop computers, printers and other peripheral equipment. In addition, the Company's in-house technical staff performs system configurations to customize computers to the customers' specifications. The Company also provides authorized warranty service on the equipment it sells. The Company is an authorized service dealer for the following manufacturers: Apple, AST, Banyan, Compaq, Dell, Epson, Hewlett-Packard, IBM, NEC, Novell, and Sun.

     The Company seeks highly qualified personnel and employs experienced system engineers and technicians to whom it provides authorized manufacturer training on an on-going basis. During fiscal 1997, the Company continued the rapid expansion of its technical staff in response to the increased volume of equipment sales and the increasing complexity of the systems to be configured.

     In order to reduce its costs for computer and related equipment, in July 1990, the Company entered into a buying agreement with Connecting Point of America, Inc., a subsidiary of Intelligent Electronics, one of the largest computer aggregators in the United States. Intelligent Electronics recently was purchased by Ingram Micro, Inc., which assumed the earlier agreement. Under the agreement, the Company is able to purchase equipment of various manufacturers at discounts currently unavailable to it through other avenues. The agreement provides that the Company may terminate the arrangement upon sixty days notice. During fiscal 1997, the majority of the revenues generated by the Company from product sales were attributable to products purchased by the Company from Intelligent Electronics and then Ingram Micro, Inc. pursuant to the buying agreement. The balance of the Company's product sales were attributable to products purchased from a variety of sources on an as needed order basis.

     The majority of the Company's customers are commercial users located in the New Jersey - New York City metropolitan area. During fiscal 1997, one customer, Merck & Co., Inc. (the "Major Customer"), accounted for approximately 58% of the Company's revenues, and an affiliate of such customer accounted for 11% of the Company's revenues. The Major Customer and its affiliate accounted for approximately 50% and 19%, respectively of the Company's revenues in fiscal 1996, and approximately 34% and 17%, respectively, in fiscal 1995. The loss of the Major Customer would have a material adverse impact upon the Company if management could not replace the purchases of equipment and technical services with similar purchases from new accounts. No other customer accounted for more than 10% of the Company's revenues in fiscal 1997.

     The Company's executive, administrative and corporate sales office and its service center are located in Branchburg, New Jersey where the Company subleases an approximately 21,000 square foot building from W. Realty, a partnership consisting of John J. Wilk, the chairman of the board and treasurer, and Raymond
J. Rekuc, a director of the Company. The sublease is "net-net," expires by its terms in February 2001 and currently provides for a monthly rental of $16,112, escalating to $16,820 per month during the twelve-month period ending February 2000 and to $17,351 per month during the final twelve months. If the proposed transaction is consummated, GE Acq. Corp. will utilize the Branchburg premises through February 1999 and will be responsible for payment of the rent therefor to W. Realty of $16,112 per month. See "Interests of Certain Persons in the Transaction-John J. Wilk" as to the sale by the Company on November 11, 1997 to
W. Realty of certain Excluded Real Property and as to the credit extended to the Company by W. Realty in connection therewith of the $410,000 of rent payable by the Company over the final two years of the sublease.


BUSINESS OF THE BUYER

     GE Acq. Corp., a Delaware corporation, is a wholly-owned subsidiary of GE Capital Information Technology Solutions, Inc. ("GECITS"). GE Acq. Corp. was organized in 1996 as a vehicle for the purchase by GECITS of the assets of other entities.

     GECITS is a leading vendor-independent supplier of comprehensive, fully integrated information technology solutions. With operations in the United States, Canada, Latin America, Europe and Australia and nearly ten thousand employees, GECITS delivers high-quality hardware, software and related support services to commercial and government organizations, including educational institutions, to help them plan, acquire, implement, manage and refresh their information systems.

     Dealing principally with desktop and client/server solutions, GECITS is a reseller of IBM, Compaq and Cisco Systems products. It also operates distribution businesses for Windows and Windows/NT platforms and the UNIX market as a Sun Microsystems and Silicon Graphics distributor. It also resells numerous other products and distributes the products of other technology vendors.

     GECITS is organized into multiple strategic business units, including consulting, distribution and US government sales. In addition to designing, configuring and installing information solutions, GECITS provides on-site equipment maintenance, remote network management, help desk and full life-cycle services.

     GECITS is one of 27 business units of GE Capital Services, a wholly-owned subsidiary of the General Electric Company.


REASONS FOR THE PROPOSED SALE AND ADOPTION OF THE PLAN

     There has been a continual decline in personal computer sales prices over at least the past five years. From 1992 through the present, management believes that the annual decrease in personal computer prices has averaged in excess of 20%. Calendar 1997 also saw the introduction of personal computers selling at a retail sales price of less than $1,000. As a result, at September 1997, the Company's gross profit margins for hardware sales had been reduced to the 4% to 6% range in many instances. Furthermore, due to its lower level of purchases as compared with certain of the larger distributors, the Company is required by certain manufacturers (e.g., IBM, Compaq, Hewlett-Packard) to purchase their products from integrators rather than directly from the manufacturer. With respect to hardware products purchased from such integrators, the Company's gross profit margins have been further reduced.

     Management has also observed certain other negative trends in the industry. Various hardware manufacturers have announced that they are currently reviewing the advantages of dealing directly with the end user community. Dell Computer Company, which has experienced significant success over the past several years, currently sells directly to end users. Apple has recently announced that it intends to emulate Dell in this regard. Selling directly to end users (thereby bypassing distributors such as the Company) allows the manufacturer to reduce its costs of distribution and contributes to the declining prices for personal computers.

     A number of the Company's customers have recently indicated that they anticipate the need to reduce their PC vendor base in an effort to reduce their overall costs of administration. These customers have advised that they may in the future give preferential treatment to those vendors which can provide distribution and support services on a nationwide scale (which the Company is unable to provide).

     Another negative trend in the industry is the fact that a number of PC manufacturers whose products are offered by the Company, have commenced to recommend the largest resellers of their products as their warranty service providers of choice which may, if the trend continues, have a material adverse effect on the Company's ability to generate future service revenues.

     In addition, management attributes a significant part of the Company's profitability in recent years to its ability to hire what it perceives to be some of the most qualified engineers and technicians in its industry. During the last three years, management has experienced significant difficulties in hiring and staffing due to the fact that many organizations, both in and out of the industry, have been hiring the same people by offering higher salaries and greater growth opportunities. In addition, salaries for many of the Company's engineers and technicians have been increasing at an approximately 15% annual rate over the past three years rendering it increasingly difficult for the Company to generate profits from existing support contracts.

     Against these developing negative trends, management has observed that a number of the large industry distributors of PC products (such as GE Acq. Corp's affiliates) are presently acquiring smaller distributors similar to the Company, indicating industry consolidation. The Company's Board of Directors has determined that while the opportunity is being presented at the present time to sell the Company's operations to GE Acq. Corp. at what the Board regards is a fair price, no assurance can be given that a similar opportunity will be available in the future.


EVENTS PRECEDING THE PROPOSED SALE AND THE ROLE OF AMTECH ASSOCIATES

     In January 1997, the Company's president contacted AmTech Associates Inc. ("AmTech"), an unaffiliated business broker, to find a purchaser for the Company's operating business. AmTech has advised that it contacted approximately six potential purchasers as well as GECITS but that not one of the entities approached other than GECITS made an offer to effect the purchase. Furthermore, management did not receive any offer from any other source to purchase the Company during 1997 or subsequent thereto. In connection with its engagement, AmTech prepared an informational brochure concerning the Company and rendered other services as well. If the Closing takes place, AmTech will be paid a $470,000 fee by the Company for its services (reduced by 2% of the difference between the maximum $20,500,000 purchase price and the purchase price actually paid).


THE PROPOSED SALE-ASSET PURCHASE AGREEMENT

     On October 31, 1997, the Company and two of its principal officers, Steven
J. Wilk (its president) and Jay A. Smolyn (its vice president, operations) (collectively, the "Primary Shareholders") executed an Asset Purchase Agreement with GE Acq. Corp. providing for the sale by the Company to GE Acq. Corp. of substantially all of its operating assets, subject to certain liabilities, for a maximum $20,500,000 cash purchase price (the "Asset Purchase Agreement"). GE Acq. Corp. is a Delaware corporation formed in 1996 and is a wholly-owned subsidiary of GE Capital Information Technology Solutions, Inc. ("GECITS"). GECITS is an affiliate of GE Capital Services which in turn is a wholly-owned subsidiary of General Electric Company.

     Public announcement of the execution of the Asset Purchase Agreement was disseminated by the Company and by GECITS on October 31, 1997. On October 30, 1997, the trading day immediately preceding the date of the announcement, the high and low sales prices for the Company's Common Stock in the over-the-counter market were $2.8125 and $2.50 respectively.

     The Assets to be sold (subject to trade accounts payable related to the operations being sold, such payables being assumed by GE Acq. Corp.) include the Company's Accounts Receivable, Inventory, Other Property, the value of the Company's business as a going concern, all rights under the Agreements related to the Company's business and being assigned to the Buyer and "...all other assets set forth or which should, in accordance with GAAP (generally accepted accounting principles), be set forth on a balance sheet of Seller (the Company)
as of the Closing  Date...."  Specifically  excluded  from the Assets being sold among other items is the cash and cash equivalents (excluding petty cash) held by the Company or its agents, banks, etc. on the Closing Date, certain unimproved real property in Mountainside, New Jersey sold by the Company to certain related parties as hereinafter described and the proceeds from such sale (the "Excluded Real Property"), the Company's rights under employment contracts and employee benefit plans, employee loans receivable, the Company's corporate records and its tax assets (if any), certain automobiles owned by the Company, all life insurance policies maintained by the Company and all rights of the Company under the Asset Purchase Agreement. The assets excluded from the sale, other than the cash and cash equivalents, are at times referred to collectively as the "Excluded Assets."

     Of the $20,500,000 purchase price, an aggregate of $18,500,000 (the "Closing Payment") is payable to the Company at the Closing subject to downward adjustment by not more than $1,000,000 if at the Closing, the Company's Adjusted Net Worth is less than $10,500,000 but not less than $9,500,000. As a condition of the Closing, the Company must have an Adjusted Net Worth of $10,500,000 at the Closing Date (determined in accordance with GAAP but without including goodwill, deferred tax assets and deferred tax liabilities, liabilities related to the Company's Pension Plan, the Excluded Real Property and the other Excluded Assets). If the Company does not have an Adjusted Net Worth of at least $10,500,000 at the Closing Date but has an Adjusted Net Worth of at least $9,500,000, GE Acq. Corp. may, in its sole discretion, waive this condition and close based on the lower Adjusted Net Worth with the Closing Payment being reduced in an amount equal to the difference between $10,500,000 and such lower Adjusted Net Worth. At December 31, 1997, the Company's "Adjusted Net Worth" was approximately $10,900,000.

     The $2,000,000 balance of the purchase price (the "Escrow Fund") will be held in escrow by Chase Manhattan Bank N.A. as Escrow Agent. One half of the Escrow Fund ($1,000,000 and referred to at times herein as the "General Deposit") will be held in escrow to insure the accuracy of the representations and warranties of the Company and the Primary Shareholders under the Asset Purchase Agreement and to insure compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement. The Company and the Primary Shareholders have also agreed to indemnify the Buyer, its shareholders and their officers and directors from any claims or losses with respect thereto. In addition, they have agreed to purchase any of the Company's Accounts
Receivable sold to GE Acq. Corp. which remain uncollected 180 days after the Closing, provided that if they fail to do so, the payment may be made from the General Deposit. If no claim to the contrary is made by GE Acq. Corp., the General Deposit will be transferred by the Escrow Agent to the Company together with accrued interest within 45 days following the first anniversary of the Closing Date. The other $1,000,000 half of the Escrow Fund (the "TPP Deposit") will be held in escrow until resolution of issues related to the Company's

Pension Plan. The Plan was adopted in 1981 as a defined benefit plan. In 1989, various actions were taken to terminate the Plan, to convert it to a defined contribution plan and to freeze benefit accruals. However, no filing for plan termination was made with the Pension Benefit Guaranty Corporation ("PBGC"), although the Company continued to treat benefit accruals under the Plan as frozen in accordance with a Plan Amendment and a corresponding notice to participants. Additionally, a final amended and restated plan document incorporating the foregoing amendments and other required amendments including those required by the Tax Reform Act of 1986 do not appear to have been properly adopted. In addition, since 1989, it appears that certain operational violations occurred in the administration of the Plan including the failure to obtain spousal consents in certain instances when required. The Company currently intends to (i) take corrective action under the IRS Walk-in Closing Agreement Program ("CAP"), (ii) apply for a favorable determination letter with respect to the Plan from the IRS, and (iii) terminate the Plan. Under CAP, the Company will be subject to a monetary sanction (which could range from $1,000 to approximately $40,000). In addition, the Company will be required to correct, retroactively, operational violations, and to pay any resulting excise taxes and PBGC premiums and penalties that may be due. Special counsel has advised management that although it believes the Company will incur some liability in connection with the correction of such operational violations, it is not possible to estimate the potential amount of or the range of liability at this time. Such counsel also advised that depending on the corrections required, such liability could range from an insignificant amount to a material amount, but that due to the uncertainties involved, any estimate in dollar terms or the range of any such liability would be speculative and potentially misleading. The TPP Deposit may be utilized to satisfy various types of payments required to be made in order to resolve open issues related to the Pension Plan and also to satisfy loss or liability (if any) of GE Acq. Corp. with respect to the Pension Plan. To the extent that the TPP Deposit is insufficient to satisfy any loss or liability of GE Acq. Corp. with respect to the Pension Plan, all other assets of the Company including any portion of the General Deposit paid to the Company will be subject to such claims. Upon final resolution of the issues related to the Company's Pension Plan and satisfaction from the TPP Deposit of any liabilities thereunder including any loss or liability incurred by GE Acq. Corp. with respect to the Pension Plan, any remaining funds of the TPP Deposit, including accrued interest (the "TPP Balance"), will be transferred by the Escrow Agent to the Company. After transfer by the Escrow Agent to the Company, the TPP Balance will be an unrestricted asset of the Company subject to any claims including claims of GE Acq. Corp. for breaches by the Company and the Primary Shareholders of their representations, warranties, covenants and agreements under the Asset Purchase Agreement. The TPP Deposit may be reduced (in which event the Closing Payment will be increased in an amount equal to such reduction), if prior to the Closing Date, the Company and GE Acq. Corp. agree to such reduction.


     The Closing is subject to various conditions including among others, the Company having the requisite Adjusted Net Worth on the Closing Date as described above; the absence of any material adverse change in the business, assets or financial condition of the Company from June 30, 1997 to the Closing Date; the execution and delivery on the Closing Date by the Primary Shareholders of employment contracts with GECITS as hereinafter described; the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to filings made by the Company and GE Acq. Corp. under the HSR Act; the release of all liens or security interests on the Company's Assets being sold; the cancellation of each employment agreement to which the Company is a party; a physical audit of the Company's Inventory conducted immediately prior to the Closing Date being reasonably satisfactory to GE Acq. Corp.; the lease for the Company's principal facility in Branchburg, New Jersey being assigned to GE Acq. Corp. or satisfactory alternative provisions permitting the use of such premises being made; and the Asset Purchase Agreement and all other matters necessary to effectuate the transactions provided for therein being approved and adopted at a duly called Special Meeting by the affirmative vote of at least a majority of the Company's outstanding Common Stock.


     The Asset Purchase Agreement has been amended to provide that the obligations of the Company and the Primary Shareholders on the one hand, and GE Acq. Corp. on the other, to consummate the sale and purchase are subject to the condition that no later than 24 hours prior to the Special Meeting of Stockholders, the Major Customer and its affiliates shall not have entered into business arrangements with a person or entity other than the Company or GE Acq. Corp. or its affiliates with respect to substantially all of the business that such Major Customer and its affiliates previously conducted with the Company. At the present time, GE Acq. Corp. intends to abandon the proposed purchase if such event occurs.

OPINION OF FINANCIAL ADVISOR

     On August 1, 1997, Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") delivered its written opinion to the Board of Directors that the consideration being paid to the Company for its assets including its operating business and the consideration to be received by the shareholders of the Company in connection with the proposed transaction (the "Transaction") is fair to them from a financial point of view. Houlihan Lokey did not opine with respect to the fairness of the consideration to be received by the Company for a
6.32 acre tract of unimproved real property in Mountainside, New Jersey (the "Excluded Real Property") but relied on the Hannoch Appraisal hereinafter described in order to assess the value of the Company, taken as a whole. (See "Interests of Certain Persons in the Transaction - John J. Wilk.")

     The full text of this written opinion (the "Fairness Opinion") which includes a description of the procedures followed, the matters considered and the assumptions made by Houlihan Lokey in arriving at its opinion is attached as Exhibit D to this Proxy Statement and should be carefully read in its entirety. The Fairness Opinion does not constitute a recommendation to any stockholder to vote his shares in favor of Proposal One.

     In developing the fairness opinion, Houlihan Lokey, among other things:

   1.reviewed the Company's annual report to shareholders on Form 10-K for the fiscal year ended 1996 and quarterly reports on Form 10-Q for four quarters including the quarter ended March 31, 1997, which the Company's management identified as being the most current financial statements available;

   2.reviewed a draft of the Asset  Purchase  Agreement and Exhibits  between GE
     Acq. Corp. and the Company dated as of June 10, 1997;

   3.reviewed an appraisal of the Company's land held for development performed by Hannoch Appraisal dated April 14, 1997;

   4.met with certain members of senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company to discuss certain matters;

     5. visited certain facilities and business offices of the Company;

   6.reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended June 30, 1997 through 2000;

     7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

   8.reviewed certain other publicly available financial data for certain companies that they deemed comparable to the Company, and publicly available prices and premiums paid in other transactions that they considered similar to the Transaction; and

   9.conducted such other studies, analyses and inquiries as they deemed appropriate including reviewing industry studies regarding business trends in the Company's industry.

     In determining whether or not the consideration to be paid by GE Acq. Corp. pursuant to the proposed Transactions is fair, from a financial point of view, to the stockholders of the Company, Houlihan Lokey utilized accepted valuation methodologies, including the market capitalization and discounted cash flow approaches.

     The market capitalization approach is a method of determining the fair market value of a company by determining a level of earnings which is considered to be representative of the future operating performance of the company and capitalizing this level at a selected multiple. Comparable public companies are selected for comparison purposes and a risk analysis is performed. The selection of appropriate multiples for the company is made based on this comparative risk analysis and a thorough analysis of the comparable market multiples. Capitalizing the representative levels at the selected multiple determines the company's total invested capital. Certain adjustments for nonoperating assets and interest bearing debt are made to determine the fair market value of the company's equity.

     Houlihan Lokey reviewed and compared the financial operating and market performance of the following group of twelve companies with that of the Company:
AlphaNet Solutions, Inc., ATEC Group, Inc., CompuCom Systems, Inc., Dataflex Corp., Ingram Micro, Inc., Intelligent Electronics, Inc., Merisel, Inc., Southern Electronics Corp., Tech Data Corp., InaCom Corp., MicroAge Inc., and Vanstar Corp. (the "Comparable Group"). Houlihan Lokey examined certain publicly available or estimated financial data of the Comparable Group, including total revenue, total assets, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), interest-bearing debt and net income. Houlihan Lokey also reviewed market data, including various trading multiples such as stock price to earnings per share, enterprise value to EBIT and enterprise value to EBITDA. Houlihan Lokey also considered other financial data (including margins and growth rates) as well as certain operating information for the Comparable Group. This analysis resulted in a range of aggregate common equity values of $7.9 million to $15.3 million. Houlihan Lokey's analysis indicated that for the publicly traded companies, the total enterprise value (TIC) to EBIT multiples ranged from 5.0 to 17.6 and the TIC to EBITDA multiples ranged from 3.8 to 14.7. The implied TIC/EBIT and TIC/EBITDA multiples for the Company based on a $20,500,000 purchase price are
19.9 and 14.0, respectively.

     The discounted cash flow approach is another method of determining the value of an operating enterprise. This approach entails determining the appropriate cash flows to discount, based upon projected income statements and balance sheets for the enterprise. An appropriate discount rate for the enterprise's projections is selected based upon an analysis of alternative investments, including public company discount rates. The terminal value, which is the value of the enterprise at the end of the projected period, is determined by using a market capitalization approach. The summation of the discounted value of the projected periods and the discounted value of the terminal value determines the enterprise's total invested capital. Similarly, to determine the fair market value of the enterprise's equity, adjustments for nonoperating assets and interest bearing debt are made.

     Using the discounted cash flow analysis, Houlihan Lokey estimated the present value of the future cash flows that the Company could be expected to produce over a three-year period from 1997 through 2000, under various assumptions and in accordance with management forecasts and estimates as to future performance. Houlihan Lokey determined a common equity market value reference range for the Company by adding (i) the present value (using discount rates of 16.5% to 18.5% as determined on the basis of a comparison to industry weighted average costs of capital) of the three-year unleveraged free cash flows of the Company and (ii) the present value of the Company's 2000 terminal value. The terminal values were determined by multiplying 2000 projected EBITDA by a range of multiples determined based on comparable companies (ranging from 9 times to 11 times). This resulted in a range of aggregate common equity values of $6.1 million to $7.1 million.

     Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to them had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of the Company and that there had been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to them. Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to them with respect to the Company and did not assume any responsibility with respect to it. Houlihan Lokey did not make any independent appraisal for any of the properties or assets of the Company. The opinion was based on business, economic, market and other conditions that existed and that could be evaluated by Houlihan Lokey as of August 1, 1997. The opinion of Houlihan Lokey did not address the Company's underlying business decision to effect the proposed Transaction.

     The Company has agreed to pay Houlihan Lokey a fee of $75,000 for its services in connection with the proposed Transaction including its rendering of the opinion dated August 1, 1997 relating to the proposed Transaction referred to above. This fee is payable whether or not the proposed Transaction is consummated. The Company has also agreed to reimburse Houlihan Lokey for its out-of-pocket expenses and to indemnify Houlihan Lokey against certain liabilities, including liabilities under the federal securities laws, that may arise in connection with the proposed Transaction.

     Houlihan Lokey did not participate in the structuring or negotiating of the proposed Transaction or the form or amount of the consideration to be paid therefor.

     The Board of Directors of the Company retained Houlihan Lokey on the basis of the firm's reputation, experience and familiarity with the Company's industry and with merger and acquisition transactions. As part of its investment and financial advisory business, Houlihan Lokey is regularly engaged in the valuation of businesses in connection with mergers and acquisitions and for corporate and other purposes. Houlihan Lokey is a nationally recognized firm which has provided investment banking services to numerous clients for more than twenty years.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     In considering the recommendation of the Board of Directors with respect to the proposed sale and Plan of Liquidation and Dissolution, stockholders should be aware that certain members of the Company's management and its Board of Directors have interests in the proposed sale that are in addition to the interests of the Company's stockholders generally.

     STEVEN J. WILK-is the president, chief executive officer and a director of the Company. He is the son of John J. Wilk, chairman of the board and the brother of Susan Wilk-Cort, a director of the Company. He is also the beneficial owner of 393,500 shares representing approximately 8% of the outstanding shares of the Company's Common Stock. As a condition of the Closing, the Buyer has required that Steven J. Wilk, as well as Jay A. Smolyn (the Company's vice president-operations and a director), each agrees effective on the Closing Date, to the cancellation of his current employment agreement with the Company, and that each executes a new employment agreement at the Closing with GE Acq. Corp.'s parent, GECITS. See "Management Remuneration" herein as to the terms of Steven J. Wilk's current employment agreement. Assuming the Closing takes place, Steven J. Wilk has agreed to the cancellation of his current employment agreement at the Closing and has also agreed to waive his rights to any future payments thereunder including termination payments as well as his rights to any bonuses thereunder for periods subsequent to December 31, 1997.

     The new employment agreement to be executed at the Closing by Steven J. Wilk with GECITS will be for a three-year term and will provide for his employment in a managerial capacity on a full-time basis as an area vice president of GECITS. Pursuant to the new employment agreement, Steven J. Wilk will be paid a Base Salary of $150,000 per annum. In addition, Steven J. Wilk will also receive a special signing bonus of $150,000, a portion or all of which is required to be repaid by him if he voluntarily terminates his employment during the term of the new employment agreement other than for cause, or if his employment is terminated by GECITS for cause. The new employment agreement will also provide for a performance bonus not to exceed $80,000 in the first year contingent upon Steven J. Wilk achieving a successful consolidation of the Company's operations with GECITS' New Jersey and Maryland operations and is also contingent upon achieving certain expense reductions. Steven J. Wilk would also be eligible for performance bonuses of not less than $80,000 in each of the following two years if standards and goals not yet specified are achieved. The new agreement will also entitle Steven J. Wilk to participation in GECITS' employee benefit plans established for the benefit of its employees and/or established in general for its executives and key employees. Steven J. Wilk will also be subject to certain non-competition restrictions from competing with GECITS' business.

     As a "Primary Shareholder," Steven J. Wilk (as well as Jay A. Smolyn) has joined the Company in making the various representations and warranties concerning the Company's business operations and financial condition contained in the Asset Purchase Agreement and has agreed to indemnify GE Acq. Corp., its shareholders and their officers and directors from any claims or losses based on material breaches of such representations and warranties or based upon failure of compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement. Assuming that he is re-elected as a director of the Company at the Meeting, Steven J. Wilk will continue to serve as a director of the Company. See Proposal Two.

     JAY A.  SMOLYN-is  the  vice  president-operations  and a  director  of the
Company. He is also the beneficial owner of 85,000 shares representing approximately 2% of the outstanding shares of the Company's Common Stock. As a condition of the Closing, the Buyer has required that Mr. Smolyn, as well as Steven J. Wilk, each agrees effective on the Closing Date, to the cancellation of his current employment agreement with the Company, and that each executes a new employment agreement at the Closing with GECITS. See "Management Remuneration" herein as to the terms of Jay A. Smolyn's current employment agreement. Assuming the Closing takes place, Jay A. Smolyn has agreed in consideration for the payment to him by the Company of $25,000, to the cancellation of his current employment agreement at the Closing and to the waiver of his rights to any future payments thereunder including termination payments as well as his rights to any bonuses thereunder for periods subsequent to December 31, 1997.

     The new employment agreement to be executed at the Closing by Jay A. Smolyn and GECITS will be for a three-year term and will provide for his employment in a managerial capacity on a full-time basis under the title "Director of Technical Services." Pursuant to the new employment agreement, Mr. Smolyn will be paid a Base Salary of $100,000 per annum. Mr. Smolyn will also be eligible for a performance bonus of up to $60,000 for each year of the agreement provided various business objectives, still to be determined, are achieved. Mr. Smolyn will also be subject to certain non-competition restrictions from competing with GECITS' business.

     As a "Primary Shareholder," Jay A. Smolyn (as well as Steven J. Wilk) has joined the Company in making the various representations and warranties concerning the Company's business operations and financial condition contained in the Asset Purchase Agreement and has agreed to indemnify GE Acq. Corp., its shareholders and their officers and directors from any claims or losses based on material breaches of such representations and warranties or based upon failure of compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement. Assuming that he is re-elected as a director of the Company at the Meeting, Jay A. Smolyn will continue to serve as a director of the Company. See Proposal Two.

     JOHN J. WILK-is the chairman of the board and the treasurer of the Company. He is the father of Steven J. Wilk and of Susan Wilk-Cort. John J. Wilk is also the beneficial owner of 174,550 shares representing approximately 3% of the outstanding shares of the Company's Common Stock. John J. Wilk serves as a consultant to the Company pursuant to a consulting agreement which is due to expire at the end of fiscal 2000 providing for annual compensation of $15,000. Assuming the Closing takes place, John J. Wilk has agreed to the cancellation of his consulting agreement.

     John J. Wilk and Raymond J. Rekuc, a director of the Company, are the sole partners of W. Realty, a partnership which subleases to the Company, the approximately 21,000 square foot facility in Branchburg, New Jersey serving as the Company's executive, administrative, corporate sales offices and service center. The sublease is "net-net," expires by its terms in February 2001 and provides for a monthly rental of $15,492, escalating to $16,112 per month during the twelve-month period ending February 1999, to $16,820 per month during the following twelve months and to $17,351 per month during the final twelve months. With respect to the twelve-month period ending February 1999, GE Acq. Corp. will utilize the Branchburg premises and will be responsible for payment of the rent therefor to W. Realty of $16,112 per month.

     Excluded from the sale to GE Acq. Corp. is an approximately 6.32 acre tract of unimproved real property in Mountainside, New Jersey owned by the Company since 1979 (the "Excluded Real Property") and any net cash or other consideration which the Company receives therefor prior to the Closing. The Company ordered and obtained an appraisal of the Excluded Real Property from Hannoch Appraisal Company, Livingston, New Jersey dated April 14, 1997, valuing the Excluded Real Property at $1,000,000. GE Acq. Corp. refused to increase the purchase price by the appraised value of the Excluded Real Property and indicated, due to environmental concerns, that it had no interest in purchasing such property. On November 11, 1997, the Company sold the Excluded Real Property for its appraised value of $1,000,000 to W. Realty. The purchase price was paid through a credit extended by W. Realty for the $410,000 of rent payable by the Company over the final two years of the said sublease and through the issuance by W. Realty of a $590,000 promissory note payable to the Company in principal installments of $150,000 in February 1998 and $440,000 in November 1998. The note bears interest at the rate of 8% per annum and is secured by a mortgage on the Excluded Real Property.

     Assuming that he is re-elected as a director of the Company at the Meeting, John J. Wilk will continue to serve as a director of the Company. See Proposal Two.

     RAYMOND J. REKUC-is a director of the Company as well as chairman of the audit committee and a member of the compensation committee. He and John J. Wilk are the sole partners of W. Realty which subleases its Branchburg, New Jersey facilities to the Company and which purchased the Excluded Real Property from the Company as described above.

     Assuming that he is re-elected as a director of the Company at the Meeting, Mr. Rekuc will continue to serve as a director of the Company. See Proposal Two.

     SUSAN WILK-CORT-is a director of the Company. She is the daughter of John
J. Wilk and the sister of Steven J. Wilk. She is also the beneficial owner of 78,200 shares representing approximately 1% of the outstanding shares of the Company's Common Stock. Susan Wilk-Cort has been employed by the Company since November 1987. The Board of Directors has determined that if the Closing takes place and if Mrs. Cort is not offered employment by GE Acq. Corp. or its parent on reasonably satisfactory terms, the Company will make a $100,000 severance payment to her. Assuming that she is re-elected as a director at the Meeting, Ms. Wilk-Cort will continue to serve as a director of the Company. See Proposal Two.

     MARK STANOCH AND ANNETTE STANOCH-Mark Stanoch was the Company's vice president, sales until his resignation effective December 31, 1997. His wife, Annette Stanoch is the Company's vice president, planning.

They are the beneficial owners of an aggregate 167,000 shares representing approximately 3% of the outstanding shares of the Company's Common Stock. As a condition of the Closing, the Buyer required that Mr. and Mrs. Stanoch agree effective on or before the Closing Date, to the cancellation of his and her employment agreements with the Company. See "Management Remuneration" herein as to the terms of such agreements. Mr. Stanoch resigned all positions with the Company effective December 31, 1997 and is not entitled to any further payments with respect to periods subsequent to such date. Mrs. Stanoch has agreed to the cancellation at the Closing of her employment agreement and to the waiver of her rights to any future payments thereunder including termination payments, as well as to any bonuses thereunder for periods subsequent to December 31, 1997, in consideration for the payment by the Company to her of $25,000.


ANTICIPATED ACCOUNTING TREATMENT

     The transaction will be accounted for as a sale by the Company and as a purchase by GE Acq. Corp. The difference, if any, between the fair market value of the net assets of the Company being purchased and the amount paid therefor will presumably be recorded by GE Acq. Corp. on its financial statements as goodwill.


CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

     The Company's sale of its operating assets to GE Acq. Corp. will be primarily taxed as a capital gain based upon the difference between the net proceeds realized and the Company's adjusted basis for the assets sold, net of available net operating loss carryforwards. There will be no federal or state income tax consequences resulting from the sale to the holders of the Company's Common Stock (although there will be income tax consequences to them upon distributions made to them in connection with the liquidation and dissolution of the Company as hereinafter described). See "Pro Forma Adjusted Financial Statements."


APPRAISAL RIGHTS

     Under Delaware law, holders of the Company's Common Stock are not entitled to appraisal rights for their shares in connection with the proposed sale of the Company's operating assets (or in connection with the proposed liquidation and dissolution) or to any similar dissenters' rights.


PLAN OF LIQUIDATION AND DISSOLUTION


IN THE EVENT THAT THE CLOSING OF THE SALE TO GE ACQ. CORP. DOES NOT TAKE PLACE,
        THE PLAN OF LIQUIDATION AND DISSOLUTION WILL NOT BE EFFECTUATED

     However, if the Closing of the sale of substantially all of the Company's operating assets, subject to certain liabilities, to GE Acq. Corp. does take place, the Board of Directors believes that it will be in the best interests of the Company's stockholders to liquidate the Company by distributing to them the Company's net assets through cash distributions and then to dissolve the Company. No assurances can be given that, as a consequence of the liquidation, holders of the Company's Common Stock will receive aggregate cash distributions per share which exceed the prices at which the Company's Common Stock has generally traded. In the event of insufficient cash amounts being available for liquidation distributions, stockholders could be adversely affected. See "Contingency Reserve; Liquidating Trust" and "Pro Forma Adjusted Financial Statements."

     The Board of Directors presently intends to pay an initial cash distribution of between $2.30 and $2.50 per share to stockholders on a PRO RATA basis on or before December 31, 1998 (the "Initial Distribution") provided at such time, it is of the opinion that the Contingency Reserve hereinafter defined is adequate to operate the Company until dissolution as well as to provide for the Company's obligations, liabilities (actual and contingent) and expenses. Depending on their tax basis for their shares, stockholders may be required to recognize gain for tax purposes upon receipt of distributions in liquidation and upon the transfer of any undistributed assets to a liquidating trust. See "Liquidating Distributions," "Certain Federal Income Tax Consequences" and "Pro Forma Adjusted Financial Statements."

     Pursuant to the Plan and provided the Closing occurs, the Company will effectively distribute all of its remaining assets to its stockholders through cash distributions, provided that assets undistributed by the fifth anniversary of the approval of the Plan by the Company's stockholders shall be transferred to a liquidating trust and thereafter shall be sold or otherwise disposed of on terms approved by its trustees.Assuming the Closing occurs, no further stockholder votes will be solicited with respect to approval of the specific terms of any asset sales approved by the then Board of Directors or, if applicable, the trustees of such liquidating trust.

     Subject to payment or provision for payment of the Company's indebtedness and other obligations (to the extent not assumed by GE Acq. Corp.), as well as tax liabilities, the cash proceeds from the Company's sale to GE Acq. Corp., together with any other available cash, will be distributed from time to time on a PRO RATA basis to the holders of the Company's Common Stock on record dates selected by the Board for such distributions. In addition to the $2,000,000 Escrow Fund to be established in connection with the sale to GE Acq. Corp., the Board of Directors has determined to establish a contingency fund of approximately $400,000 which it believes, together with funds attributable to payment of the $590,000 note delivered to the Company in connection with its sale of the Excluded Real Property (the "Excluded Real Property Receivable"), will be sufficient to operate the Company until dissolution, and which, together with the Escrow Fund, it believes will be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged immediately after the Closing. The contingency fund, the Excluded Real Property Receivable and the Escrow Fund are at times collectively referred to as the "Contingency Reserve." The net balance, if any, of the Contingency Reserve remaining (including interest earned on cash in the Contingency Reserve) after payment, provision or discharge of all liabilities, expenses and obligations, also will be distributed to the Company's stockholders PRO RATA or to the liquidating trust. Although the Company presently intends to pay the Initial Distribution on or before December 31, 1998, no assurances can be given that available cash at such time together with the Contingency Reserve will be adequate in the Board's judgment to provide for the Company's obligations, liabilities, expenses and claims as well as to fund such distribution. In addition, the Company may, as authorized by the Board of Directors, repurchase shares of Common Stock in open market purchases. Such purchases would decrease amounts distributable to remaining stockholders if the Company were to pay amounts in excess of the per share values ultimately distributable in respect of the shares purchased and would increase amounts distributable to remaining stockholders if the Company were to pay amounts less than the per share values ultimately distributable in respect of such shares. See "Liquidating Distributions," "Contingency Reserve; Liquidating Trust" and "Pro Forma Adjusted Financial Statements."

     If all the Company's assets are not sold or distributed prior to the fifth anniversary of the approval of the Plan by the Company's stockholders, the Company shall transfer any assets not sold or distributed (including any Contingency Reserve) to a liquidating trust. In the event a liquidating trust is established, the Company would distribute PRO RATA to the then holders of its Common Stock beneficial interests in such liquidating trust ("Interests"). It is anticipated that the Interests will not be freely transferable; hence, although the recipients of the Interests will be treated for tax purposes as having received their PRO RATA share of property transferred to the liquidating trust and will thereafter take into account for tax purposes their allocable portion of any income, expense, gain or loss realized by such trust, the recipients of the Interests will not realize the value thereof unless and until such trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

     The Company will close its transfer books on the earlier to occur of the final liquidating distribution or the date on which the Company ceases to exist under Delaware law, and thereafter will not record any further transfers of its Common Stock nor issue any new stock certificates, other than replacement certificates. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust" and "Final Record Date."

     A Certificate of Dissolution will be filed with the State of Delaware completing the liquidation and dissolution process. No federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

     Under the Plan, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company or its stockholders, the Board may direct that the Plan be abandoned. The Company nevertheless may cause the performance, without further stockholder approval, of any contract for the sale of assets which the Board of Directors deems to be in the best interests of the Company (except that the Company shall not consummate the Asset Purchase Agreement or any other sale of substantially all of its assets and/or business without stockholder approval thereof). The Board also may amend or modify the Plan if it determines such action to be in the best interests of the Company or its stockholders, without the necessity of further stockholder approval.


LIQUIDATING DISTRIBUTIONS

     Although the Board has not established a firm timetable for distributions to stockholders if the Plan is approved and the Closing of the Sale to GE Acq. Corp. takes place, the Board will, subject to the requirements for maintaining adequate reserves to pay all of the Company's liabilities and obligations, make such distributions as promptly as practicable consistent with maximizing stockholder value. The Board of Directors presently intends to pay an initial cash distribution of between $2.30 and $2.50 per share to stockholders on a PRO RATA basis on or before December 31, 1998, provided that at such time, it is of the opinion that the Contingency Reserve is adequate to operate the Company until dissolution as well as to provide for the Company's obligations, liabilities (actual and contingent), and expenses. The Board is, however, currently unable to predict with certainty the precise amount of any distributions of cash pursuant to the Plan. The actual amount and timing of, and record date for, all distributions will be determined by the Board of Directors, in its sole discretion, and will depend upon the amounts deemed necessary by the Board to pay or provide for all of the Company's liabilities and obligations. The Company does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management to be adequate to provide for satisfying such liabilities and obligations. See "Contingency Reserve; Liquidating Trust." Management believes that upon the Closing of the sale to GE Acq. Corp., the Company will have sufficient cash to pay its current and accrued obligations. However, the ultimate amount of liabilities make it impracticable to predict the aggregate net amounts ultimately distributable to stockholders. Claims, liabilities and expenses from operations will continue to accrue following approval of the Plan and Closing of the sale, and the Company anticipates that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While the Company does not believe that a precise estimate of those expenses can presently be made, management believes that available cash, interest income and the amounts which will be received upon the Closing of the sale to GE Acq. Corp. will be adequate to provide for the Company's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given as to the foregoing. See "Pro Forma Adjusted Financial Statements." Also see "Contingency Reserve; Liquidating Trust" for a discussion of certain circumstances under which a stockholder could be held liable to creditors of the Company for the payment of expenses and liabilities (such obligation to be limited to the amounts received by the stockholder as distributions from the Company or the liquidating trust).


CONDUCT OF THE COMPANY FOLLOWING ADOPTION OF THE PLAN AND COMPLETION OF THE
   SALE TO GE ACQ. CORP.

     Assuming adoption by the stockholders of Proposal One and completion of the sale to GE Acq. Corp., the Company's Certificate of Incorporation will be amended to change the Company's name to "TRNL Corp.", and the activities thereafter will be limited to winding up its affairs, providing for payment of its liabilities and obligations and dissolving in accordance with Delaware law. If the seven present members of the Board of Directors are re-elected pursuant to Proposal Two, they will continue to serve during the liquidation and until dissolution of the Company as "caretaker" directors (the "Caretaker Board"). The members of the Caretaker Board will each receive compensation for serving as such at the rate of $500 per month, it being contemplated that such services will be rendered on a part-time basis. The Caretaker Board may elect executive officers of the Company (who may be members of the Caretaker Board), and shall determine the compensation to be paid by the Company to such individuals in their capacities as officers as well as to any employees, agents, consultants or representatives who they retain in connection with implementation of the Plan. Unless unusual unforeseen efforts are required to be undertaken by a member of the Caretaker Board in his capacity as an executive officer, employee, agent, consultant or representative of the Company, he will not be entitled to any additional compensation for service in any such capacity. Approval of the Plan shall also constitute the approval by the Company's stockholders of the payment of any such compensation.

     Pursuant to the Plan, the Company shall indemnify its officers, directors, employees, agents and representatives for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of assets of any liquidating trust established hereunder.


CONTINGENCY RESERVE; LIQUIDATING TRUST

     Under Delaware law, the Company is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations.

     Pursuant to the Asset Purchase Agreement with GE Acq. Corp., a $2,000,000 Escrow Fund will be established. One half of the Escrow Fund (the "General Deposit") will be held in escrow to insure the accuracy of the representations and warranties made by the Company and the Primary Shareholders in the Asset Purchase Agreement and to insure compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement. In addition, the Company and the Primary Shareholders have agreed to purchase any of the Company's Accounts Receivable sold to GE Acq. Corp. which remain uncollected 180 days after the Closing; provided that if they fail to do so, the payment may be made from the General Deposit. If no claim to the contrary is made by GE Acq. Corp., the General Deposit will be transferred by the Escrow Agent to the Company together with accrued interest within 45 days following the first anniversary of the Closing Date.

     The other half of the Escrow Fund (The "TPP Deposit") will be held in escrow until resolution of issues related to the Company's Pension Plan and will be utilized to satisfy various types of payments required to be made in order to resolve open issues related to the Pension Plan and also to satisfy loss or liability (if any) of GE Acq. Corp. with respect to the Pension Plan. To the extent that the TPP Deposit is insufficient to satisfy any loss or liability of GE Acq. Corp. with respect to the Pension Plan, all other assets of the Company including any portion of the General Deposit paid to the Company will be subject to such claims. Upon final resolution of all Pension Plan issues, and satisfaction from the TPP Deposit of any liabilities thereunder including any loss or liability incurred by GE Acq. Corp. with respect to the Pension Plan, any remaining funds of the TPP Deposit, including accrued interest (the "TPP Balance"), will be transferred by the Escrow Agent to the Company. After transfer by the Escrow Agent to the Company, the TPP Balance will be an unrestricted asset of the Company subject to any claims including claims of GE Acq. Corp. for breaches by the Company and the Primary Shareholders of their representations, warranties, covenants and agreements under the Asset Purchase Agreement.

     In addition to the Escrow Fund, the Board of Directors has determined to establish a contingency fund of approximately $400,000 which it believes, together with payment of the Excluded Real Property Receivable will be sufficient to operate the Company until dissolution, and which, together with the Escrow Fund, it believes will be sufficient to satisfy the liabilities, expenses and obligations of the Company not otherwise paid, provided for or discharged immediately after the Closing. The Escrow Fund, the contingency fund and the Excluded Real Property Receivable comprise the "Contingency Reserve."

     The actual size of the Contingency Reserve is based upon estimates and opinions of management derived from consultations with outside experts and review of the Company's estimated operating expenses and liabilities (actual and contingent) and obligations. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to its establishment and after release of the Escrow Fund, the Company will distribute to its stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Company will distribute to its stockholders any remaining portion of the Contingency Reserve.

     If all of the Company's assets are not distributed prior to the fifth anniversary of the approval of the Plan by the Company's stockholders, pursuant to the provisions of the Plan, the Company must transfer the assets not sold or distributed (including the Contingency Reserve) to a liquidating trust. The sole purpose of the trust will be to liquidate on terms satisfactory to the liquidating trustees and distribute the proceeds of the assets formerly owned by the Company, after paying any remaining liabilities of the Company, to the Company's then stockholders of record. The liquidating trust will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets, if any.

     The Plan authorizes the Board of Directors to appoint one or more individuals or corporate persons to act as trustee or trustees of the liquidating trust and to cause the Company to enter into a liquidating trust agreement with such trustee or trustees on such terms and conditions as the Board of Directors determines. Approval of the Plan will constitute the approval by the Company's stockholders of any such appointment and liquidating trust agreement.

     In the event the Company fails to create an adequate Contingency Reserve for payment of its expenses and liabilities, or should such Contingency Reserve and the assets held by the liquidating trust be exceeded by the amount
ultimately  found  payable  in  respect  of  expenses  and   liabilities,   each
stockholder could be held liable for the payment to creditors of such stockholder's PRO RATA share of such excess, limited to the amounts theretofore received by such stockholder by way of distribution from the Company or the liquidating trust.

     If a court holds at any time that the Company has failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the Contingency Reserve and the assets of the liquidating trust, a creditor of the Company could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed are needed to provide for the payment of the Company's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or holders of Interests under the Plan.


FINAL RECORD DATE

     The stock transfer books of the Company will be closed on the earlier to occur of (i) the close of business on the record date fixed by the Board for the FINAL liquidating distribution or (ii) the date on which the Company ceases to exist under Delaware law (following any post-dissolution continuation period), and thereafter no further transfers will be recorded on the Company's books, and no further stock certificates will be issued, other than replacement certificates. It is anticipated that no further trading of the Company's shares will occur after such date (the "Final Record Date"). See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust" below. All liquidating distributions from the Company on or after the Final Record Date will be made to stockholders according to their stockholdings as of the Final Record Date. Prior or subsequent to the Final Record Date, the Company may, at its election, require stockholders to surrender certificates representing their shares of the Company's Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Company or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property).


LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST

     The Company currently intends to close its transfer books on the Final Record Date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in the shares will cease on such date. Prior to such time, it is anticipated that the market price of the Company's Common Stock will decline as distributions are made to stockholders. Such price reduction may have a material adverse affect upon the marketability of the outstanding shares of Common Stock as many investors, as a matter of policy, avoid investment in (or, in the case of institutional investors, are restricted from acquiring) low-priced securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks or recommending such securities to their clients.

     Furthermore, in the event the Common Stock at some time in the future shall become a "penny stock" as defined by regulations adopted by the Securities and Exchange Commission (the "SEC"), it will be subject to Rule 15g-9 promulgated by the SEC under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), which imposes additional sales practices on broker-dealers who solicit purchases of such securities by persons other than established customers and accredited institutional investors (generally corporations or partnerships with total assets in excess of $5,000,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination as to the purchaser and must receive the purchaser's written consent to the transaction prior to the purchase. As a result, the rule may have a material adverse effect on the market price for the Common Stock and may limit the ability of holders of the Common Stock to resell their shares. Exempted from the definition of "penny stock" are among other securities, equity securities authorized for quotation on NASDAQ, equity securities of an issuer which has net tangible assets of $2,000,000 and has been in continuous operation for at least three years, and equity securities of an issuer which has average revenue of at least $6,000,000 for the last three years. Although the Common Stock currently trades on the OTC Bulletin Board and is not authorized for quotation on NASDAQ, the Company has appealed to the Nasdaq Listing Council for its Common Stock to be readmitted for quotation on NASDAQ. See "Market for the Company's Common Stock and Related Security Holder Matters." In any event based on the current rules of the SEC, the earliest year in which the Company's Common Stock could be deemed a "penny stock" is the fiscal year ending June 30, 2001 as its sales in the current fiscal year exceeded $18,000,000 at December 31, 1997.

     No determination has yet been made as to whether the Interests in the liquidating trust, if any, will be transferable. Such determination will be made by the Board of Directors of the Company prior to the transfer of assets to the liquidating trust and will be based on, among other things, the Board's estimate of the value of the assets being transferred to the liquidating trust, tax matters and the impact of compliance with applicable securities laws. If the Interests are not transferable, ownership may be assigned only by operation of law or upon death.

     As stockholders will be deemed to have received a liquidating distribution equal to their PRO RATA share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences"), the distribution to the trust of assets could result in immediate tax liability to the holders of Interests without their readily being able to realize the value of such Interests to pay such taxes or otherwise. Should the Interests be transferable, the Company plans to distribute an information statement with respect to the liquidating trust at the time of the transfer of assets and the liquidating trust may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to holders of Interests. Even if transferable, the Interests are not expected to be listed on a national securities exchange or quoted through NASDAQ and the extent of any trading market therein cannot be predicted. Furthermore, the Interests could constitute "penny stock" commencing July 1, 2000 under current SEC regulations which could further limit their transferability.


ABSENCE OF APPRAISAL RIGHTS

     Under Delaware law, holders of the Company's Common Stock are not entitled to appraisal rights for their shares in connection with the transactions contemplated by the Plan or to any similar dissenters' rights.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material Federal income tax consequences to the Company and its stockholders relevant to the Plan, but does not purport to be a complete analysis of all the potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that the Company will liquidate substantially in accordance with the Plan. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions.


CONSEQUENCES TO THE COMPANY

     After the approval of the Plan and until the winding up of its affairs is completed and the Company ceases to exist, the Company will continue to be subject to tax on its taxable income.


CONSEQUENCES TO STOCKHOLDERS

     Stockholders  will recognize  gain or loss equal to the difference  between
(i) the amount of cash distributed to them, and (ii) their tax basis for their shares of the Company's Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors including the method of acquisition of such shares and the amount and nature of any distributions received with respect thereto. To date, the Company has not made any distributions with respect to the Common Stock.

     Gain or loss will be computed on a "per share" basis. The Company expects to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distribution and any prior liquidating distribution(s) received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder's tax basis for that share, as adjusted for prior distributions. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets within the meaning of Section 1221 of the Code. If the shares are held as capital assets and the holding period for such shares is not more than 12 months, the maximum federal income tax rate on any gain is 39.6%. If such holding period is more than 12 months but not more than 18 months, the maximum federal income tax rate on any gain is 28%. If such holding period is more than 18 months, the maximum federal income tax rate is 20%. To determine the deductibility of capital losses, all capital gains and losses incurred during the year must be totaled. Any capital losses are deductible only to the extent of any capital gains plus, in the case of non-corporate shareholders, ordinary income of up to $3,000 per year. Corporate shareholders can use capital losses for a tax year only to offset capital gains in that year. There is no offset against ordinary income for a corporation. Individuals and other non-corporate shareholders may carry over a net capital loss for an unlimited time until the loss is exhausted. Corporate shareholders may carry back a capital loss to each of the three tax years preceding the loss year to offset capital gains. Any excess may be carried forward for five years following the loss year.

     After the close of its taxable year, the Company will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders during that year.


THE LIQUIDATING TRUST

     If a liquidating trust is used, stockholders will be treated for tax purposes at the time of transfer as having received their PRO RATA share of property transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The liquidating trust itself should not be subject to tax. After formation of the trust, the stockholders must take into account for Federal income tax purposes their allocable portion of any income, expense, gain or loss recognized by the trust. As a result of the transfer of property to the trust and the ongoing operations of the trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay such tax.


STATE AND LOCAL INCOME TAX CONSEQUENCES

     Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their Interests in the liquidating trust.

     THE COMPANY RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN.


RECOMMENDATION AND VOTE

     Pursuant to Delaware law, approval of the sale by the Company of substantially all of its operating assets, subject to certain liabilities, to GE Acq. Corp. and adoption of the Plan of Liquidation and Dissolution requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CAREFUL REVIEW AND CONSIDERATION OF THE TERMS OF THE PROPOSED SALE AND THE PLAN, BELIEVES THAT THE SALE AS WELL AS THE LIQUIDATION AND DISSOLUTION OF THE COMPANY IS IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL ONE. CERTAIN MEMBERS OF THE BOARD OF DIRECTORS MAY BE DEEMED TO HAVE A CONFLICT OF INTEREST IN RECOMMENDING APPROVAL OF PROPOSAL ONE. SEE "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS" AND "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     If Proposal One is not approved by stockholders or if the sale to GE Acq. Corp. does not take place, the Board of Directors will continue the Company's present business operations and will also explore available alternatives for the future of the Company.

                    PRO FORMA ADJUSTED FINANCIAL STATEMENTS


SELECTED FINANCIAL DATA






                           PRO FORMA                                         HISTORICAL
                          -------------- ----------------------------------------------------------------------------------
                          SEVEN MONTHS   SEVEN MONTHS
                             ENDED          ENDED                              YEARS ENDED JUNE 30,
                           JANUARY 31,    JANAURY 31,  --------------------------------------------------------------------
                              1998           1998         1997          1997          1996          1995          1994
                          -------------- ------------- ------------- ------------- ------------- ------------- ------------

 Revenue-  ...............           -    $45,283,668   $68,631,322   $64,200,588   $56,261,605   $40,342,165   $28,903,305
 Net Income   ............  $        -    $   739,559   $ 1,032,567   $ 1,001,640   $   882,466   $   393,870   $   264,644
 Earnings Per Share ......  $        -    $       .14   $       .20   $       .19   $       .17   $       .08   $       .05
Weighted Average             5,216,804      5,216,804     5,216,804     5,216,804     5,155,526     5,041,804     5,041,804
  Number of Shares  ......
 Total Assets ............  $4,698,959    $17,785,289   $18,224,298   $16,333,275   $19,286,712   $13,289,915   $10,513,428
Long-Term                   $        -    $         -   $         -   $         -   $         -   $         -   $         -
  Obligations ............
 Book Value Per Share     . $      .90    $      2.38   $      2.24   $      2.04   $      1.85   $      1.71   $      1.63

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
PRO FORMA FINANCIAL INFORMATION

[UNAUDITED]
--------------------------------------------------------------------------------
     The following pro forma consolidated balance sheet of Transnet Corporation and subsidiary as of January 31, 1998, and the pro forma consolidated statement of operations for the seven months then ended, and the pro forma consolidated statement of operations for the year ended June 30, 1997, give effect to the sale of substantially all of the assets, except cash, of Transnet Corporation and its subsidiary [the "Company"] for $20.5 million in cash and the assumption of certain liabilities. In connection with the sale, the pro forma financial statements also give effect to the Company's intention to pay an initial distribution of between $2.30 and $2.50 per share for a total of approximately $12 million - $13 million on a PRO RATA basis before December 31, 1998.

     The following pro forma unaudited consolidated balance sheet as of January 31, 1998, reflects the transaction as if it occurred on that date, and the consolidated statements of operations for the seven months ended January 31, 1998 and the year ended June 30, 1997 reflect the transaction as if the sale was consummated at the beginning of the periods presented.

     It is anticipated that the Company will continue to operate for at least two years after the transaction during which time it will collect a portion of available escrowed funds and will incur administrative expenses. The pro forma unaudited financial information is not necessarily indicative of what the actual financial position of the Company would have been had the transactions contemplated occurred at January 31, 1998 or the results of operations had the transaction occurred at the beginning of the seven months ended January 31, 1998, or the year ended June 30, 1997 nor does it purport to represent the future financial position or results of operations of the Company.

     The pro forma financial information should be read in conjunction with the Company's Form 10-K for the year ended June 30, 1997 and Form 10-Q for the quarter ended December 31, 1997 as filed with the Securities and Exchange Commission.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JANUARY 31, 1998.

[UNAUDITED]
--------------------------------------------------------------------------------



                                        HISTORICAL
                                       JANUARY 31,       ADJUSTMENTS TO           PRO FORMA,
                                          1998            RECORD SALE            AS ADJUSTED
                                       -------------   -----------------------   ------------
ASSETS:
CURRENT ASSETS:

  Cash and Cash Equivalents .........  $ 3,300,623            $18,500,000 [1]     $1,531,532
                                                               (7,227,081)[3]
                                                              (13,042,010)[4]
  Accounts Receivable - Net .........    8,957,467             (8,957,467)[1]              -
  Inventories   .....................    2,838,858             (2,838,858)[1]              -
  Mortgage Receivable ...............      590,000                      -            590,000
  Deferred Tax Asset  ...............       94,700                (94,700)[2]              -
  Other Current Assets   ............      244,479               (215,372)[1]         29,107
                                       -----------            ------------        ----------
  TOTAL CURRENT ASSETS   ............   16,026,127            (13,875,488)         2,150,639

 PROPERTY AND EQUIPMENT - NET  ......      763,234               (763,234)[1]              -

 OTHER ASSETS   .....................      995,928               2,000,000[1]      2,548,320
                                                                 (447,608)[1]
                                       -----------           -------------        ----------
  TOTAL ASSETS  .....................  $17,785,289           $(13,086,330)        $4,698,959
                                       ===========           =============        ==========



See Notes to Pro Forma Consolidated Financial Statements.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JANUARY 31, 1998.

[UNAUDITED]
--------------------------------------------------------------------------------



                                   HISTORICAL
                                                      JANUARY 31,          ADJUSTMENTS TO          PRO FORMA,
                                                         1998               RECORD SALE           AS ADJUSTED
                                                      ---------------   -----------------------   ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:

  Accounts Payable .................................   $  1,523,878        $    (1,523,878)[1]     $          -
  Accrued Expenses .................................        624,769              1,075,000 [1]                -
                                                                                (1,699,769)[3]
  Floor Plan Payable  ..............................      2,612,160             (2,612,160)[3]                -
  Deferred Income  .................................        307,152               (307,152)[1]                -
  Other Current Liabilities ........................        180,152               (180,152)[3]
  Federal and State Income Taxes Payable   .........              -              2,735,000 [2]                -
                                                                                (2,735,000)[3]
                                                        -----------        ----------------        ------------
 TOTAL CURRENT LIABILITIES  ........................      5,248,111             (5,248,111)                   -
                                                       ------------        ----------------        ------------
 DEFERRED TAX LIABILITY  ...........................         97,700                (97,700)[2]                -
                                                       ------------        ----------------        ------------
 COMMITMENTS AND CONTINGENCIES .....................              -                      -                    -
                                                       ------------        ------------------      ------------
STOCKHOLDERS' EQUITY:                                        74,695                      -               74,695
  Capital Stock - Common ...........................
  Paid-in Capital  .................................     10,686,745                      -           10,686,745
  Retained Earnings   ..............................      7,895,681              8,033,491 [1]          155,162
                                                                                (2,732,000)[2]
                                                                               (13,042,010)[4]
                                                                           ------------------

  Totals  ..........................................     18,657,121             (7,740,519)          10,916,602
  Less: Treasury Stock - At Cost  ..................     (6,217,643)                     -           (6,217,643)
                                                       ------------        ------------------      ------------

  TOTAL STOCKHOLDERS' EQUITY   .....................     12,439,478             (7,740,519)           4,698,959
                                                       ------------        ------------------      ------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  ......   $ 17,785,289        $   (13,086,330)        $  4,698,959
                                                       ============        ==================      ============



See Notes to Pro Forma Consolidated Financial Statements.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SEVEN MONTHS ENDED
JANUARY 31, 1998.
[UNAUDITED]
--------------------------------------------------------------------------------



                                   HISTORICAL
                               SEVEN MONTHS ENDED
                                                          JANUARY 31,        ADJUSTMENTS TO      PRO FORMA,
                                                              1998            RECORD SALE       AS ADJUSTED
                                                       -------------------   ----------------   ------------

  REVENUE   ..........................................     $45,283,668        $ (45,283,668)        $  -
  COST OF REVENUE ....................................      40,547,961          (40,547,961)           -
                                                           -----------        -------------         --------
   GROSS PROFIT [LOSS]  ..............................       4,735,707           (4,735,707)           -
EXPENSES:
   Selling, General and Administrative Expenses       .      4,278,712           (4,278,712)           -
                                                           -----------        -------------         --------
    OPERATING INCOME [LOSS] ...........................        456,995             (456,995)           -
                                                           -----------        -------------         --------
OTHER INCOME [EXPENSES]:
    Interest Income   .................................         81,075              (81,075)           -
    Gain on Sale   ....................................        466,489             (466,489)           -
                                                           -----------        -------------         --------

   TOTAL OTHER INCOME .................................        547,564             (547,564)           -
                                                           -----------        -------------         --------

   INCOME BEFORE PROVISION FOR INCOME TAXES           .      1,004,559           (1,004,559)           -
   PROVISION FOR INCOME TAX ...........................        265,000             (265,000)           -
                                                           -----------        -------------         --------
    NET INCOME  .......................................    $   739,559        $    (739,559)        $  -
                                                           ===========        =============         ========
    INCOME PER COMMON SHARE ...........................    $      0.14        $       (0.14)        $  -
                                                           ===========        =============         ========


See Notes to Pro Forma Consolidated Financial Statements.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED

JUNE 30, 1997.[UNAUDITED]
--------------------------------------------------------------------------------



                                                HISTORICAL
                                                YEAR ENDED
                                                JUNE 30,         ADJUSTMENTS TO      PRO FORMA,
                                                  1997            RECORD SALE       AS ADJUSTED
                                               ---------------   ----------------   ------------

  REVENUE ....................................  $68,631,322       $ (68,631,322)        $  -
  COST OF REVENUE  ...........................   61,160,465         (61,160,465)           -
                                                -----------       -------------         --------
   GROSS PROFIT [LOSS]   .....................    7,470,857          (7,470,857)           -
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES      6,465,912          (6,465,912)           -
                                                -----------       -------------         --------
   OPERATING INCOME   ........................    1,004,945          (1,004,945)           -
                                                -----------       -------------         --------
OTHER INCOME:
   Interest Income ...........................      124,065            (124,065)           -
   Interest Expense   ........................      (40,943)             40,943            -
                                                -----------       -------------         --------
   Other Income - Net ........................       83,122             (83,122)           -
                                                -----------       -------------         --------
   INCOME BEFORE INCOME TAX EXPENSE  .........    1,088,067          (1,088,067)           -
  INCOME TAX EXPENSE  ........................       55,500             (55,500)           -
                                                -----------       -------------         --------
   NET INCOME   ..............................  $ 1,032,567       $  (1,032,567)        $  -
                                                ===========       =============         ========
   INCOME PER COMMON SHARE  ..................  $      0.20       $       (0.20)        $  -
                                                ===========       =============         ========


See Notes to Pro Forma Consolidated Financial Statements.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
[UNAUDITED]
--------------------------------------------------------------------------------
[1] Adjustment to reflect the sale of substantially all of the assets of Transnet Corporation and Subsidiary [the "Company"] for $20.5 million plus the assumption of certain liabilities, less $2 million held in escrow, and to record estimated expenses in connection with the sale.

   One half of the Escrow Fund [$1,000,000] will be held to insure the accuracy of the representations and warranties of the Company and the Primary Shareholders under the Asset Purchase Agreement, to insure compliance with their covenants and agreements contained in or arising out of the Asset Purchase Agreement, and in connection with the indemnification of the Buyer, its shareholders and their officers and directors from any claims or losses with respect thereto. In addition, the Company agreed to purchase any of the Accounts Receivable sold to GE Acq. Corp. which remain uncollected 180 days after the closing, provided that if it fails to do so, the payment may be made from the General Deposit. If no claims to the contrary are made by GE Acq. Corp. This $1,000,000 portion of the escrow will be transferred by the Escrow Agent to the Company together with accrued interest within 45 days following the first anniversary of the Closing Date. The other $1,000,000 half of the Escrow Fund [the "TPP Deposit"] will be held in escrow until resolution of issues related to the Company's Pension Plan. The Plan was adopted in 1981 as a defined benefit plan. In 1989, various actions were taken to terminate the Plan, to covert it to a defined contribution plan and to freeze benefit accruals. However, no filing for plan termination was made with the Pension Benefit Guaranty Corporation ["PBGC"], although the Company continued to treat benefit accruals under the Plan as frozen in accordance with a Plan Amendment and a corresponding notice to participants.
   Additionally, a final amended and restated plan document incorporating the foregoing amendments and other required amendments including those required by the Tax Reform Act of 1986 do not appear to have been properly adopted. In addition, since 1989, it appears that certain operational violations occurred in the administration of the Plan including the failure to obtain spousal consents in certain instances when required. The Company currently intends to
   (i) take corrective action under the IRS Walk-in Closing Agreement Program ["CAP"], (ii) apply for a favorable determination letter with respect to the Plan from the IRS, and (iii) terminate the Plan. Under CAP, the Company will be subject to a monetary sanction [which could range from $1,000 to approximatley $40,000]. In addition, the Company will be required to correct, retroactively, operational violations, and to pay any resulting excise taxes and PBGC premiums and penalties that may be due. Special counsel has advised management that although it believes the Company will incur some liability in connection with the correction of such operational violations, it is not possible to estimate the potential amount of or the range of liability at this time. Such counsel also advised that depending on the corrections required, such liability could range from an insignificant amount to a material amount, but that due to the uncertainties involved, any estimate in dollar terms or the range of any such liability would be speculative and potentially misleading. The TPP Deposit may be utilized to satisfy various types of payments required to be made in order to resolve open issues related to the Pension Plan and also to satisfy loss or liability (if any) of GE Acq. Corp. with respect to the Pension Plan. Upon final resolution of the issues related to the Company's Pension Plan, any remaining funds of the TPP Deposit, including accrued interest, will be transferred by the Escrow Agent to the Company, except to the extent GE Acq. Corp incurs any loss or liability with respect to the Pension Plan. The TPP Deposit may be reduced , if prior to the closing date, the Company and GE Acq. Corp. agree to such reduction.

     The Company expects that payments of the escrowed funds will occur during calendar year 1999.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
[UNAUDITED]
--------------------------------------------------------------------------------
[1] Expected expenses of the sale, and other non-recurring items in connection with the sale are as follows:






    Finder's Fee                                $  470,000
    Investment Advisors' Fees and Expenses          80,000
    Legal and Accounting Fees                      300,000
    Proxy Mailing and Related Expenses              50,000
    Severance Pay                                  175,000
                                                ----------
    TOTAL                                       $1,075,000
                                                ==========


   The purchase price is subject to adjustment if the adjusted net worth of the Company, as defined, is less than $10.5 million. According to the Asset Purchase Agreement, the adjusted net worth will be determined from a review of the Company's financial statements for the end of the calender month immediately preceding the month in which the closing is scheduled to occur, as adjusted by the terms of the agreement for excluded items, the results of a closing inventory, and such other relevant information regarding the results of operations of the business of the Company since the date of the financial statements as requested by the buyer. If the adjusted net worth is less than $10.5 million but not less then $9.5 million, the buyer may conclude the purchase for a reduced purchase price based on the adjusted net worth. If the adjusted net worth would be less than $9.5 million, the purchase will not occur.

   Based on the calculation, the adjusted net worth as of January 31, 1998 and expected results of operations to date, the Company assumes that the maximum proceeds will be received.

[2] To reflect income taxes on the above transaction.

[3] To reflect the payment of liabilities from the proceeds of the sale.

[4] To reflect a distribution, as a result of the transaction, of $13,042,010 or $2.50 per share, based on the Company's intention to pay an initial distribution on a PRO RATA basis before December 31, 1998 in such approximate amount.

   The $2.50 per share amount was reflected in the pro forma financial statements based on the available cash at January 31, 1998.

   It is anticipated that the Company will continue to operate for at least two years during which time it will collect a portion of available escrowed funds and will incur administrative expenses. Total escrow fees and expenses over the two years are expected to be




    Escrow Fees                   $ 25,000
    Administrative Expenses:
     Auditing and Legal Fees       300,000
     Salaries                      150,000
     Directors' Fees                84,000
                                  --------
    TOTAL                         $559,000
                                  ========


   The Company expects to fund the payments of these expenses through cash on hand after shareholder distributions, the collection of the $440,000 note receivable from the sale of land, and the collection of the escrowed funds, if any.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL TWO)

     Seven directors of the Company are to be elected at the meeting, each to serve until the next Annual Meeting and until his or her successor is elected and qualifies. The shares represented by proxies will be voted in favor of the election as directors of the persons named below who are nominees for election and authority to vote for the election of directors shall be deemed granted unless specifically withheld. Management has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as Management may recommend. The Company does not have a nominating committee. During the fiscal year ended June 30, 1997, the Company's board of directors held a total of three meetings.


NOMINEES FOR ELECTION AS DIRECTORS





NAME                     AGE   POSITION WITH COMPANY
------------------------ ----- ------------------------------------

John J. Wilk(a)          69    Chairman of the Board and Treasurer
Steven J. Wilk(a)        40    Director, President
Jay A. Smolyn            41    Director, Vice President-Operations
Vincent Cusumano(b)(d)   62    Director, Secretary
Earle Kunzig(b)(e)       58    Director
Raymond J. Rekuc(c)(d)   51    Director
Susan Wilk-Cort(a)             Director


----------------
(a) Steven J. Wilk and Susan Wilk-Cort are respectively, the son and daughter of John J. Wilk.
(b) Member of the Audit  Committee.  (c)  Chairman of the Audit  Committee.  (d)
Member  of  the  Compensation  Committee.   (e)  Chairman  of  the  Compensation
Committee.

     The Audit Committee reviews, evaluates and advises the Board of Directors in matters relating to the Company's financial reporting practices, its application of accounting principles and its internal controls. In addition, the Audit Committee reviews transactions regarding management remuneration or benefits.

     The Compensation Committee reviews, evaluates and advises the Board of Directors in matters relating to the Company's compensation of and other employment benefits for executive officers. The Board established its Compensation Committee in December 1994. Prior to that time compensation decisions were subject to oversight by the entire Board of Directors.

     The Company does not have an Executive Committee. The term of office of each director expires at the next annual meeting of stockholders and when his or her successor is elected and qualified. The term of office of each executive officer expires at the next organizational meeting of the board of directors following the next annual meeting of stockholders and when his or her successor is elected and qualified.

     The following is a brief account of the business experience of each nominee for director of the Company during the past five years.

     John J. Wilk was president, a director and chief executive officer of the Company since its inception in 1969 until May 1986 when he was elected Chairman of the Board. Mr. Wilk has also served as the Company's Treasurer and Chief Financial Officer since 1971.

     Steven J. Wilk was elected a vice president of the Company in October 1981 and in May 1986 was elected President and Chief Executive Officer. He was elected a director of the Company in April 1989.

     Jay A. Smolyn has been employed at the Company since 1976 and in April 1985 became Vice President, Operations. He was elected a director of the Company in January 1990.

     Vincent Cusumano who was elected a director of the Company in April 1977, is and for the past five years has been president and chief executive officer of Cusumano Perma-Rail Corporation of Roselle Park, New Jersey, distributors and installers of exterior iron railings. Mr. Cusumano has also served as the Company's Secretary since 1984. Mr. Cusumano is not actively engaged in the business of the Company.

     Earle Kunzig who was elected a director of the Company in November 1976, is President and a principal of Hardware Products Sales, Inc., Wayne, New Jersey; a broker of used computer equipment and provider of computer maintenance services. Mr. Kunzig is not actively engaged in the business of the Company.

     Raymond J. Rekuc who was elected a director of the Company in August 1983, is currently the principal in Raymond J. Rekuc, Certified Public Accountant, an accounting firm located in Washington, New Jersey. He was a partner with Hess, Keeley & Company, Accountants and Auditors, Millburn, New Jersey from October 1980 until September 1986 when he became treasurer of Royalox International, Inc. of Asbury, New Jersey, an importer of luggage and luggage hardware. Mr. Rekuc provided financial consulting services to the Company from 1990 through 1993. Mr. Rekuc is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He is not actively engaged in the business of the Company.

     Susan Wilk-Cort was a Senior Attorney with the Securities and Exchange Commission, Washington, D.C. and then with the Office of General Counsel of The Federal Home Loan Bank Board until joining the Company in November 1987. She was elected a director of the Company in January 1990.


EXECUTIVE OFFICERS AND KEY EMPLOYEES WHO ARE NOT NOMINEES FOR DIRECTOR

     Annette Stanoch serves as the Company's Vice President, Planning. Ms. Stanoch and her husband, Mark Stanoch, were the co-founders of Round Valley Computer Center, Inc. ("RVCC") in 1984. RVCC was engaged in marketing personal computers of several major manufacturers including IBM, Apple and Hewlett Packard and in providing support and service from its facilities in Branchburg and Lebanon, New Jersey. The Company acquired RVCC in March 1990 at which time Mr. Stanoch was elected Vice President, Sales and Ms. Stanoch was elected to her present position. Mr. Stanoch resigned his position with the Company effective December 31, 1997.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, or representations that no Forms 5 were required, the Company believes that with respect to fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its equity securities were timely complied with except for late filings by John
J. Wilk with respect to sales in December 1996 and February 1997.


                            MANAGEMENT REMUNERATION

     The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended June 30, 1997, to its Chief Executive Officer and each of its other executive officers whose total annual salary and bonus for the fiscal year ended June 30, 1997 exceeded $100,000. All of the Company's group life, health, hospitalization or medical reimbursement plans, if any, do not discriminate in scope, terms or operation, in favor of the executive officers or directors of the Company and are generally available to all full-time salaried employees.

                          SUMMARY COMPENSATION TABLE





                                                                                          LONG-TERM
                                         ANNUAL COMPENSATION                            COMPENSATION
                     ----------------------------------------------------------- ---------------------------
                       YEAR
      NAME AND        ENDED                              OTHER ANNUAL   OPTIONS    RESTRICTED       LTIP       ALL OTHER
 PRINCIPAL POSITION  JUNE 30,       SALALRY     BONUS    COMPENSATION    SARS     STOCK AWARDS   PAYOUTS(A)   COMPENSATION
-------------------- ------------- ---------- --------- -------------- --------- -------------- ------------ -------------

 Steven J. Wilk   ...    1997       $250,000   $46,644        $0           0           0             $0            0
 President and           1996       $240,833   $47,560        $0           0           0             $0            0
 Chief Executive
   Officer  .........    1995       $195,000   $25,400        $0           0           0             $0            0

 Mark Stanoch  ......    1997       $135,000   $30,822        $0           0           0             $0            0
  Vice President  ...    1996       $130,833   $36,600        $0           0           0             $0            0
  Sales  ............    1995(b)    $110,000   $15,200        $0           0           0             $31,200       0

 Annette Stanoch  ...    1997       $135,000   $30,822        $0           0           0             $0            0
  Vice President  ...    1996       $130,833   $36,600        $0           0           0             $0            0
  Planning  .........    1995(b)    $110,000   $15,200        $0           0           0             $31,200       0

 Jay Smolyn .........    1997       $135,000   $30,822        $0           0           0             $0            0
  Vice President  ...    1996       $130,833   $36,600        $0           0           0             $0            0
  Operations   ......    1995       $110,000   $15,200        $0           0           0             $0            0


----------------
     (a) On March 6, 1990, in connection with its acquisition of all of the issued and outstanding capital stock of Round Valley Computer Center, Inc. ("RVCC") from RVCC's sole stockholders, Mark Stanoch, Annette Stanoch and a third individual, the Company agreed pursuant to the Acquisition Agreement to pay the three RVCC stockholders a percentage of the Company's consolidated pre-tax profits (including RVCC's) varying from 10% to 12% in the aggregate with respect to each fiscal year from 1990 through 1995.

     (b) With respect to the incentive bonus accrued for Mr. and Mrs. Stanoch, respectively, for the fiscal year ended June 30, 1995, $12,667 of the bonus was paid in fiscal 1996.


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company has employment agreements in effect with Steven J. Wilk, Jay A. Smolyn and Annette Stanoch which expire on June 30, 2000. Pursuant to the employment agreements, Steven J. Wilk's annual salary is "at least" $250,000 and Mr. Smolyn's and Mrs. Stanoch's salaries are each "at least" $135,000 or, in all three cases, such greater amount as may be approved from time to time by the Board of Directors. The agreements also provide for additional incentive bonuses to be paid with respect to each of the Company's fiscal years based upon varying percentages of the Company's consolidated pre-tax income exclusive of extraordinary items (3% of the first $500,000, 4% of the next $500,000, 5% of the next $4,000,000 and 6% of amounts in excess of $5,000,000 for Steven J. Wilk, and 2% of pre-tax income in excess of $100,000 to the first $500,000 and 3% in excess of $500,000 for each of Mr. Smolyn and Mrs. Stanoch). Steven J. Wilk's employment agreement provides for a continuation in full of his salary payments for six months and 50% of the full amount for the remainder of the term in the event of illness or injury. In addition, the employment agreements contain provisions providing in the event of a hostile change of control of the Company and a resultant termination of the employee's employment prior to expiration of the employment agreement, Mr. Smolyn and Mrs. Stanoch would each receive a lump sum payment equal to 80% of the greater of his/her then current annual salary or his/her previous calendar year's gross wages including the additional incentive compensation multiplied by the lesser of five or the number of years remaining in the agreement. In the case of Steven J. Wilk, the agreement provides that in the event of termination of employment due to a hostile change in control, he may elect to serve as consultant at his current salary and performance bonus for a period of five years beginning at the date of the change in control, or he may elect to receive a lump sum payment which would be the greater of 80% of his then current salary or 80% of his previous year's gross wages times five. The agreements for Mr. Smolyn and Mrs. Stanoch provide that the Company may terminate his/her employment, with or without cause. If said termination is without cause, the Company shall pay the Employee an amount equal to compensation payable for a period of one-half of the agreement period remaining, not to exceed compensation for 18 months. Steven J. Wilk's employment agreement provides that should the Company terminate his employment (other than for the commission of willful criminal acts), he may elect to continue as a consultant to the Company at his then current compensation level, including the performance bonus, for the lesser of two (2) years or the remainder of the agreement term or he may elect to receive a lump sum payment equal to eighty percent of his then current salary plus incentive bonus times the lesser of two (2) years or the remainder of the agreement. Mark Stanoch's employment agreement was identical to that of Annette Stanoch. He resigned all positions with the Company effective December 31, 1997 and his employment agreement was cancelled.

     IF THE CLOSING OF THE SALE TO GE ACQ. CORP. TAKES PLACE, STEVEN J. WILK HAS AGREED TO THE CANCELLATION AT THE CLOSING OF HIS CURRENT EMPLOYMENT AGREEMENT AND HAS ALSO AGREED TO WAIVE HIS RIGHTS TO ANY FUTURE PAYMENTS THEREUNDER INCLUDING TERMINATION PAYMENTS AS WELL AS HIS RIGHTS TO ANY BONUSES THEREUNDER FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1997. SIMILARLY, IF THE CLOSING TAKES PLACE, JAY A. SMOLYN AND ANNETTE STANOCH HAVE EACH AGREED, IN CONSIDERATION FOR THE PAYMENT TO HIM (OR HER) OF $25,000, TO THE CANCELLATION AT THE CLOSING OF HIS (OR HER) EMPLOYMENT AGREEMENT, AND TO WAIVE HIS (OR HER) RIGHTS TO ANY FUTURE PAYMENTS THEREUNDER INCLUDING TERMINATION PAYMENTS AS WELL AS HIS (OR HER) RIGHTS TO ANY BONUSES THEREUNDER FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1997. FURTHERMORE, THE BOARD OF DIRECTORS HAS DETERMINED THAT IF THE CLOSING TAKES PLACE AND IF SUSAN WILK-CORT IS NOT OFFERED EMPLOYMENT BY GE ACQ. CORP. OR ITS PARENT ON REASONABLY SATISFACTORY TERMS, THE COMPANY WILL MAKE A $100,000 SEVERANCE PAYMENT TO HER. SEE "INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION."


DIRECTORS' COMPENSATION

     During fiscal 1997, the Company paid $5,000 in directors' fees to each of its three outside directors. The Company intends to continue this policy unless the sale to GE Acq. Corp. takes place. If such sale is consummated, the Company will, thereafter, pay a director's fee of $500 per month to each director. See "Conduct of the Company Following Adoption of the Plan and Completion of the Sale to GE Acq. Corp."


STOCK OPTIONS

     No options to acquire the Company's Common Stock were outstanding at June 30, 1997.


CERTAIN TRANSACTIONS

     See "Interests of Certain Persons in the Transaction - John J. Wilk -Raymond J. Rekuc" herein as to the sublease by the Company of its executive, administrative and corporate sales office and service center in Branchburg, New Jersey from W. Realty and the purchase by W. Realty from the Company in November 1997 of an approximately 6.32 acre tract of unimproved land located in Mountainside, New Jersey. The sole partners of W. Realty are John J. Wilk, chairman of the board, treasurer and chief financial officer of the Company and Raymond J. Rekuc, a director, chairman of the Audit Committee and a member of the Compensation Committee of the Company.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, one member of the Compensation Committee, Raymond J. Rekuc, as a partner in W. Realty, was involved in the subleasing to the Company of its principal facility and subsequently, in the purchase from the Company of a tract of unimproved land in Mountainside, New Jersey as described above.


                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is composed of Earle Kunzig (chairman), Vincent Cusumano and Raymond J. Rekuc. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation programs.

     The Company's compensation plan generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives.

     The Company's compensation plan generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary and incentive bonuses based upon the Company achieving certain specified levels of pre-tax income. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's shareholders.

     In order to secure the services of certain key employees for a reasonable period of time into the future, the Compensation Committee in fiscal 1995 recommended that new five year employment agreements be executed by the Company with Steven J. Wilk as president and chief executive officer (annual salary of at least $250,000); with Jay A. Smolyn as vice president-operations; with Mark Stanoch as vice president-sales, and with his wife, Annette Stanoch as vice president-planning. The annual salary for Mr. Smolyn and Mr. and Mrs. Stanoch was at least $135,000. Each of the four employment agreements contained incentive bonus and other provisions more fully set forth under "Management Remuneration" herein.

     Base pay levels and increases for other key employees take into consideration the recent performance of the individual and the Company, the experience of the individual, the scope and complexity of the position and the base compensation levels established by competitors for comparable positions.

     In earlier years, in order to promote the Company's long-term objectives and to conserve cash assets, stock options were granted to certain key executives. In addition, stock subscription agreements at below market subscription prices were entered into with certain key executives. No stock options have been granted by the Company and no similar subscription agreements have been entered into by the Company in the past five years.

     The Compensation Committee believes that the Company's key executives, through salaries and incentive bonuses, together with their current stock ownership, have sufficient incentive to promote the growth and welfare of the Company and that based on the trading range of the Company's Common Stock in the over-the-counter market during fiscal 1997, the grant during such period of additional stock options or the entering into of stock subscription agreements at below market subscription prices would be unfairly dilutive to stockholders.



     COMPENSATION COMMITTEE



                                           Earle Kunzig
                                           Vincent Cusumano
                                           Raymond J. Rekuc

                     MARKET FOR THE COMPANY'S COMMON STOCK
                      AND RELATED SECURITY HOLDER MATTERS

     The Company's Common Stock, which previously traded on the NASDAQ National Market System, is quoted and traded in the over-the-counter market. Pursuant to the decision of a NASDAQ Listing Qualifications Panel, the Common Stock was delisted from trading on the NASDAQ Stock Market on February 4, 1998. The cited cause of the delisting was the Company's failure to hold its stockholder meeting prior to January 31, 1998. The Company believes there were justifiable reasons for the delay in holding the meeting attributable to the negotiations in connection with the proposed transaction with GE Acq. Corp. and has appealed the decision to the NASDAQ Listing Council. The Common Stock is currently trading on the OTC Bulletin Board under the symbol "TRNT." No assurances can be given that the Common Stock will be readmitted to trading on the NASDAQ Stock Market in the future. The following table indicates the high and low closing sales prices for the Company's Common Stock on the NASDAQ National Market System for the periods indicated based upon information supplied by the National Quotation Bureau Incorporate.





         CALENDAR YEAR       CLOSING SALES PRICES
         ----------------   -----------------------

1995                        High          Low
----                        -------       --------
         First Quarter      1 15|M/16     19|M/16
         Second Quarter     31|M/16       13|M/4
         Third Quarter      63|M/16       27|M/16
         Fourth Quarter     6             31|M/2
1996
----
         First Quarter      43|M/8        27|M/8
         Second Quarter     33|M/4        215|M/32
         Third Quarter      33|M/8        115|M/16
         Fourth Quarter     39|M/16       213|M/16
1997
----
         First Quarter      33|M/8        23|M/8
         Second Quarter     31|M/4        23|M/8
         Third Quarter      33|M/4        23|M/4
         Fourth Quarter     31|M/2        2


     As of February 12, 1998, the number of holders on record of the Company's Common Stock was 3,265. Such number of record holders was determined from the Company's shareholder records and does not include beneficial owners whose shares are held in nominee accounts with brokers, dealers, banks and clearing agencies.

     The Company has not paid any dividends on its Common Stock since its inception.


                            STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Company's Common Stock for the past five fiscal years, based on the market price of the Common Stock, with the cumulative total return of companies in the S&P 500 Composite and the S&P Computer (Software & Service)
- 500 Group Indexes.

                     COMPARISON OF FIVE YEAR TOTAL RETURN
                FOR TRANSNET CORPORATION, S&P 500 COMPOSITE AND
              S&P COMPUTER (SOFTWARE & SERVICE) - 500 GROUP INDEX

                          TOTAL SHAREHOLDERS RETURNS


[GRAPHIC OMITTED]



AUDITORS

     The firm of Moore Stephens, P.C., certified public accountants, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the current fiscal year ending June 30, 1998. Moore Stephens, P.C. and its predecessor firm have served as the Company's auditors since 1977. Representatives of such firm are not expected to be present at the April 2, 1998 Special Meeting of Stockholders.


STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 1998 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 45 Columbia Road, Branchburg, New Jersey 08876 on or before June 30, 1998.


                                 OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Proxy Statement:

     1. The Company's Annual Report for the fiscal year ended June 30, 1997 as provided to each Stockholder together with this Proxy Statement; and

     2. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

     All documents and reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the respective dates of filing of such documents or reports.

     Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE INFORMATION OFFICER, TRANSNET CORPORATION, 45 COLUMBIA ROAD, BRANCHBURG, NEW JERSEY 08876, TELEPHONE NO. (908) 253-0500. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED BY MARCH 16, 1998.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or part of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Web Site (http;//wwwsec.gov).



     By Order of the Board of Directors



                                           STEVEN J. WILK
                                           President


Branchburg, New Jersey
February 27, 1998

                                                                       EXHIBIT A



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                               ----------------
                                   FORM 10-Q

               QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


For the quarter ended December 31, 1997Commission File Number 0-8693



                              TRANSNET CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





                          Delaware                     22-1892295
-----------------------------------------------   ----------
            (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

                     45 Columbia Road
                 Somerville, New Jersey                08876-3376
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


Registrant's telephone number, including area code: (908) 253-0500

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


                  Yes X  No


Indicate the number of shares outstanding of each of the issuer's classes of common stock as of February 5, 1998: 5,216,804.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
INDEX TO FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 1997.
--------------------------------------------------------------------------------
PART I: FINANCIAL INFORMATION





ITEM 1. Financial Statements
   Consolidated Balance Sheets as of December 31, 1997 [Unaudited]
   and June 30, 1997 ......................................................  1
   Consolidated Statements of Operations for the three and six months ended
   December 31, 1997 and 1996 [Unaudited] .................................  2
   Consolidated Statements of Cash Flows for the six months ended
   December 31, 1997 and 1996 [Unaudited] .................................  3
   Notes to Consolidated Financial Statements [Unaudited]   ...............  4-5
ITEM 2. Managements' Discussion and Analysis of the Financial
      Condition and Results of Operations .................................  6-7
PART II: OTHER INFORMATION ................................................  8
SIGNATURES  ...............................................................  9

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------



                                                                      DECEMBER 31,     JUNE 30,
                                                                          1997           1997
                                                                      --------------  ---------------
                                                                       [UNAUDITED]

ASSETS:
CURRENT ASSETS:
 Cash and Cash Equivalents   .......................................  $ 2,760,264      $  3,336,917
 Accounts Receivable-Net  ..........................................   11,409,624         8,986,318
 Inventories  ......................................................    3,196,336         3,274,462
 Other Current Assets  .............................................      297,166           324,546
 Deferred Tax Asset ................................................       94,700           334,700
 Mortgage Receivable   .............................................      590,000                 -
                                                                      -----------      ------------
 TOTAL CURRENT ASSETS  .............................................   18,348,090        16,256,943
PROPERTY AND EQUIPMENT-NET   .......................................      785,094           916,254
OTHER ASSETS  ......................................................      999,927         1,051,101
                                                                      -----------      ------------
 TOTAL ASSETS ......................................................  $20,133,111      $ 18,224,298
                                                                      ===========      ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
 Accounts Payable   ................................................  $ 2,071,558      $    965,340
 Accrued Expenses   ................................................      800,010           650,242
 Floor Plan Payable ................................................    4,142,919         4,384,040
 Deferred Income ...................................................      228,820           162,576
 Other Current Liabilities   .......................................      302,626           264,481
                                                                      -----------      ------------
 TOTAL CURRENT LIABILITIES   .......................................    7,545,933         6,426,679
                                                                      -----------      ------------
DEFERRED TAX LIABILITY .............................................       97,700            97,700
                                                                      -----------      ------------
COMMITMENTS AND CONTINGENCIES   ....................................            -                 -
                                                                      -----------      ------------
STOCKHOLDERS' EQUITY:
 Capital Stock-Common, $.01 Par Value, Authorized 15,000,000 Shares;       74,695            74,695
   Issued 7,469,524 Shares [of which 2,252,720 are in Treasury]  ...
 Paid-in Capital ...................................................   10,686,745        10,686,745
 Retained Earnings  ................................................    7,945,681         7,156,122
                                                                      -----------      ------------
 Totals ............................................................   18,707,121        17,917,562
 Less: Treasury Stock-At Cost   ....................................   (6,217,643)       (6,217,643)
                                                                      -----------      ------------
 TOTAL STOCKHOLDERS' EQUITY  .......................................   12,489,478        11,699,919
                                                                      -----------      ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................  $20,133,111      $ 18,224,298
                                                                      ===========      ============


The Accompanying Notes are an Integral Part of these Consolidated Financial
                                  Statements.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS

[UNAUDITED]
--------------------------------------------------------------------------------



                                             THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                DECEMBER 31,                      DECEMBER 31,
                                       -------------------------------   -------------------------------
                                          1997            1996              1997            1996
                                       -------------   ---------------   -------------   ---------------

REVENUE  ...........................    $20,282,544     $19,496,903       $39,796,129     $36,036,011
COST OF REVENUE   ..................     18,016,064      17,415,384        35,590,181      32,112,304
                                        -----------     -----------       -----------     -----------
 GROSS PROFIT  .....................      2,266,480       2,081,519         4,205,948       3,923,707
EXPENSES:
 Selling, General and Administrative
   Expenses ........................      2,006,104       1,728,848         3,687,876       3,296,485
                                        -----------     -----------       -----------     -----------
 OPERATING INCOME ..................        260,376         352,671           518,072         627,222
                                        -----------     -----------       -----------     -----------
OTHER INCOME [EXPENSE]:
 Interest Income  ..................         26,288          17,740            69,998          45,772
 Interest Expense ..................              -         (30,681)                -         (35,983)
 Gain on Sale  .....................        466,489               -           466,489               -
                                        -----------     -----------       -----------     -----------
 OTHER INCOME [EXPENSE]-NET   ......        492,777         (12,941)          536,487           9,789
                                        -----------     -----------       -----------     -----------
 INCOME BEFORE PROVISION FOR INCOME
   TAXES ...........................        753,153         339,730         1,054,559         637,011
PROVISION FOR INCOME TAXES .........        257,000               -           265,000               -
                                        -----------     -----------       -----------     -----------
 NET INCOME ........................    $   496,153     $   339,730       $   789,559     $   637,011
                                        ===========     ===========       ===========     ===========
 INCOME PER COMMON SHARE   .........    $       .10     $       .07       $       .15     $       .12
                                        ===========     ===========       ===========     ===========


The Accompanying Notes are an Integral Part of these Consolidated Financial
                                  Statements.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



                                                                SIX MONTHS ENDED
                                                                   DECEMBER 31,
                                                         ---------------------------------
                                                            1997              1996
                                                         ---------------   ---------------
                                   [UNAUDITED]

OPERATING ACTIVITIES:
 Net Income ..........................................    $    789,559      $    637,011
                                                          ------------      ------------
 Adjustments  to  Reconcile  Net  Income  to Net Cash
  Provided  by  [Used  for]
  Operating Activities:
  Depreciation and Amortization  .....................         155,160           177,606
  Gain on Sale of Land  ..............................        (466,489)                -
  Deferred Taxes  ....................................         240,000                 -
 Changes in Assets and Liabilities:
  [Increase] Decrease in:
   Accounts Receivable  ..............................      (2,423,306)       (1,888,161)
   Inventory   .......................................          78,126           316,807
   Other Current Assets ..............................          27,380           310,944
   Other Assets   ....................................         (96,337)          (43,458)
  Increase [Decrease] in:
   Accounts Payable and Accrued Expenses  ............       1,255,986          (103,266)
   Deferred Income   .................................          66,244          (165,637)
   Other Current Liabilities  ........................          38,145            50,782
                                                          ------------      ------------
  Total Adjustments  .................................      (1,125,091)       (1,344,383)
                                                          ------------      ------------
 NET CASH-OPERATING ACTIVITIES   .....................        (335,532)         (707,372)
INVESTING ACTIVITIES:
 Capital Expenditures   ..............................               -           (21,237)
FINANCING ACTIVITIES:
 Floor Plan Payable  .................................        (241,121)          446,148
                                                          ------------      ------------
 NET [DECREASE] IN CASH AND CASH EQUIVALENTS .........        (576,653)         (282,461)
CASH AND CASH EQUIVALENTS-BEGINNING OF PERIODS  ......       3,336,917         2,383,741
                                                          ------------      ------------
 CASH AND CASH EQUIVALENTS-END OF PERIODS ............    $  2,760,264      $  2,101,280
                                                          ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the periods for:
  Interest  ..........................................    $          -      $     35,983
  Income Taxes .......................................    $      8,878      $      7,500
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING ACTIVITIES:
 During 1996,  $520,790 of other assets were placed into service and  classified as property and equipment.
 During 1997, the Company disposed of $138,126 of fully depreciated property and equipment.


The Accompanying Notes are an Integral Part of these Consolidated Financial
                                  Statements.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


[A] CONSOLIDATION-The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiary, Century American Corporation. Intercompany transactions and accounts have been eliminated in consolidation. During the prior year, the Corporation liquidated four inactive subsidiaries whose activities were previously merged with the Corporation.

[B] INVENTORY-Inventory consists of finished goods. The Corporation's inventory is valued at the lower of cost [determined on the average cost basis] or market.

[C] CASH AND CASH EQUIVALENTS-For the purposes of the statement of cash flows, the Corporation considers highly liquid debt instruments, purchased with a maturity of three months or less, to be cash equivalents.

[D] EARNINGS PER SHARE-Earnings per common share are based on 5,216,804 weighted shares outstanding for the period ended December 31, 1997 and 1996.


[2] INCOME TAXES

The Corporation has a deferred tax asset of $94,700 based on temporary timing differences including inventory capitalization, allowance for doubtful accounts, vacation pay accruals and net operating loss carryforwards.

The Company anticipates fully utilizing its net operating loss carryforward of approximately $948,000 during the current year.


[3] RECLASSIFICATION

Certain items from prior year's financial statements have been reclassified to conform to the current year's presentation.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial position, the results of operations and cash flows for the periods presented.

These statements should be read in conjunction with the summary of significant accounting policies and notes contained in the Corporation's annual report on Form 10-K for the year ended June 30, 1997.

TRANSNET CORPORATION AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #2
--------------------------------------------------------------------------------
[4] ASSET PURCHASE AGREEMENT


On October 31, 1997, the Corporation executed an Asset Purchase Agreement providing for the sale for a maximum $20.5 million cash purchase price of substantially all of its operating assets, subject to certain liabilities, to a wholly-owned subsidiary of GE Capital Information Technology Solutions, Inc. ["GEITS"]. GEITS is an affiliate of GE Capital Services which in turn is a wholly-owned subsidiary of General Electric Company. The sale is subject to the approval of TranNet's stockholders at a stockholder meeting anticipated in the first quarter of calendar 1998, as well as the occurrence of certain other conditions.


[5] SALE OF LAND

On November 11,1997, the Corporation executed an agreement to sell approximately
6.32 acres of unimproved real property in Mountainside, New Jersey [the "real property"] to W Realty LLC ["W Realty"] for the appraised value of $1,000,000. W Realty is a partnership consisting of John J. Wilk, Chairman of the Board, and Raymond J. Rekuc, a Director of the Corporation. The purchase price is payable through a credit extended by W Realty as sub-lessor to the Corporation as sub-lessee for the $410,000 of rent payable by the Corporation over the last two years of its sublease for its principal facility in Somerville, New Jersey and a $590,000 promissory note executed by W Realty payable in installments of $150,000 in February 1998 and $440,000 in November 1998. The note bears interest at the rate of 8% per annum and is secured by a mortgage on the Real Property. The Real Property was specifically excluded from the assets which the Corporation agreed, subject to stockholder approval, to sell to GEITS [See Note 4].


                            . . . . . . . . . . . .

ITEM 2:


TRANSNET CORPORATION AND SUBSIDIARY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
--------------------------------------------------------------------------------
RESULTS OF OPERATIONS


Revenues for the three months ended December 31, 1997 were $20,282,544 as compared with $19,496,903 for the quarter ended December 31, 1996. For the quarter ended December 31, 1997 the Corporation reported net income of $496,153 as compared with net income of $339,730 for the similar period in 1996. Operating income totaled $260,376 in the more recent quarter as compared to $352,671 in the similar period in 1996. For the six months ended December 31, 1997, revenues were $39,796,129, as compared to $36,036,011 reported for the similar period in 1996, with net income of $789,559 for the period ended December 31, 1997, compared with net earnings of $637,011 for the same period in 1996. Operating income in the six months ended December 31, 1997 was $518,072 compared to $627,222 in the prior year's corresponding period. The increase in revenues is primarily due to increases in the sale of the Corporation's technical services (such as technical support, technical repair and maintenance services, system integrations, network design and installation, and training), and to a lesser extent to an increased volumes of hardware sales. The portion of revenues attributed to equipment sales remained relatively constant compared to prior periods due to the impact of decreases in the prices of computer equipment.

Net income for the quarter ended December 31, 1997 are attributable to increased service revenues, management's concentration on sales of network and system integration products which yield higher profit margins, and to a non-recurring profit of $466,489 from the sale during the quarter of certain unimproved real property. Service related revenues, though not a material source of the Corporation's revenues, are significant in their contributions to earnings because these operations yield a higher profit margin than equipment sales. The Corporation continued to increase its technical staff in response to the demand for its services, encountering an industry-wide shortage of qualified technical personnel, resulting in a high level of competition to hire and retain technical staffs. Management anticipates these trends to continue. For the quarter ended December 31, 1997, the increase in revenues from the provision of service, support, outsourcing and network integration is largely the result of the Corporation renewing and/or entering into service contracts with a number of large corporate customers. The majority of these contracts are short-term, usually twelve months or less, and contain provisions which permit early termination. Although the contracts generally contain renewal terms, there is no assurance that such renewals will occur.

The  computer  industry  continually  faces  a trend  of  decreasing  prices  of computers and related equipment. Management believes that this trend will continue. Industrywide, the result of price erosion has been lower profit margins on sales, which require businesses to sell a greater volume of equipment to maintain past earning levels. Another result of the price decreases has been intensified competition within the industry, including the consolidation of businesses through merger or acquisition and the entrance of manufacturers into technical services business. Management believes that the adoption of policies by many larger corporate customers to limit the number of vendors permitted to provide goods and services for specified periods of time has further increased price competition. To meet these competitive challenges and to maximize the Corporation's profit margin, management has modified its marketing strategy and has enforced expense controls. Management's current marketing strategy is designed to increase sales of lower revenue/higher profit margin products related to service and support operations. Management's efforts include targeting commercial, educational and governmental customers which provide marketplaces for a wide range of products and services at one time, a cost-effective approach to sales. Management believes it maximizes profits through concentration on sales of value-added applications; promotion of the Corporation's service and support operations; and strict adherence to cost-cutting controls. In light of the above, management emphasizes and continues the aggressive pursuit of an increased volume of equipment sales, technical service and support programs, and promotion of its training services.


Interest income for the quarter and six month period increased as compared to the corresponding periods in the prior year because of the increase in the amount of funds invested and higher yields. Interest expense was eliminated in the quarter and six-month period ended December 31, 1997 as compared to the same periods in 1996

RESULTS OF OPERATIONS [CONTINUED]

as a result of management's efforts to shorten the collection cycles of accounts receivables and payables, with a resulting reduction in related financing costs.

Although actual expenses increased in 1997 due to the expenses related to the significant increase in the Corporation's technical staff (discussed above), selling, general and administrative expenses remained relatively constant at approximately 9% of revenues for the quarter and six-months ended December 31, 1997 and 1996, due to management's strict adherence to cost-control measures, although the expenses were slightly elevated in the 1997 quarter due to professional expenses related to matters discussed below.


LIQUIDITY AND CAPITAL RESOURCES

There are no material commitments of the Corporation's capital resources.

The Corporation currently finances a portion of its accounts receivable and finances purchases of portions of its inventory through floor-planning arrangements under which such inventory secures the amount outstanding. Inventory decreased in the quarter and six-month period ended December 31, 1997 as compared to the corresponding period in 1996 in response to increased inventory turns related to the higher volume of sales. Management shall continue its efforts to increase turnover and to provide the Corporation with protection against inventory obsolescence resulting from the rapid technological advances of the computer industry, as well as minimize floor plan financing.

Accounts receivable and payable increased for the quarter and six-month period ended December 31, 1997 compared with the same periods in 1996 as a result of increased sales. Cash levels decreased in the six month period ended December 31, 1997 as compared to the corresponding period in 1996. The decrease is due to scheduled payment requirements under the floor planning arrangements

For the fiscal quarter and six months ended December 31, 1997, as in the periods ended December 31, 1996 the internal resources of the Corporation were sufficient to enable the Corporation to meet its obligations.

Management has recently been appraised of an unasserted possible claim or assessment involving the Corporation's Pension Plan. The Plan was adopted in 1981 as a defined benefit plan. In 1989, various actions were taken by the Corporation to terminate the Plan, to convert it to a defined contribution plan and to freeze benefit accruals. No filing for plan termination was made with the Pension Benefit Guaranty Corporation (the "PBGC"). Additionally, a final amended and restated plan document incorporating the foregoing amendments and other required amendments including those required by the Tax Reform Act of 1986 do not appear to have been properly adopted. In addition, since 1989, it appears that certain operational violations occurred in the administration of the Plan including the failure to obtain spousal consent in certain instances where it was required.

The Corporation currently intends to (i) take corrective action under the IRS Walk-in Closing Agreement Program ("CAP"), (ii) apply for a favorable determination letter with respect to the Plan from the IRS, and (iii) terminate the Plan. The CAP program provides a correction mechanism for "non amenders" such as the Corporation. Under CAP, the Corporation will be subject to a monetary sanction (which could range from $1,000 to approximately $40,000). In addition, the Corporation will be required to correct, retroactively, operational violations, and to pay any resulting excise taxes and PBGC premiums and penalties that may be due. Special counsel has advised the Corporation that although it believes that the Corporation will incur some liability in connection with the correction of such operational violations, it is not possible to estimate the potential amount of or the range of liability at this time. Such counsel has also advised that depending on the corrections required, such liability could range from an insignificant to a material amount, but that due to the uncertainties involved, any estimate in dollar terms of the range of any such liability at this time would be speculative and potentially misleading.

TRANSNET CORPORATION AND SUBSIDIARY
PART II- OTHER INFORMATION
--------------------------------------------------------------------------------
Item 5: Other Information


     Pursuant to the decision of a NASDAQ Listing Qualifications Panel, the Company's common stock was deleted from the NASDAQ Stock Market on February 4, 1998. The cited cause of the delisting was the Company's failure to hold its shareholder meeting (currently called for March 1998) prior to January 31, 1998. The Company believes there were justifiable reasons for the delay in holding the meeting attributable to negotiations in connection with the Company's proposed transaction with an affiliate of GE Capital, and has appealed the decision to the NASDAQ Listing Council. Pending determination of the appeal, the common stock will trade on the OTC Bulletin Board under the symbol "TRNT."

Item 6: Exhibits and Reports on Form 8-K

     A. Exhibits-None required to be filed for Part II of this report.

     B. Reports on Form 8-K-None filed during the quarter for which this report is submitted.

SIGNATURES
--------------------------------------------------------------------------------
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TRANSNET CORPORATION


Date: February 13, 1998                   By: /s/ Steven J. Wilk
                                             ---------------------
                                             Steven J. Wilk,
                                             Chief Executive Officer




Date: February 13, 1998                   By: /s/ John J. Wilk
                                             ---------------------
                                             John J. Wilk,
                                             Chief Financial and Accounting
                                             Officer

                                                                     EXHIBIT B


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           ASSET PURCHASE AGREEMENT
                             DATED OCTOBER 31, 1997


                                     AMONG



GE CAPITAL INFORMATION TECHNOLOGY SOLUTIONS ACQUISITION CORP.,
                            A DELAWARE CORPORATION,




                             TRANSNET CORPORATION,
                            A DELAWARE CORPORATION,



                                STEVEN J. WILK,
                                 AN INDIVIDUAL


                                      AND


                                JAY A. SMOLYN,
                                 AN INDIVIDUAL










--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated October 31, 1997 (this "Agreement") is by and among GE Capital Information Technology Solutions Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of GE Capital Information Technology Solutions, Inc. ("Buyer"), TransNet Corporation, a Delaware corporation ("Seller") and Steven J. Wilk and Jay A. Smolyn, individuals and significant shareholders of Seller (each a "Primary Shareholder" and, together, the "Primary Shareholders").

     WHEREAS, Seller desires to sell and Buyer desires to purchase from Seller, certain properties, rights and assets of Seller as described herein, for the consideration provided herein; and

     WHEREAS, Primary Shareholders are the owners and holders, in the aggregate, of approximately 9% of the issued and outstanding shares of capital stock of Seller;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, Seller, Primary Shareholders and Buyer hereby represent, warrant and agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     For the purposes hereof, capitalized terms used herein shall have the respective meanings assigned to them in Attachment A or elsewhere herein. References in this Agreement to Sections, subsections, paragraphs, clauses, Attachments and Exhibits are to Sections, subsections, paragraphs, clauses, Attachments and Exhibits in or to this Agreement unless otherwise indicated.


                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS

     Section 2.01 Purchase of Assets. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, on the Closing Date, Seller will (i) assign to Buyer (in the case of the Lease, if so assigned, by instruments of transfer suitable for recording) all of Seller's right, title and interest under the Assigned Agreements, (ii) sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase from Seller, each of the other Purchased Assets by bills of sale or other appropriate instruments of transfer.

     Section 2.02 Assumption of Liabilities. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, on the Closing Date, Buyer shall assume the Assumed Liabilities.


                                  ARTICLE III

                                 PURCHASE PRICE

     Section 3.01 Purchase Price. (a) The total purchase price to be paid by Buyer for the Purchased Assets (in addition to the assumption of the Assumed Liabilities) (the "Purchase Price") shall be $20,500,000 (Twenty Million Five Hundred Thousand Dollars) which shall be paid by Buyer as follows: (i) $18,500,000 (Eighteen Million Five Hundred Thousand Dollars) shall be paid by Buyer to Seller on the Closing Date (subject to upward adjustment pursuant to Section 3.01(c), the "Closing Payment"); and (ii) a total of $2,000,000 (Two Million Dollars) (subject to downward adjustment pursuant to Section 3.01(c), the "Escrow Portion") shall be deposited by Buyer with the Escrow Agent to be held, invested and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement and in accordance with Section 3.01(c) hereof. The Closing Payment amount may reduced by an amount up to, but not in excess of, $1,000,000 (One Million Dollars) under the circumstances described in Section 6.01(k).

     (b) Payment of Purchase Price. Payment of the Closing Payment portion of the Purchase Price shall be made by Buyer to Seller by wire transfer of immediately available funds to such account as may be designated in writing by Seller at least two business days prior to the Closing Date and payment by Buyer of the Escrow Portion of the Purchase Price shall be made by wire transfer of immediately available funds to such account as maybe designated in writing to Buyer by the Escrow Agent at least two business days prior to the Closing Date.

     (c) Regarding Escrowed Amounts. The parties hereto agree that $1,000,000 (One Million Dollars) of the total Escrow Portion (such amount of the Escrow Portion, subject to downward adjustment pursuant to the immediately following sentence, the "TPP Deposit") is to be segregated and held by the Escrow Agent pursuant to an Escrow Agreement in the form of Exhibit A-3 hereto for the purpose of discharging any losses, claims, costs or other liabilities of Seller, Buyer or the Seller Pension Plan arising under or relating to the Seller Pension Plan. If between the date of this Agreement and the Closing Date, Buyer and Seller agree that the maximum potential liability with respect to such matters described in the preceding sentence is less than $1,000,000 (One Million Dollars) and Buyer and Seller agree on the amount of such lesser maximum potential liability, the Closing Payment and the TPP Deposit shall be increased and decreased, respectively, by the difference between $1,000,000 and such agreed amount of lesser potential maximum liability. The parties hereto further agree that the release and disbursement of the TPP Deposit shall occur in the following manner: (1) at such time as the Seller and the IRS reach an agreement in principle on a negotiated monetary sanction (the "Sanction Amount") and the actions and corresponding costs required to correct plan defects (the "Correction Amount") with respect to the Seller Pension Plan pursuant to Rev. Proc. 94-16, an amount shall be released and disbursed to Seller from the TPP Deposit equal to the sum of (I) the Sanction Amount, plus (II) the portion of the Correction Amount which is attributable to items disclosed to the IRS in the Seller's application under Rev. Proc. 94-16, plus (III) an additional portion of the Correction amount, if any, to which Seller and Buyer agree in writing; (2) at such time as the 60-day (or extended) period referred to in Section 4041(b)(2)(C) of ERISA expires or upon receipt of a letter, opinion or ruling from the PBGC approving or acquiescing with respect to the termination of the Seller Pension Plan, an amount equal to the amount necessary to fully fund the Seller Pension Plan upon a standard termination basis in accordance with Section 4041(b) of ERISA (as determined in accordance with the certification of an enrolled actuary for purposes of Section 4041(b)(2)(A)(i)) shall be released and disbursed to Seller from the TPP Deposit, (3) any amount (including, without limitation, excise taxes, premiums, penalties and interest) required to be paid to the IRS, DOL or the PBGC in connection with the Seller Pension Plan shall be released and disbursed to Seller from the TPP Deposit upon presentation by Seller to Buyer of either (A) an assessment or other demand for such payment by the IRS, DOL or PBGC, or (B) the appropriate transmittal forms for such payment, and (4) at reasonable intervals, amounts necessary to pay legal, actuarial and other professional fees and expenses with respect to the Seller Pension Plan shall be released and disbursed to Seller from the TPP Deposit; provided, however, in each such case, that the Seller certifies that the amounts released will be used for purposes of paying such Sanction Amount and Correction Amount (in the case of item (1) above), for purposes of fully funding the Seller Pension Plan on a standard termination basis (in the case of item (2) above), for purposes of paying any amount required to be paid by the IRS, DOL or PBGC (in the case of item (3) above) or for purposes of paying legal, actuarial and professional fees and expenses (in the case of item (4) above); provided, further that the aggregate amount to be released and disbursed pursuant to clause (4) above shall not exceed $100,000. No later than March 31, 1998 Seller shall (X) voluntarily request consideration of the Seller Pension Plan in accordance with Rev. Proc. 94-16, (Y) make application to the IRS for a determination letter with respect to the qualified status of the Seller Pension Plan upon plan termination, and (Z) file a standard termination notice with, or otherwise request approval of, the PGBC with respect to the termination of the Seller Pension Plan. Seller shall promptly provide to Buyer evidence of the payment of all such amounts in items (1), (2), (3) and (4) above. Any amounts remaining in the TPP Deposit after the payment of the amounts described in items
(1), (2), (3) and (4) above shall be released and distributed upon the earlier of (i) the latest to occur of (a) the date that Seller enters into a formal closing agreement described in item (1) above and pays the Sanction Amount and completes the correction in accordance with the closing agreement, (b) the final distribution of plan assets of the Seller Pension Plan pursuant to Section 4041(b)(2)(D) of ERISA or in accordance with an opinion, letter or ruling from the PBGC, (c) the receipt of a determination letter from the IRS concerning the qualified status of the Seller Pension Plan upon plan termination, and (d) the date that the Seller certifies to Buyer that no further premium payments, interest payments, excise taxes, penalties or legal, actuarial and professional fees and expenses are due with respect to the Seller Pension Plan, and (ii) such date as the Buyer shall notify Seller in writing that Buyer is satisfied that all of Seller's obligations with respect to the Seller Pension Plan have been satisfied. Buyer agrees that any other liabilities of Seller or Primary Shareholders to Buyer arising under or related to this Agreement that are not related to the Seller Pension Plan may not be satisfied by payments to Buyer of any portion of the TPP Deposit. Seller and Primary Shareholders agree that Buyer may cause the Escrow Agent to release and disburse to Buyer all or any portion of the TPP Deposit in the amount of any losses, claims, costs or other liabilities of the Buyer arising under or relating to the Seller Pension Plan upon presentation by Buyer to Seller and Primary Shareholders of evidence reasonably satisfactory to Seller and the Primary Shareholders that Buyer has incurred or will incur such losses, claims, costs or other liabilities and the amount thereof. Notwithstanding the foregoing, in the event that after Seller has made a good faith effort to apply for and negotiate with the IRS concerning the Seller Pension Plan pursuant to Rev. Proc. 94-16, Seller and IRS cannot agree on the Sanction Amount and Correction Amount, Buyer agrees to cooperate in good faith with Seller to establish an alternative procedure for the release and disbursement of the TPP Deposit.


                                   ARTICLE IV

                                    CLOSING

     Section 4.01 The Closing Date. The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. New York time, as soon as practicable after all conditions to Closing are satisfied or such other time, date or place as Seller, Primary Shareholders and Buyer may mutually agree (the "Closing Date").

     Section 4.02. Certificates, Instruments of Transfer, Etc. (a) Seller agrees that the sale and transfer of the Purchased Assets shall be made by the Assignment Agreement, bills of sale and other instruments of transfer acceptable to Buyer. Seller and Buyer agree to use reasonable efforts to minimize any sales, use, transfer and similar transaction taxes and other transaction costs, provided that such efforts shall not expose either party to any additional cost or risk. Seller shall pay all of such taxes, if any.

     (b) Subject to any repurchase thereof pursuant to Section 8.02(b), from and after the Closing Date, Buyer shall have the right and the authority to collect for its own account all Receivables which shall be transferred to Buyer as provided herein and to endorse with the name of Seller (or a Primary Shareholder, if applicable) any checks received on account of such Receivables. From and after the Closing Date, each Seller and each Primary Shareholder will, promptly following receipt thereof, transfer and deliver to Buyer any cash or other property that it may receive in respect of such Receivables (except cash or property received by them in respect of Receivables repurchased pursuant to
Section 8.02(b)) and until so transferred and delivered the same shall be deemed to be held in trust for Buyer. From and after the Closing Date, Buyer shall also have the right to compromise, settle and obtain the release of all claims and liabilities related to the Assigned Agreements and to open all mail and packages and receive all communications and deliveries addressed to Primary Shareholders or Seller at the Site.

     (c) Buyer agrees to assume the Assumed Liabilities by delivery of the Assignment Agreement.

     (d) Seller and Primary Shareholders agree that, at any time and from time to time after the Closing Date, they will, upon request and at Buyer's expense, execute, acknowledge and deliver, all such further reasonable deeds, assignments, transfers and conveyances as may be required for the better assigning, transferring, granting and conveying to Buyer of any of the Purchased Assets.

     (e) Buyer agrees that, at any time and from time to time after the Closing Date, it will, upon request, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further reasonable assumptions as may be required for the better confirming to Seller the assumption by Buyer of the Assumed Liabilities.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Section  5.01   Representations   and  Warranties  of  Seller  and  Primary
Shareholders. Seller and the Primary Shareholders, jointly and severally, represent and warrant to Buyer as follows:

     (a) Seller's Organization, Good Standing and Capitalization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would have a material adverse effect on the Business. Seller has no subsidiaries other than Century American Corporation, a wholly-owned subsidiary, and is not a participant in any joint venture or similar arrangement. The only name under which the Seller currently conducts its business is TransNet Corporation and all of Seller's contracts, agreements and other business arrangements currently in effect have been entered in the name of, or have been assigned to, TransNet Corporation. Century American Corporation has no assets or liabilities and conducts no business.

     (b) Corporate Authorization. The execution, delivery and performance by Seller of this Agreement, the Escrow Agreement, the Assignment Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement have been authorized and approved by all requisite corporate action on the part of Seller other than approval by the shareholders of Seller in accordance with laws of the State of Delaware and the Certificate of Incorporation and By-laws of Seller. Upon receipt of the necessary approvals from Seller's shareholders and the expiration or termination of the waiting period under the HSR Act, this Agreement, the Escrow Agreement, the Assignment Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement will constitute the valid, binding and enforceable obligations of Primary Shareholders and Seller (subject to the execution and delivery of such other agreements and instruments (other than this Agreement)) except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. This Agreement has been duly executed and delivered by Seller and each Primary Shareholder and is the valid and binding obligation of Seller and each Primary Shareholder.

     (c) Purchased Assets; Business. (1) Exhibit 5.01(c)(1) is an accurate list of the Assigned Agreements, setting forth the name and date of, and parties to, each such agreement, a brief description of the subject matter thereof and indicating whether any consent is required for the assignment of such agreement by Seller to Buyer, as contemplated by this Agreement. True and complete copies of the Assigned Agreements have been furnished to Buyer. Exhibit 5.01(c)(1) also contains a list of all of the automobiles on the books of the Seller that are used for the personal use of any individual.

     (2) Seller is not in default (and no event or circumstance exists which, with notice or lapse of time or both, would constitute a default by Seller) in any material respect under any of the Assigned Agreements and, to the best knowledge of Seller and Primary Shareholders, no other party to the Assigned Agreements is in default with such agreements. Each Assigned Agreement is in full force and effect. Seller has the right to assign the Assigned Agreements, subject to restrictions on assignment contained in the Assigned Agreements indicated on Exhibit 5.01(c)(1) or under applicable law, and Seller has not otherwise assigned, pledged or encumbered its interest in the Assigned Agreements. No obligation of Seller under any Assigned Agreement is in excess of the normal, ordinary and usual requirements of Seller or at other than an arms-length price. Except as set forth on Exhibit 5.01(c)(1), no Assigned Agreement obligates Seller to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) together with the customary profit margin for such product or service in the light of the amount of product or service provided and the type of customer involved. Exhibit 5.01(c)(2) sets forth a report for the Business of all orders received and not filled as of October 24, 1997.

     (3) Seller's interest in the Site is a valid and subsisting leasehold interest in the Site pursuant to the Lease, and the Lease affords the tenant thereunder the legal right to occupy the Site as of the Closing Date in accordance with the terms thereof. The Lease is valid and enforceable by Seller, and Seller and each Primary Shareholder believes that at the time the Lease was executed the rentals payable by the tenant under the Lease were fair market value rentals for the property subject thereto. Seller has performed all the obligations required to be performed by it under the Lease and possesses and quietly enjoys the premises under the Lease. Neither Seller nor Primary Shareholders have received notice of any pending or threatened condemnation proceedings relating to all or any portion of the property or premises that are the subject of the Lease and, so far as known to Seller and each Primary Shareholder, there are no such pending or threatened proceedings. The structures, tangible properties and equipment owned, operated or leased by Seller in connection with the Business are used and useable by Seller in the present conduct of the Business. The Excluded Real Property is the only interest in real property owned by the Seller (other than its leasehold interest in the Site pursuant to the Lease). Exhibit 5.01(c)(3) contains an accurate legal description of the Excluded Real Property. Seller has a good and marketable fee simple interest in the Excluded Real Property.

     (4) Seller has good, indefeasible and marketable title to the Inventory, Receivables, Furnishings and Customer Data, free and clear of all Encumbrances other than those created under the Borrowing Arrangements. The Receivables constitute valid claims against the account debtors with respect thereto. The Receivables will be collectible within 180 days after the Closing Date at 97% of the aggregate gross recorded amounts thereof less any reasonable allowance or reserve to be agreed upon by Buyer and Seller on or prior to the Closing Date. The Inventory is new, unused, undamaged, unopened product in its original packaging and treated by the manufacturer thereof as its current product and valued in the Seller's inventory records at the lower of Seller's cost and the manufacturers' current pricing levels. Inventory at any time is determined on the basis of the Inventory physically located at the Site (or in transit or storage) at such time and not on the basis of accounting records. Inventory shall not include property, products, fixtures and equipment used in the day-to-day operation of the Business or any of the Other Property.

     (5) Exhibit 5.01(c)(5) sets forth the nature of the operations at the Site, lists the Inventory and Receivables as of October 24, 1997 and lists the Other Property as of such date. All property of the Seller constituting Purchased Assets are located at the Site.

     (6) The Purchased Assets constitute all of the assets and business of Seller used by Seller in or necessary to conduct the Business (subject to Section 8.02 and other than the Excluded Assets).

     (d) Litigation. Except as set forth on Exhibit 5.01(d), there is no litigation, action, suit, tax audit, proceeding or investigation pending or, to Primary Shareholders' or Seller's knowledge, threatened with respect to the Business of Seller, any of the Purchased Assets or any of the transactions contemplated hereby before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any other entity, which, if adversely determined, could have a material adverse impact upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Site substantially similar to the Business. Neither Seller nor any Primary Shareholder is in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, could have a material adverse impact upon the Purchased Assets taken as a whole or the conduct by Buyer after the Closing Date of a business at the Site substantially similar to the Business of Seller.

     (e) No Conflict. Assuming that (1) the requisite approval of the shareholders of Seller is obtained, (2) all applicable Governmental Authorities relating to the HSR Act approve the transactions contemplated hereby and (3) all required consents to the assignment of the Assigned Agreements are obtained, the execution by Primary Shareholders and Seller of this Agreement, the Employment Agreements, the Escrow Agreement, the Assignment Agreement, and the bills of sale, assignments and other instruments of transfer referred to in this Agreement, in each case, to which each such person or entity is or will be a party, compliance by Primary Shareholders and Seller with the provisions of this Agreement and the other such agreements to which each such person or entity will be a party and the consummation by Primary Shareholders and Seller of the transactions contemplated hereby or thereby (i) will not violate in any material respect any provision of applicable law to which Primary Shareholders or Seller are subject, (ii) will not conflict with any provision of the Certificate of Incorporation or By-laws of Seller or conflict with or constitute a default (or with notice or lapse of time or both, constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Seller or any Primary Shareholder, (iii) will not result in the creation of any Encumbrance upon any of the Purchased Assets, (iv) do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, except for filings under state laws, if any, required in connection with the conveyance of the Receivables and vehicles, and (v) do not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to either Primary Shareholders or Seller, to any of the Purchased Assets or to the Business of Seller, violation of which could have an adverse impact upon Buyer or the conduct by Buyer after the Closing Date of a business substantially similar to the Business.

     (f) No Other Agreements to Sell Assets or Business. Neither Seller nor any Primary Shareholder has any legal obligation, absolute or contingent, to any other person or firm to sell the assets of Seller (other than sales in the ordinary course of business) or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

     (g) Certificate of Incorporation and By-laws. Seller has delivered to Buyer copies of Seller's Certificate of Incorporation and By-laws (certified as of the date hereof by its Secretary), which copies are complete and correct as of the date hereof.

     (h) Financial Statements. The Seller has previously furnished to Buyer true and complete copies of (i) the audited balance sheet of the Seller for each of the fiscal years ended as of June 30, 1997, June 30, 1996 and June 30, 1995 and the related audited statements of earnings, stockholder's equity and cash flows for each of such periods then ended together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants (collectively referred to herein as the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with the books of account and other financial records of the Seller, (ii) except to the extent of changes that may be required relating to the Seller Pension Plan, present fairly in all material respects the financial condition and results of operations of the Seller as of the dates thereof or for the periods covered thereby in accordance with GAAP and (iii) include or will include all adjustments that are necessary for a fair presentation of the financial condition and the results of the operations of the Seller as of the dates thereof or for the periods covered thereby in accordance with GAAP (subject, in the case of the Seller Interim Statements, to normal year-end adjustments, and, in the case of all Financial Statements, to changes that may be required relating to the Seller Pension
Plan).

     (i) Absence of Undisclosed Liabilities and Obligations. Except as disclosed in the Seller Audited Statements for the period ending June 30, 1997 and as may relate to the Seller Pension Plan, Seller has not had and does not have any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required to be reflected in a balance sheet of Seller prepared in accordance with GAAP or disclosed in the notes thereto, including, without limitation, any Taxes due or to become due.

     (j) Tax Matters. Seller has: (i) correctly prepared and timely filed all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to Seller in respect of any Taxes (except to the extent that issues concerning the Seller Pension Plan results in such Returns being incorrectly prepared); (ii) timely and properly paid all Taxes that are due and payable (except to the extent that the issues concerning the Seller Pension Plan will result in a retroactive increase in such Taxes); (iii) established on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable (except to the extent that such reserves will require increases as a result of the issues concerning the Seller Pension Plan); and (iv) complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has timely and properly withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws (except to the extent that issues concerning the
Seller Pension Plan constitute noncompliance with such laws, rules or regulations). There are no liens for Taxes upon the assets of Seller except liens for Taxes not yet due. Seller is not a party to any agreement providing for the allocation, sharing or indemnification of Taxes.

     (k) No Brokers. Neither any Primary Shareholder nor Seller has made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. Seller shall be solely responsible for any fees to be paid to Amtech Associates in connection with the transactions contemplated hereby.

     (l) Employee Benefit Information. (i) Except as set forth on Exhibit 5.01(l) (and other than the TransNet Corporation Pension Plan for Employees (the "Seller Pension Plan")), Seller does not maintain, is not required to contribute to and has no liabilities with respect to any Employee Benefit Plan and no Company Personnel or dependent thereof is entitled to any benefits except as provided for by the provisions of such Employee Benefit Plans. No individual is a party to an Employment Contract pertaining to the Business that will be effective on the Closing Date. Each Employee Benefit Plan which is an "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA has been identified as such on Exhibit 5.01(l).

     (ii) Seller has provided Buyer with (x) copies of all Employee Benefit Plans (other than the Seller Pension Plan) or in the case of an unwritten plan, a written description thereof, (y) copies of the latest annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Benefit Plans other than the Seller Pension Plan and (z) copies of all current summary plan descriptions (whether or not required to be furnished under ERISA) and all material written employee communications relating to such Employee Benefit Plans other than the Seller Pension Plan and distributed to Company Personnel, in each case under this subsection (l)(ii), existing or in effect during or within the past five years.

     (iii) Except as disclosed on Exhibit 5.01(l) and Exhibit 5.01(s), the transactions contemplated by this

Agreement (either alone or together with any other transaction) will not (w) entitle any Company Personnel to severance pay or other similar payments under any Employee Benefit Plan or law (assuming Buyer takes no actions on or after the Closing Date which result in an obligation to make any such payments pursuant to the provisions of WARN), (x) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Benefit Plan or compensation to any Company Personnel, (y) result in any payments (including parachute payments) under any Employee Benefit Plan, law or other agreement to which Seller is a party becoming due to any Company Personnel, or (z) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Benefit Plan.

     (iv) The TransNet Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") is designed to be qualified under Sections 401(a) and 401(k) of the Code, the related trust is designed to be exempt from tax under Section 501(a) of the Code and both have been operated in material compliance with such Sections. The 401(k) Plan is a standardized 401(k) prototype profit sharing plan and the prototype sponsor has received a favorable opinion letter from the Internal Revenue Service stating that the form of such prototype plan is so qualified, and nothing has occurred since the date of such letter to cause the 401(k) Plan to be disqualified. All contributions due with respect to the periods ending on or before the Closing Date to the 401(k) Plan have been timely made, and a PRO RATA portion of the contributions (including matching contributions) for the plan year in which the Closing Date occurs have been or will have been made on or before the Closing Date.

     (v) Seller has not, and prior to the Closing Date will not have, suffered a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act ("WARN"), determined without regard to any actions taken by Buyer at or after the Closing, and Primary Shareholders and Seller will provide Buyer, upon request, with such information as shall be necessary for Buyer to determine its potential WARN liability.

     (vi) No Purchased Asset which is to be acquired, directly or indirectly, by Buyer pursuant to this Agreement is subject to any Encumbrance (including a pledge of such assets as security to satisfy an obligation) under Section 401(a)(29) of the Code, Section 412(n) of the Code, Section 302(f) of ERISA or
Section 4068 of ERISA.

     (vii) Seller has never maintained or sponsored, with respect to Company Personnel, any plan or arrangement providing for post-employment health or life insurance coverage.

     (m) Labor Disagreements. Except as set forth on Exhibit 5.01(d), in connection with the operation of the Business, (i) Seller is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) Seller has not been notified of any unfair labor practice charge or complaint against Seller pending or to the knowledge of Seller and Primary Shareholders, no such charge or complaint is threatened before the National Labor Relations Board, any state labor relations board or any court or tribunal; (iii) Seller has not been notified of any charge or claim filed at or with the Equal Employment Opportunity Commission, any state agency having similar jurisdiction or any court or tribunal, actually pending and, to the knowledge of Seller and Primary Shareholders, no such charge or claim is threatened against Seller in connection with the operation of the Business; (iv) there is no labor strike, dispute, slowdown or stoppage actually pending against or affecting Seller and, to the knowledge of Seller and Primary Shareholders, none is or has been threatened and no efforts to organize labor are underway by the Employees of Seller nor to the knowledge of Seller and the Primary Shareholders has there been a request made by any Employee for representation; (v) Seller has not been notified of any grievance which might have a material adverse effect on the conduct of the operations of the Business; and (vi) Seller has no collective bargaining agreements with respect to any Employees.

     (n) Environmental Compliance. (i) Neither Seller nor any Primary Shareholder has been notified that Seller is, and neither Seller nor any Primary Shareholder knows of or suspects that Seller is, in violation, or alleged to be in violation, of any Environmental Laws which would have an adverse effect on the Business.

     (ii) Neither Seller nor any Primary Shareholder has received a notice, complaint, order, directive, claim or citation from any third party, including without limitation any federal, state or local governmental authority, (A) that any Hazardous Materials which Seller has generated, stored, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that any person conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or has named Seller as a potentially responsible party; or (B) that Seller is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

     (iii) (A) to the best knowledge of Seller and Primary Shareholders, no portion of the property of Seller has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Site or the Excluded Real Property; (B) to the best knowledge of Seller and Primary Shareholders, in the course of any activities conducted by Seller or operators of Seller's properties, no Hazardous Materials have been generated or are being used on the property except in accordance with applicable Environmental Laws;
(C) to the best knowledge of Seller and Primary Shareholders, there have been no releases (i.e., any past or present releasing, spilling, leaking, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from the property currently or formerly owned, operated or leased by the Seller or any of its affiliates, which releases would have an adverse effect on the value of any of the property or adjacent properties or the environment; and
(D) in addition any Hazardous Materials that have been generated or stored on any of the currently or formerly owned, operated or leased property of Seller or any of its affiliates have, to the best knowledge of Seller and Primary Shareholders, been transported off site only by carriers having the authorization of the Environmental Protection Agency or any other competent federal, state or municipal authority and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of Seller's and Primary Shareholders' knowledge, operating in compliance with such permits and applicable Environmental Laws.

     (iv) The execution, delivery and performance of this Agreement and the other agreements and instruments referred to or contemplated herein to which Seller or any Primary Shareholder is or will be a party, and the transfer of the Purchased Assets by Seller to Buyer, are not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations.

     (v) Seller has no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or results of investigations that have been performed with respect to the currently or previously owned, leased, or operated properties of the Seller or any of its affiliates.

     (vi) There is not now nor, to the best knowledge of the Seller and Primary Shareholders, has there been located at any of the properties of the Seller asbestos containing material or equipment containing polychlorinated biphenyls.


     (vii) The Seller has no, and is not required to have any federal, state, or municipal permits, licenses, certificates and approvals necessary to the Seller's business ("Environmental Permits"). The Seller has not been notified by any relevant governmental authority that any Environmental Permit will be required to be acquired or maintained by Seller or that the Company is a potentially responsible party under any Environmental Laws.

     (o) Insurance. Seller maintains and has in full force and effect the insurance policies covering the Purchased Assets and the Business that are described in Exhibit 5.01(o). Copies of the insurance policies covering the Purchased Assets and the Business of Seller have been provided to Buyer.

     (p) Intangible Assets; Confidentiality Agreements. (1) The Intellectual Properties listed on Exhibit 5.01(p)(1) are all those used or being developed for use in the business of Seller or necessary for the conduct of the business of Seller. Other than as disclosed in Exhibit 5.01(p)(1), Seller owns all Intellectual Properties listed on Exhibit 5.01(p)(1) hereto. Except as indicated on Exhibit 5.01(p)(1), neither Seller nor Primary Shareholders have sent or otherwise communicated to any other person any notice, charge, claim or assertion of, or has any knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Properties, by such other person.

     (2) Exhibit 5.01(p)(2) contains a complete and correct identification of all confidentiality agreements to which any Primary Shareholder or Seller is a party as of the date of this Agreement.

     (q) Employees. Exhibit 5.01(q) sets forth the current name, location, title, date of employment, annual salaries, bonuses (and any changes in salaries or bonuses since January 1, 1997) of each Employee and, if applicable, the commissions earned and paid since January 1, 1997 to Employee. Except as described on Exhibit 5.01(q), no Employee is a party to a confidentiality agreement or noncompetition agreement with Seller, Primary Shareholders or any of their respective affiliates. Except as set forth on Exhibit 5.01(q), neither Primary Shareholders nor Seller has knowledge or has received notice of any plan of any Employee to terminate his or her employment with Seller prior to the Closing Date.

     (r) Compliance with Laws; SEC Filings; Proxy Statements. Except with respect to the matters disclosed on Exhibit 5.01(u) as well as matters relating to the Seller Pension Plan and assuming that Buyer will not take any actions on or after the Closing Date that will result in any noncompliance under applicable provisions of WARN, Primary Shareholders and Seller have complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing relating to the Business to which they are subject and any undertakings of Primary Shareholders or Seller to any of the foregoing. Neither any Primary Shareholder nor Seller has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and neither Seller nor any Primary Shareholder has any reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to Seller (except with respect to the matters disclosed on Exhibit 5.01(u) as well as matters relating to the Seller Pension Plan and assuming that Buyer will not take any actions on or after the Closing Date that will result in any such material loss under applicable provisions of WARN) or otherwise have a material adverse effect on the Business. To the best of Seller's and Primary Shareholders' knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would materially adversely affect the present business of Seller. During the last five (5) years, Seller has filed all forms, reports, statements and other documents required by law to be filed by them with the Securities and Exchange Commission (the "Commission"), including, without limitation, (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, (c) all Current Reports on Form 8-K, (d) all other reports and registration statements, and (e) all amendments and supplements to all such reports and registration statements, and all such forms, reports, statements and other documents, including, without limitation, those filed after the date hereof, did not at the time they were filed (or at the time they became effective and so long as they remain effective in the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except, with respect to such items filed prior to the date hereof, for the failure to include applicable information in such filings regarding the Seller Pension Plan). The proxy statement to be mailed to the stockholders of the Seller (the "Proxy Statement") in connection with the meeting of the stockholders of the Seller called to consider and vote upon the transactions contemplated hereby (the "Special Meeting", and any amendment thereof or supplement thereto, when mailed and at the time of the Special Meeting, shall not contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not false or misleading, and shall comply as to form in all material respects with all requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Seller is not an investment company required to be registered under the Investment Company Act of 1940.

     (s) Transactions with Certain Persons. Except as set forth on Exhibit 5.01(s), no shareholder that owns 5% or more of the outstanding capital stock of Seller, officer, director or employee of Seller or member of such person's immediate family is presently a party to any transaction with Seller relating to Seller's business, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than services as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

     (t) Clients; Executives; Relationship with Accounts. No client, customer or supplier of Seller has provided notice to Seller of its intention to terminate its relationship with Seller or to substantially reduce the amount of business it provides to Seller. Neither Seller nor any Primary Shareholder has knowledge of any plan of any client, customer or supplier to do so. Attached hereto as
Exhibit 5.01(t) is a true, complete and accurate list of Seller's twenty largest accounts (in terms of net revenues) during the 12 month period ending on September 30, 1997.

     (u) Absence of Certain Changes or Events. Except as disclosed in Exhibit 5.01(u) hereto, since June 30,

1997 (but in the case of subclauses (A) and (B) of Section 5.01(u)(iii), since January 1, 1997), there has not been any:


       (i) change in the financial condition, assets, liabilities, earnings or business of Seller, except for changes which have been in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to any Seller;

       (ii) change in the number of shares of capital stock of Seller issued and outstanding or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of Seller's capital stock;

       (iii)(A) increase in the compensation payable or to become payable by Seller to any of the Employees, (B) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of Employees, or (C) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement (whether or not subject to ERISA) adopted or agreed to by Seller except pursuant to the existing plans and arrangements described in Exhibit 5.01(l) hereto;

       (iv) significant labor trouble, or any material controversies or material unsettled grievances threatened between Seller and any Employees or a collective bargaining organization representing or seeking to represent Employees;

       (v) addition to or modification or amendment of the Employee Benefit Plans other than (A) contributions made for the fiscal year ended June 30, 1997 in accordance with the normal practices of Seller or (B) the extension of coverage to other Company Personnel who became eligible after June 30, 1997;

       (vi) mortgage, pledge or subjection to any Encumbrance of any of Seller's assets, except the lien of Taxes not yet due and payable and Encumbrances under the Borrowing Arrangements as in effect on the date hereof;

       (vii) sale, assignment or transfer of any assets of Seller that are material, singly or in the aggregate, to Seller other than in the ordinary course and except for the sale of the Excluded Real Property;

       (viii) waiver of any rights of substantial value to Seller whether or not in the ordinary course of business;

       (ix) cancellation or termination by Seller of any contract, agreement or other instrument material to the Business to which Seller is or was a party;

       (x) liability incurred by Seller except liabilities incurred in the ordinary course of business (or as may result with respect to the Seller Pension Plan);

       (xi) capital expenditure or the execution of any lease providing for annual payments with respect to any aspect of the business of Seller or any incurring of liability therefor in the aggregate in excess of $30,000;


       (xii) borrowing of money by Seller or guaranteeing of any indebtedness of others except pursuant to the Borrowing Arrangements as in effect on the date hereof, in the ordinary course of business and consistent with past practices of Seller;

       (xiii) lending of any money by or otherwise pledging the credit of Seller (except pursuant to the Borrowing Arrangements);

       (xiv) failure to conduct the business of Seller in the ordinary course except for the sale of the Excluded Real Property;

       (xv) change in the method of accounting or accounting practice of Seller;

       (xvi) loss of services of any Company Personnel that is or are material, individually or in the aggregate, to the conduct of the business of Seller;

       (xvii) material cancellation by any supplier, customer or contractor;

       (xviii) extraordinary item of loss (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants) except to the extent that the matters with respect to the Seller Pension Plan result in and constitute such a loss; or

       (xix) agreement by Seller or Primary Shareholders to do any of the foregoing.

     (v) Disclosure. The representations of Seller and Primary Shareholders in this Agreement or in any exhibit, or other documents delivered or made available for inspection pursuant hereto (taken together) do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein or herein, in the light of the circumstances in which they are made, not misleading. With respect to each written agreement or other contract of Seller delivered to Buyer or its counsel which did not include copies of completely executed signature pages by all named parties thereto, Seller represents and warrants to Buyer, that (i) a fully executed copy of such agreement or contract, in the form provided to Buyer by Seller, exists somewhere in the possession of the named party or parties thereto other than Seller, (ii) the terms and provisions contained in such copies govern the arrangements and agreements between the named parties thereto with respect to the subject matter addressed therein and (iii) if any such agreements have expired by their terms and have not been renewed or extended in writing, the parties continue to perform thereunder as if such agreements continue to be in full force and effect.

     (w) Small/Minority Business. None of Seller's agreements or arrangements with customers or suppliers is predicated, conditioned or contingent upon the Company's status as a "small business concern" or "minority-owned business concern" or other similar status, as such terms or similar terms are used under applicable law.

     Section 5.02 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller and Primary Shareholders as follows:

     (a) Organization and Good Standing of Buyer. Buyer is duly organized and validly existing under the laws of the State of Delaware, and has all requisite corporate power to carry on its business as it is now being conducted. Buyer has the financial means to satisfy all of its obligations under this Agreement (including the payment of the Purchase Price).

     (b) Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement, the Employment Agreements and the Assignment Agreement have been duly and validly authorized and approved by all necessary action on behalf of Buyer, and Buyer has the power and authority to execute, deliver and perform this Agreement and to consummate the transactions hereby contemplated, and no other corporate or shareholder approval or authorization is required of Buyer by law or otherwise in order to make this Agreement, the Escrow Agreement, the Employment Agreements and the Assignment Agreement the valid and binding obligations of Buyer (subject to the execution and delivery of such agreements (other than this Agreement) and to the receipt of required consents to assignments of the Assigned Agreements) enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. This Agreement has been duly executed and delivered by Buyer.

     (c) No Conflict. The execution, delivery and performance by Buyer of this Agreement, the Escrow Agreement, the Employment Agreements and the Assignment Agreement, compliance by Buyer with the provisions of this Agreement and the consummation by Buyer of the transactions contemplated hereby (i) will not violate in any material respect any provision of applicable law to which Buyer is subject, (ii) will not conflict with any provision of the Certificate of Incorporation or By-laws of Buyer or conflict with or constitute a default (or with notice or lapse of time or both, constitute a default) under, or result in the termination of, or accelerate the performance required by any of the terms, conditions or provisions of any contract, agreement or other instrument binding on Buyer, which conflict, default, termination or acceleration would have a material adverse impact upon Buyer, (iii) except for compliance with the requirements of the HSR Act, does not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, and (iv) does not violate any order, writ, injunction, decree, arbitral award, statute, rule or regulation applicable to Buyer, violation of which would have a material adverse impact upon Primary Shareholders or Seller.

     (d) No Brokers. Buyer has not made contact or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transactions contemplated hereby which will result in the obligation of Primary Shareholders or Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. Buyer will be solely responsible for any fees to be paid to Sage Equities, Inc. in connection with the transactions contemplated hereby.


                                   ARTICLE VI

            CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLERS

     Section 6.01 Conditions Precedent to Obligations of Buyer. In addition to the provisions of Section 6.03, the obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

     (a) Representations and Warranties True at the Closing Date. The representations and warranties of Seller and Primary Shareholders contained in this Agreement shall be deemed to have been made again at and as of the Closing Date (modified to the extent necessary to reflect changes in facts between the date hereof and the Closing Date that are permitted or contemplated by the other provisions of this Agreement) and shall then be true and correct (as so modified).

     (b) Compliance with Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Seller and Primary Shareholders on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

     (c) Delivery of Closing Documents. Seller and Primary Shareholders shall have delivered to Buyer on or prior to the Closing Date all the documents required to be delivered pursuant to Section 7.01.

     (d) Opinion of Seller's Counsel. Buyer shall have received an opinion of Tolins & Lowenfels, A Professional Corporation, counsel to Seller and Primary Shareholders, dated the Closing Date and addressed to Buyer, in form and substance satisfactory to Buyer, to the effect that:

       (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as it is then being conducted;

       (ii) Seller has full corporate power and authority to enter into this Agreement, the Escrow Agreement, the Assignment Agreement (and, if
     applicable, the Transitional Services Agreement) and the bills of sale, assignments and other instruments of transfer referred to in this Agreement to which it is a party and the execution and delivery of said documents and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Seller (including approval by Seller's board of directors and stockholders);

       (iii) This Agreement, the Escrow Agreement, the Assignment Agreement, the bills of sale, assignments and other instruments of transfer delivered by Primary Shareholders and Seller pursuant to Section 7.01 (and, if applicable, the Transitional Services Agreement) to which any Primary Shareholder or Seller is or are a party have been duly executed and delivered by Primary Shareholders or Seller, as appropriate, and each constitutes a legal, valid and binding obligation of Primary Shareholders and Seller, as the case may be, enforceable in accordance with its respective terms;

       (iv) The execution, delivery and performance by Primary Shareholders and Seller of the agreements and instruments referred to in paragraph (iii) above to which Seller or any Primary Shareholder is a party, (A) will not, to the best of such counsel's knowledge, conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree, (B) will not conflict with any provision of the Certificate of Incorporation or By-laws of Seller and, to the best of such counsel's knowledge, will not conflict with or result in the breach of any term or provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Purchased Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Seller or any Primary Shareholder is a party or by which it or he is bound and (C) to the best of such counsel's knowledge, after due inquiry, do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (except as have been so obtained, declared or filed); and

       (v) To the best of such counsel's knowledge, there is no action, suit or proceeding pending or threatened in any Federal, state, municipal or other court, agency or other governmental body seeking to restrain or prohibit the consummation of the transactions contemplated hereby, except as described in such opinion;


and as to such other matters as Buyer may reasonably request. Such opinion may be limited by its terms to the laws of the United States of America, the State of New York and the General Corporation law of the State of Delaware and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity. In rendering the opinions referred to in paragraph (i) above, said counsel may rely upon certificates of appropriate State authorities. With respect to any matters in its opinion which involve matters of fact, such counsel may rely upon representations contained in certificates of officers and directors of the Seller and of the Primary Shareholders without having to independently verify the accuracy of such representations. Furthermore, with respect to any matters in its opinion relating to laws other than the laws of the United States of America, the State of New York or the General Corporation Law of the State of Delaware, such counsel may rely upon the opinions of outside counsel, reasonably acceptable to Buyer, provided a copy of such reliance opinion shall be attached as an exhibit to the opinion of such counsel and an original of same (addressed to the Buyer) shall be delivered to Buyer.


     (e) Approvals and Consents; Estoppels. Seller shall have obtained all requisite approvals and consents from governmental or regulatory bodies or agencies, whether Federal, state or local. Consents required for assignment of the Assigned Agreements shall have been obtained by Seller. The consent to assignment with respect to the Lease shall also state (i) that, except as amended by the Lease Amendment, the Lease has not been amended, modified or supplemented and is in full force and effect on the Closing Date, (ii) the date to which payments under the Lease have been made, (iii) that there is no default or event which, with notice or the passing of time, would constitute a default under the Lease and (iv) that there are no setoffs, defenses or counterclaims against enforcement of the obligations to be performed under the Lease in favor of the party executing such consent. The Lease Amendment (which may be incorporated into the above-described consent to assignment for the Lease) shall have been executed and delivered by the lessor under the Lease (and any other required parties). Seller shall have provided to Buyer estoppel certificates executed by the applicable lenders or creditors under the Borrowing Arrangements which shall include statements of the type set forth in the immediately preceding sentence together with a statement of the outstanding principal balance under each such Borrowing Arrangement. The third sentence of this
Section 6.01(e) shall not apply if, at Buyer's option, a Transitional Services Agreement is to be entered into (in lieu of an assignment of the Lease) as provided in Section 6.01(o).

     (f) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement.

     (g) No Material Adverse Change. Since June 30, 1997 there shall not have been any material adverse change in the business, assets or financial condition of Seller.

     (h) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this 6.01(h), Buyer shall deliver to Seller and Primary Shareholders an opinion of counsel to such effect.

     (i) Telephone and Fax Numbers. Seller shall have delivered to Buyer a letter from Seller addressed to Seller's telephone companies instructing such companies to transfer Seller's telephone and fax numbers to Buyer.

     (j) Employment Agreements and Escrow Agreement. On the Closing Date, each of Steven A. Wilk and Jay A. Smolyn shall have executed and delivered to Buyer his applicable Employment Agreement and the Escrow Agent and Seller shall have duly executed and delivered the Escrow Agreements.

     (k) Adjusted Net Worth. The Adjusted Net Worth of the Seller shall be no less than $10,500,000 (Ten Million Five Hundred Thousand Dollars). In determining whether such condition has been satisfied, Buyer shall review (i) the financial statements of Seller for the calendar month immediately preceding the month in which the Closing is scheduled to occur (adjusted in accordance with the definition of "Adjusted Net Worth"), (ii) the results of the Closing Inventory and (iii) such other relevant information regarding the results of operations of the Business of Seller since the date of such financial statements as Buyer shall request; and the results of such review shall be satisfactory to Buyer. In addition, if such Adjusted Net Worth is determined to be less than $10,500,000 (Ten Million Five Hundred Thousand Dollars) but not less $9,500,000 (Nine Million Five Hundred Thousand Dollars), Buyer may, in its sole discretion, waive the condition to closing contained in this Section 6.01(k) for a reduced Closing Payment portion of the Purchase Price, the amount of which reduction to the Closing Payment shall equal the difference between $10,500,000 (Ten Million Five Hundred Thousand Dollars) and such Adjusted Net Worth, and, if Buyer elects to proceed with the Closing on such basis and all other conditions contained in
Section 6.02 are satisfied, the Seller and Primary Shareholders shall be obligated to proceed with the Closing on such basis.

     (l) HSR Act. Any applicable waiting period under HSR Act shall have expired or been terminated.

     (m) Approval and Adoption. This Agreement and all other matters necessary to effectuate the transactions provided for herein shall have been approved and adopted at the duly called Special Meeting by the affirmative vote of at least a majority of the outstanding voting shares of the Seller;

     (n) Closing Inventory. The physical Inventory audit conducted by Buyer immediately prior to the Closing Date (the "Closing Inventory") shall be reasonably satisfactory to Buyer.

     (o) Lease Assignment or Transitional Services Agreement. At the option of Buyer, either (i) the Lease, as amended by the Lease Amendment, shall have been effectively assigned to Buyer in writing or (ii) Seller shall have executed and delivered a Transitional Services Agreement.

     (p) Transfer of Automobiles. Prior to the Closing Date, any automobiles on the books of the Seller which are used for the personal use of any individual shall have been purchased by the respective individual to whom such automobiles are assigned for a price equal to the then book value thereof.

     (q) Release Relating to Employment Agreements. On the Closing Date, Buyer shall have received releases addressed to Buyer executed by each person that is a party to an employment agreement with Seller on the date hereof or immediately prior to the Closing Date to the effect that (i) such employment agreement is of no further force and effect from and after the Closing Date and (ii) Buyer shall have no responsibility for any obligations of Seller arising under such employment agreement.

     (r) Consents and Approvals. All consents, approvals, orders and authorizations of any applicable governmental agencies necessary for the proper consummation of the transactions contemplated hereby shall have been obtained on terms which would not have a Material Adverse Effect on the Buyer.

     (s) Releases under Borrowing Arrangements. All liens or other security interests on the assets of Seller relating to the Borrowing Arrangements shall have been terminated and each lender under the Borrowing Arrangements shall have executed and delivered such releases and other instruments (including appropriate termination statements) necessary to evidence same.

     (t) Filings relating to Seller Pension Plan. On or prior to the Closing Date, Seller shall (i) file an application with the IRS pursuant to Rev. Proc. 94-16 with respect to the Seller Pension Plan, (ii) file an application for a determination letter from the IRS concerning the qualified status of the Seller Pension Plan upon plan termination, and (iii) provide notice pursuant to Sections 4041(a)(2), (b)(2)(A) and (b)(2)(B) of ERISA in connection with the termination of the Seller Pension Plan.

     Section 6.02 Conditions To Obligations Of Seller and Primary Shareholders. In addition to the provisions of Section 6.03, the obligations of Seller and Primary Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Seller and Primary Shareholders, on or prior to the Closing Date, of the following conditions:

     (a) Representations and Warranties True at the Closing Date. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct.

     (b) Compliance with Covenants. All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been duly complied with and performed in all material respects.

     (c) Delivery of Closing Documents. Buyer shall have delivered to Primary Shareholder and Seller on or prior to the Closing Date all the documents required to be delivered pursuant to Section 7.02.

     (d) Opinion of Buyer's Counsel. Seller and Primary Shareholders shall have received an opinion of Dewey Ballantine LLP, counsel for Buyer dated the Closing Date and addressed to Seller and Primary Shareholders, to the effect that:

       (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

       (ii) Buyer has full corporate power and authority to enter into this Agreement, the Escrow Agreement and the Assignment Agreement (and, if applicable, the Transitional Services Agreement) and to consummate the transactions contemplated hereby, and all corporate and other proceedings required to be taken by or on the part of Buyer to authorize it to enter into this Agreement and the Assignment Agreement and to consummate the transactions contemplated hereby have been duly and properly taken;

       (iii) Each of this Agreement, the Escrow Agreement and the Assignment Agreement (and, if applicable, the Transitional Services Agreement) has been duly executed and delivered by Buyer and each such agreement constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms; and

       (iv) The execution, delivery and performance by Buyer of the instruments and agreements referred to in paragraphs (iii) above, (A) will not conflict with or violate any provision of any applicable law, rule or regulation or any order, writ, injunction or decree known to such counsel, (B) will not conflict with any provision of the Certificate of Incorporation or By-laws of Buyer and, to the actual knowledge of such counsel, will not conflict with or result in a breach of any term or provision of, or constitute a default under, any indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or by which it is bound, and (C) to the best of such counsel's knowledge, after due inquiry, do not require the consent or approval of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (except as have been obtained, declared or filed).


Such opinion may be limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and may be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity.


     (e) Consideration. The Closing Payment portion of the Purchase Price shall have been paid to Seller and the Escrow Portion of the Purchase Price shall have been paid to the Escrow Agent, each in accordance with Article III hereof.


     (f) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, prohibit or restrict the consummation of the transactions contemplated herein. In the case of failure of the condition set forth in this Section 6.02(f), Seller and Primary Shareholders shall deliver to Buyer an opinion of counsel to such effect.

     (g) Litigation. As of the Closing Date, there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the transactions contemplated by this Agreement.

     (h) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

     (i) Employment Agreements and Escrow Agreement. On the Closing, Date, Buyer and Escrow Agent shall have executed and delivered the Escrow Agreement and Employer shall have executed and delivered each of the Employment Agreements.

     (j) Consents and Approvals. All consents, approvals, orders and authorizations of any applicable governmental agencies necessary for the proper consummation of the transactions contemplated hereby shall have been obtained on terms which would not have a Material Adverse Effect on Seller and/or the Primary Shareholders.

     Section 6.03 Conditions to Obligations of Buyer, Seller and Primary Shareholders. The obligations of each of Buyer, on the one hand, and Seller and Primary Shareholders, on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to the condition that no later than 24 hours prior to the commencement of the Special Meeting referred to in
Section 5.01(r), the Seller's customer and its affiliates which accounted for the greatest amount of Seller's revenues during the twelve months ended September 30, 1997 (the "Major Customer") shall not have entered into business arrangements with a person or entity other than the Seller or GECITS (or its subsidiaries) with respect to substantially all of the business that such Major Customer previously conducted with the Seller.


                                  ARTICLE VII

                   DOCUMENTS TO BE DELIVERED ON CLOSING DATE

     Section 7.01 Documents to be Delivered by Primary Shareholders and Seller on Closing Date. On the Closing Date, Primary Shareholders and Seller shall deliver to Buyer, in form and substance satisfactory to Buyer and its counsel:

     (a)  Conditions  Precedent.  The  documents,   agreements  and  instruments
referred to in Section 6.01 as conditions precedent to the obligations of Buyer.

     (b) Officer's Certificates. Certificates signed by each Primary Shareholder and the President of Seller with respect to the matters referred to in Section 6.01(a) and (b).

     (c) Bills of Sale. Bills of sale duly executed by the Seller conveying the Purchased Assets at the Closing Date.

     (d) Assignment Agreement, Employment Agreements and Escrow Agreement. The Assignment Agreement duly executed by Seller, the Employment Agreements duly executed by Steven A. Wilk and Jay A. Smolyn and the Escrow Agreement duly executed by Seller.

     (e) Resolutions of the Seller and Shareholders. True and complete copies, certified by the Secretary or an Assistant Secretary of the Seller, of (i) the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Seller as contemplated hereby and the consummation of the transactions contemplated hereby and (ii) resolution approved by the shareholders of Seller at the Special Meeting.

     (f) Incumbency Certificate of the Seller. A certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder.

     (g) Organizational Documents. A copy of (i) the Certificate of Incorporation, as amended (or similar organizational documents), of the Company certified by the Secretary of State of the State of Delaware, as of a date not earlier than three (3) business days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Seller, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date and (ii) the By-laws of the Company, certified by the Secretary or Assistant Secretary of each such entity.


     (h) Good Standing; Qualification to Do Business. The Buyer shall have received a good standing certificate from the Secretary of State of the State of Delaware, (i) the jurisdiction in which the Seller is incorporated or organized, and (ii) each other jurisdiction in which the Seller does business requiring it to qualify in such jurisdiction, in each case dated as of a date not earlier than three (3) business days prior to the Closing Date and accompanied by bring-down telegrams or facsimiles (to the extent available in the relevant jurisdictions) dated the Closing Date.

     (i) Further Instruments. Such further instruments of assignment, conveyance or transfer or other instruments covering the Purchased Assets or any part thereof, and such further instruments with respect to the transactions contemplated hereby, as Buyer may reasonably request.

     Section 7.02 Documents to be Delivered by Buyer on Closing Date. On the Closing Date, Buyer shall deliver (or cause to be delivered) to Seller and Primary Shareholders in form and substance satisfactory to Primary Shareholders and Seller and their counsel:

     (a)  Conditions  Precedent.   The  payments,   documents,   agreements  and
instruments referred to in Section 6.02 as conditions precedent to the obligations of Primary Shareholders and Seller.

     (b) Officer's Certificate. A certificate signed by the President or a Vice President of Buyer with respect to the matters referred to in Section 6.02(a) and (b).

     (c) Assignment Agreement, Employment Agreements and Escrow Agreement. The Assignment Agreement and the Escrow Agreement, each duly executed by Buyer and the Employment Agreements, each duly executed by Employer.

     (d) Further Instruments. Such further instruments with respect to the transactions contemplated hereby, including instruments of assumption, as Seller may reasonably request.


                                  ARTICLE VIII
  FURTHER COVENANTS AND AGREEMENTS OF SELLER, PRIMARY SHAREHOLDERS AND BUYER

     Section 8.01 Further Covenants and Agreements of Primary Shareholders and Seller. Primary Shareholders and Seller agree that:

     (a) Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date, Primary Shareholders and Seller:

     (i) will maintain the Other Property and not remove any Other Property from the Site except in the ordinary course of business;

     (ii) will perform their obligations under the Assigned Agreements;

     (iii) except as otherwise provided in clause (iv) of this Section 8.01(a), will conduct the Business of Seller only in the ordinary course and consistent with past practice (including, without limitation, standard increases in regular compensation to Employees consistent with past practices regarding the timing and amount of such increases); provided that Seller may sell the Excluded Property and provided that Seller shall not be permitted to enter into any new agreement or contract, or extend or modify any existing agreement or contract of Seller, without the prior written consent of Buyer, if such new agreement or contract or the effect of such extension or modification of an existing agreement or contract requires payments to be made of greater than $1,000 on an individual basis or greater than $5,000 in the aggregate;

     (iv) will not (A) fail to comply in any material respect with any laws, ordinances, regulations or other governmental restrictions applicable in any respect to the Business or any of the Purchased Assets, (B) grant any powers of attorney to act for the Business after the Closing Date, (C) mortgage or pledge or otherwise encumber any of the Purchased Assets (except for liens on Receivables and Inventory pursuant to the Borrowing Arrangements), (D) cancel or terminate any contract, agreement or other instrument material to the Business, (other than contracts, agreements and other instruments which are not to be assigned to Buyer, unless Seller is otherwise obligated to maintain them in effect or are necessary for the conduct of the Business), (E) engage in or enter into any material transaction with respect to the Business of any nature not expressly provided for herein, (F) pay any dividend or make any other distribution or payment to the Primary Shareholders or Seller, except salaries regularly payable to Primary Shareholders in the ordinary course of business as set forth on Exhibit 8.01(a)(iv), (G) amend, modify or supplement any Employment Contract listed on Exhibit 5.01(q) (except for payments to certain officers of the Seller in consideration for the termination of their respective employment agreements identified on such Exhibit) or (H) issue any additional shares of capital stock of the Seller or any options, rights or warrants exchangeable for or convertible into any shares of capital stock of the Seller; and

     (v)(A) take such action as may reasonably be necessary to preserve the Purchased Assets, (B) maintain inventory of the kinds and in the quantities maintained in the ordinary course of the Business, (C) maintain its books and records in a manner consistent with past practices and promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise) of the Purchased Assets or the Business of Seller and (D) use its reasonable commercial efforts to preserve the organization of the Business intact and continue its operations at its present levels, to keep available to Buyer the services of Company Personnel and to preserve the goodwill of Seller's suppliers, customers, creditors and others having business relations with Seller in connection with the Business.

     (b) Non-Competition; Non-Solicitation. (i) From and after the Closing Date to and including the third anniversary of the Closing Date, none of Seller nor any subsidiary of Seller, will engage in any capacity in a business substantially similar to the Business in any state in the United States in which Seller was doing business on or prior to the Closing Date. With respect to each Primary Shareholder, from and after the Closing Date until the earliest to occur of: (x) the second anniversary of (A) the termination of such Primary Shareholder's Employment Agreement by the Employer for Cause (as such term shall be defined in the Employment Agreement) or (B) the termination of such Primary Shareholder's Employment Agreement without Cause (as such term shall be defined in the Employment Agreement) by such Primary Shareholder or (y) the first anniversary of the termination of such Primary Shareholder's Employment Agreement by the Employer without Cause, such Primary Shareholder will not engage in any capacity in any business substantially similar to the Business in the States of New Jersey, New York or Connecticut except as an employee of Employer or its affiliates. Seller and Primary Shareholders understand that in connection with the negotiations leading up to the entering into of this Agreement, each has received, and that pursuant to this Agreement, each will receive, confidential and proprietary information of Buyer and its affiliates, including, without limitation, customer lists and other trade secrets.

     (ii) From and after the Closing Date to and including the date three years following the Closing Date, neither Seller nor any subsidiary of Seller will, unless acting with the express written consent of Buyer, directly or indirectly, solicit or interfere with, or endeavor to entice away (x) any person who was employed by Primary Shareholders, any Seller, Buyer or any other direct or indirect subsidiary of GECITS, (y) any person who otherwise performed services on a regular basis for Primary Shareholders, Seller, Buyer or any direct or indirect subsidiary of GECITS or (z) with respect to any business in which Buyer or any other direct or indirect subsidiary of GECITS is or has been engaged after the date of this Agreement in any way directly or indirectly involving computer products or services, any person or entity who was a customer or client of Buyer or any other direct or indirect subsidiary of GECITS, Primary Shareholders or Seller or any person or entity who requested or received a proposal from Primary Shareholders, Seller or Buyer or any other direct or indirect subsidiary of GECITS, in the case of (x), (y) or (z), during the 12 months immediately preceding the date of this Agreement.

     (iii) With respect to each Primary Shareholder, from and after the Closing Date to and including the earliest to occur of: (1) the second anniversary of
(A) the termination of such Primary Shareholder's Employment Agreement by the Employer for Cause (as such term shall be defined in the Employment Agreement) or (B) the termination of such Primary Shareholder's Employment Agreement without Cause (as such term shall be defined in the Employment Agreement) by such Primary Shareholder or (2) the first anniversary of the termination of such Primary Shareholder's Employment Agreement by the Employer without Cause, such Primary Shareholder shall not, unless acting with the express written consent of Buyer, directly or indirectly, solicit or interfere with, or endeavor to entice away (x) any person who was employed by Primary Shareholders, any Seller, Buyer or any other direct or indirect subsidiary of GECITS, (y) any person who otherwise performed services on a regular basis for Primary Shareholders, Seller, Buyer or any direct or indirect subsidiary of GECITS or (z) with respect to any business in which Buyer or any other direct or indirect subsidiary of GECITS is or has been engaged after the date of this Agreement in any way directly or indirectly involving computer products or services, any person or entity who was a customer or client of Buyer or any other direct or indirect subsidiary of GECITS, Primary Shareholders or Seller or any person or entity who requested or received a proposal from Primary Shareholders, Seller or Buyer or any other direct or indirect subsidiary of GECITS, in the case of (x), (y) or
(z), during the 12 months immediately preceding the date of this Agreement.

     (c) Access to Seller's Business. Seller and Primary Shareholders shall, from the date hereof up to and including the Closing Date, permit Buyer and Buyer's attorneys, accountants, agents and representatives full access to the books, records, business and assets of Seller and Primary Shareholders at any reasonable time and in any reasonable manner on reasonable advance notice and in a manner that does not interrupt Seller's business. Buyer shall have the right, at any reasonable time and on reasonable advance notice to Seller (which notice need not be written), to meet with customers and suppliers of Primary Shareholders and Seller and Seller and Primary Shareholders will give Buyer full cooperation with respect thereto and representatives of Seller shall, at

Seller's option, have the right to attend any such meeting with Buyer. Buyer will cooperate and consult with Seller and Primary Shareholders in arranging any meetings with such customers and suppliers.

     (d) Corporate Name. From and after the Closing, Buyer shall possess to the extent permitted by law, to the exclusion of Seller and Primary Shareholders, all rights to the name "TransNet Corporation" and any variants or derivatives of the foregoing name, and Seller and Primary Shareholders shall not have any rights whatsoever to the use of such name or any formatives, variants or derivatives of such name in the conduct of any business that is directly or indirectly competitive with the business of Seller or any business engaging in any related activity where the use of such names is reasonably likely to result in confusion. On the Closing Date, Seller and Primary Shareholders shall cause the name of Seller to be changed so as not to conflict with the provisions of this Section and will provide evidence of such change to Buyer at or promptly following the Closing.

     (e) Proxy Statement. Promptly after the date hereof, the Seller shall prepare the Proxy Statement. Seller shall send Buyer and its attorneys drafts of the Proxy Statement, and afford them reasonable opportunity to comment thereon. Seller shall file the Proxy Statement with the Commission. In connection with the foregoing, (a) the Seller will comply with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement) and all rules and regulations of any exchanges on which the stock of the Seller is listed and (b) each of Seller and Buyer shall furnish such information for inclusion in the Proxy Statement relating to it and its affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be necessary to ensure that the statements regarding each of Seller and Buyer and their respective affiliates, as applicable, and such transactions contained in the Proxy Statement (as it may be amended or supplemented) will not on the date such Proxy Statement is mailed or on the date of the Special Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The Proxy Statement shall include the recommendation of the Seller's Board of Directors in favor of the sale and purchase of the Purchased Assets and the transactions provided for herein.

     (f) Meeting of the Stockholders. The Seller shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene the Special Meeting as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and to consider and vote upon such other matters as may be necessary to effectuate the transactions provided for herein. The Board of Directors of the Seller has resolved to recommend, and the Board of Directors of the Seller shall continue to recommend, and shall take all lawful action to solicit proxies for and otherwise obtain, such approval and adoption; provided that Seller shall not be obligated to incur fees in excess of $50,000 (Fifty Thousand Dollars) for proxy solicitation services in connection with solicitation of approvals by the shareholders of Seller of the transactions contemplated by this Agreement.

     (g) Changes in Representations and Warranties. Between the date of this Agreement and the Closing Date, neither Seller nor any Primary Shareholder shall permit Seller to, enter into any transaction, take any action, or by inaction, permit an event to occur, which would result in any of the representations and warranties of Seller or Primary Shareholders herein contained not being true and correct at and as of (i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. Seller and each Primary Shareholder shall promptly give written notice to Buyer upon becoming aware of
(A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     (h) [Intentionally omitted.]

     (i) Further Assurances. Seller and Primary Shareholders will cooperate fully with Buyer in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (i) prior to the Closing Date, Seller and Primary Shareholders shall cooperate with Buyer in connection with the review to be done by Buyer as contemplated in Section 6.01(k) and (ii) from and after the Closing Date, from time to time, at Buyer's request and without further consideration, Seller and Primary Shareholders will execute and deliver such other instruments, including powers of attorney, and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and operating control of all or any part of the assets or properties of Seller.

     (j) No Mergers, Consolidations, Sales of Assets, Etc. Until the earlier of the consummation of the transactions contemplated by the Agreement or the termination date provided for in Section 9.02 below, neither Seller nor any Primary Shareholder will, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the capital stock of Seller, the merger of Seller with, or the direct or indirect acquisition or disposition of all or any part of the Purchased Assets otherwise than in the ordinary course of the business of Seller to or from, any person other than Buyer or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction.

     (k) Financial Statements. Seller shall deliver to Buyer, promptly upon their becoming available but not later that 20 days following the end of each applicable month, copies of Seller's monthly financial statements for each of the months ending after June 30, 1997 and prior to the Closing, which statements will be prepared in accordance with GAAP applied on a consistent basis and will present fairly the financial position of Seller and the results of operations of Seller as of its date (subject to any modifications which may thereafter be required resulting from the resolution of the matters regarding the Seller Pension Plan).

     (l) Taxes. Seller and Primary Shareholders shall take all actions and shall file all estimates or reports related to the state Tax requirements of the State in which the Site is located to insure that Buyer (i) shall not be liable under the laws of such State for the payment of any Taxes as a result of the consummation of the transactions contemplated by this Agreement and (ii) to the extent possible, will not be required to withhold any portion of the Purchase Price.

     (m) Telephone and Facsimile Numbers. Primary Shareholders and Seller shall have delivered to Buyer letters from Primary Shareholders and Seller addressed to Seller's telephone companies instructing such companies to transfer to Buyer the telephone and fax numbers of Seller relating to the Business Seller.

     (n) [Intentionally omitted.]

     (o) Modification of Lease. On or prior to the Closing Date, the Lease Amendment shall have been fully executed and entered into by all parties to the Lease.

     Section 8.02 Consents to Assignments; Permits. (a) Anything in this Agreement or the bills of sale notwithstanding, to the extent that any Assigned Agreement to be sold, assigned, transferred or conveyed to Buyer, or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, except as expressly otherwise provided herein, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof. After the Closing, until any Interest has been validly and effectively assigned to Buyer,
(i) prior to the date fifteen (15) months following the Closing Date, Primary Shareholders and Seller, as the case may be, shall hold such Interest for the benefit of Buyer and Buyer shall be entitled to receive all benefits under such Interest and shall be responsible for the obligations under such Interest to the extent relating to the benefits received, and (ii) any such Interest shall, notwithstanding the failure to receive any approval, consent or waiver (but so long as the same shall not constitute a violation of law), be deemed to be assigned, transferred or conveyed to Buyer if (x) written notice of such assignment, transfer or conveyance is given to the other party to such Interest on or before the Closing Date and (y) the other party to such Interest does not, within three months after the Closing, object to such assignment, transfer or conveyance or acts in a manner inconsistent with such assignment, transfer or conveyance.

     (b) Collection of Receivables; Repurchase of Uncollected Receivables. Buyer shall use reasonable commercial efforts to collect the Receivables. Buyer shall apply amounts received in respect of such Receivables to the oldest amounts due from any client or customer unless otherwise specifically directed by such client or customer. Promptly after the 120th day immediately following the Closing, Buyer shall furnish to Seller and the Primary Shareholders a list of the Receivables (including the amounts and the identity of the applicable clients or customers) which have not been collected by Buyer on or prior to such 120th day (the "Initial Uncollected AR List"). Promptly after the 180th day immediately following the Closing, Buyer shall furnish to Seller and the Primary Shareholders an updated version of the Initial Uncollected AR List listing the Receivables which have not been collected on or prior to such 180th day (the "Updated AR LIST"). Seller and Primary Shareholders, jointly and severally, agree to purchase from Buyer on or before the fifteenth (15th) Business Day after receipt by them of the Updated AR List, all Receivables set forth on the Updated AR List at the aggregate gross recorded amount thereof (reduced by the amount of the reserve or allowance with respect thereto as shall have been agreed upon by Buyer and Seller on or prior to the Closing Date contemplated by
Section 5.01(c)(4)) plus interest thereon (for the period commencing on such 120th day through such 180th day) at a rate equal to the "prime rate" then in effect of CitiBank, NA plus 1%. The purchase price for such Receivables shall be paid (a) by check payable to Buyer or, (b) if such amount exceeds $100,000, by wire transfer of immediately available funds to such account as Buyer shall designate in writing to Seller. Promptly following receipt of such payment, Buyer shall transfer and assign to Seller all of such uncollected Receivables. In the event such purchase price is not received by Buyer by such fifteenth
(15th) Business Day, Buyer may cause the Escrow Agent to release from the escrow established by the Escrow Agreement, and deliver to Buyer, an amount equal to such purchase price.

     Section 8.03 Survival of Representations, Warranties, Etc. (a) All covenants and agreements of the parties made in this Agreement or provided herein shall survive the Closing Date without limit, unless otherwise specifically provided herein. All representations and warranties of the parties made in this Agreement or as provided herein shall survive the Closing Date and for a period ending on April 30, 2000, notwithstanding any investigation at any time made by or on behalf of the other party; provided, however, that the representations and warranties relating to any Tax and any environmental matter shall survive until six months after the applicable statute of limitations (or any extension thereof) has expired (as the case may be, the applicable "Survival Period"); and provided, further, that, any representation or warranty which is the subject of a claim or dispute asserted prior to the expiration of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof. All claims for indemnity hereunder shall be made in writing, and shall state with reasonable specificity the matter for which indemnification is sought.

     (b) Primary Shareholders' and Seller's Agreement to Indemnify. Primary Shareholders and Seller, jointly and severally, hereby agree to indemnify and hold Buyer and its shareholders and their officers and directors (the "Buyer Indemnified Parties") harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Primary Shareholder or Seller in this Agreement, (ii) any breach in any material respect by any Primary Shareholder or Seller, unless waived, of any covenant or agreement of any Primary Shareholder or Seller contained in or arising out of this Agreement,
(iii) the Business conducted by Seller, or otherwise in connection with the Purchased Assets or the Assumed Liabilities, prior to the Closing Date, (iv) any failure by Buyer, Primary Shareholders or Seller to comply with the bulk sales laws of any jurisdiction, (v) the generation or use of Hazardous Materials by Seller or operators of Seller's properties prior to the Closing Date in violation of applicable Environmental Laws, (vi) the transportation off site of any Hazardous Materials that have been generated or stored prior to the Closing Date on any of the currently or formerly owned, operated or leased property of Seller or any of its affiliates by carriers that were not authorized by the Environmental Protection Agency or any other competent federal, state or municipal authority and the treatment or disposal of such Hazardous Materials by disposal facilities that did not maintain valid permits therefor as required under applicable Environmental Laws, and (vii) any and all actions, suits, proceedings, claims, demands, assessments and judgments incidental to the foregoing or the enforcement of such indemnification.

     In addition to the foregoing provisions of this Section 8.03(b) and without limiting the generality of such provisions, Seller and Primary Shareholders, jointly and severally, agree to fully indemnify and hold harmless Buyer and its affiliates and shareholders, officers and directors of any of the foregoing against and in respect of and, except as otherwise provided in the remaining sentence(s) of this paragraph, promptly following receipt of a written notice and request from Buyer (accompanied by a brief explanation of the amount at issue and evidence of payments made by Buyer of such amounts), will reimburse Buyer and its affiliates for: (a) any and all liability whatsoever, and however imposed (including any claim asserted against or deficiency assessed against or collected from or paid by Buyer or Seller or any affiliates thereof), in respect of any Taxes of Seller (or any predecessors of Seller) and Primary Shareholders for any and all periods through the period ending on the Closing Date, without regard to whether or not the existence of such liability would constitute a breach of a representation or warranty made by Seller or Primary Shareholders hereunder and (b) any and all liabilities of Seller existing on, or arising under or relating to activities or transactions of Seller other than the Assumed Liabilities. With respect to any claim or assessment delivered or addressed to Buyer by any taxing authority or other governmental agency regarding Taxes covered by clause (a) of this paragraph, Buyer agrees that, in order to provide Seller and Primary Shareholders the opportunity to review and, if good faith grounds exist, contest or object to the amount of any such claim or assessment, Buyer shall not make any payment with respect to such claim or assessment prior to the 30th day following the delivery by Buyer to Seller and Primary Shareholders of the above-described written notice and request; provided that the provisions of this sentence shall not apply if failure by Buyer to make payment of any such claim or assessment is reasonably likely to result in (x) the assessment against Buyer of any penalties or interest with respect to such matter or (y) any restriction on Buyer with respect to the conduct of the Business as continued by Buyer after the Closing Date. Buyer agrees that prior to making any claim for indemnification hereunder against Seller and/or Primary Shareholders, it shall first exhaust all funds available in the General Deposit (as defined in, and held pursuant to the terms of the Escrow Agreement) provided that such agreement by Buyer shall not apply if the amount of the claim for which it is then seeking indemnification is reasonably likely to exceed the then existing balance of the General Deposit and provides further that such agreement by Buyer shall not apply if failure to make such claim against Seller and/or Primary Shareholders at such time may prejudice Buyer's right to make such claim against Seller and/or Primary Shareholders at a later time.

     (c) Buyer's Agreement to Indemnify. Buyer hereby agrees to indemnify and hold Primary Shareholders, Seller and Seller's officers and directors (the "Seller Indemnified Parties") harmless from and against any and all claims, liabilities, losses, damages or injuries, together with costs and expenses, including reasonable legal fees, arising out of or resulting from (i) any incorrectness or incompleteness in the representations and warranties made by Buyer in this Agreement, (ii) any breach in any material respect by Buyer, unless waived, of any covenant or agreement of Buyer contained in or arising out of this Agreement (iii) the business conducted by Buyer at the Site, or otherwise in connection with the Purchased Assets, on or after the Closing Date (including those relating to any violation of Environmental Laws to the extent proven by Seller to have been caused by Buyer), and the Assumed Liabilities on or after the Closing Date.

     (d) Claims. Each party shall retain its own counsel and defend itself, subject to being reimbursed by the indemnifying party for reasonable attorneys' fees and expenses pursuant to this Section 8.03. The indemnified party agrees to give the indemnifying party written notice of any claim, demand, action, suit, proceeding or discovery of fact upon which the indemnified party intends to base a claim for indemnification ("Claim") under this Section 8.03. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense of any Claim. With respect to any issue involved in any such Claim, as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided that such terms do not result in any expense to the indemnified party. In addition, the parties agree to cooperate in any defense or settlement and to give each other full access to all information relevant thereto.

     (e) Remedies. Any claim by Buyer hereunder (including any payment required by Section 8.02(b)) may be satisfied, at Buyer's option, by the release and delivery to Buyer of amounts then held by the Escrow Agent pursuant to the Escrow Agreement. Nothing herein shall preclude the assertion by Buyer, Seller or Primary Shareholders, as applicable, of any rights or remedies available to them at law or equity (including, but not limited to, any right of set-off) in respect of the foregoing agreements of indemnity. Seller and each Primary Shareholder acknowledge that irreparable damage would result if the provisions of Sections 8.01(b) and (d) were not complied with in accordance with their respective specific terms. Accordingly, Seller and Primary Shareholders agree that Buyer shall have the right, in addition to any other rights or remedies it may have, to injunctive relief, in respect of any failure on the part of Seller or Primary Shareholders to comply with provisions of Sections 8.01(b) and (d).

     (f) Minimum Claim Amount for Breach of Representations. Notwithstanding anything to the contrary contained herein, no claim for indemnification by any Buyer Indemnified Parties from Seller or by any Seller Indemnified Parties from Buyer, that is based upon the incorrectness or incompleteness of the representations or warranties of the applicable indemnifying party may be made hereunder unless, in the good faith judgment of the party seeking such indemnification, the damage to such party resulting from such incorrectness or incompleteness exceeds $25,000; provided, however, that once such damage threshold is reached, the party or parties seeking indemnification may make a claim hereunder for the full amount of said damages.

     Section 8.04 Allocations of Purchase Price. After the Closing, Buyer shall provide to Seller copies of Internal Revenue Service Form 8594 and any required exhibits thereto with Buyer's proposed allocation of the purchase price among the Purchased Assets. Such allocation shall be based on the fair market value of each Purchased Asset at Closing and otherwise in a manner consistent with
Section 1060 of the Code and the regulations thereunder. Within 30 days after the receipt of such Form 8594, Seller shall propose to Buyer any changes to such Form 8594 or shall indicate its concurrence therewith. The failure by Seller to propose any changes within such 30 days shall be deemed to be an indication of Seller's concurrence with such form as proposed by Buyer. Buyer and Seller shall endeavor in good faith to resolve any differences with respect to the items on Form 8594. Notwithstanding the foregoing, if Buyer and Seller are unable to resolve such differences, then such differences shall be resolved in accordance with Section 8.05. Each of Seller, Buyer and each Primary Shareholder hereby covenants and agrees that it will not take, and will cause each of its subsidiaries not to take, a position on any foreign, federal, state or local tax return that is in any way inconsistent with the allocation made pursuant to this
Section 8.04, unless advised by counsel that it may not take such position without violating applicable law or without incurring penalties.

     Section 8.05 Resolution of Disputes. Buyer and Seller shall promptly seek to resolve any dispute arising under Section 8.04 of this Agreement. If Buyer and Seller are unable to resolve any such dispute, Buyer and Seller will select an accounting firm (if the dispute relates to accounting issues) and/or an independent appraisal firm (if the dispute is one of valuation) mutually acceptable to them to resolve any remaining disputes. If Buyer and Seller are unable to agree on the choice of an accounting firm and/or an appraisal firm, they will select a nationally recognized accounting firm or appraisal firm by lot (after excluding their respective regular outside accounting firms and/or appraisal firms). Buyer and Seller will share equally the fees and expenses of the accounting firm and/or appraisal firm designated to resolve outstanding disputes. Buyer, Seller and Primary Shareholders shall be bound by the determinations of such accounting firm and/or appraisal firm.

     Section 8.06 Release of Certain Obligations. Buyer will cooperate with Seller and Primary Shareholders in connection with securing the release of Seller and Primary Shareholders from their obligations under the Borrowing Arrangements, if any.

     Section 8.07 Agreements Regarding Employees. (a) Effective as of the Closing, the active participation of any Company Personnel who become employees of Buyer at the Closing ("Transferred Employees") in any Employee Benefit Plan will terminate and no further benefits shall accrue under any Employee Benefit Plan with respect to any Transferred Employee. Effective as of the Closing, Transferred Employees shall be eligible for benefits which are substantially comparable in the aggregate to the benefits provided to similarly situated employees of GE Capital Information Technology Solutions-North America, Inc. (the "Buyer Benefit Plans"). No provision of this Section 8.07 shall create any right in any Transferred Employee or in his or her beneficiaries. Seller shall cause the 401(k) Plan, or any successor plan thereto, to be amended to provide for full vesting of Transferred Employees' balances under such plans. The Buyer shall cause the Buyer Benefit Plans to recognize prior service with Seller, to the extent recognized under the Seller's corresponding plans for each Transferred Employee prior to the Closing, as service with Buyer in connection with (1) any welfare benefit plan for purposes of any waiting period and eligibility purposes only, and (2) any "employee pension plan" (as defined in
Section 3(2) of ERISA) for purposes of eligibility and vesting only in which such Transferred Employees elect to participate or participates and which is available by Buyer following the Closing. Buyer shall cause the Buyer Benefit Plans which are welfare plans to waive any pre-existing condition limitations under such Buyer Benefit Plans which would otherwise apply with respect to Transferred Employees, and to provide credit to Transferred Employees for any amounts paid toward deductibles in the same calendar year under the corresponding Employee Benefit Plans.

     (b) Primary Shareholders and Seller shall retain all liability and be responsible for, and shall indemnify and hold Buyer harmless from and against, any direct and indirect costs, claims, liabilities or losses with respect to (i) Employee Benefit Plans (including, without limitation, the Seller Pension Plan) with respect to employment by Seller of any Company Personnel or any of its subsidiaries prior to the Closing and (ii) any former employees of Seller or any of its subsidiaries, including, but not limited to, post-employment benefits.

     (c) Buyer shall recognize, with respect to each Transferred Employee, the number of vacation days accrued and unused by such Employee under Seller's vacation program as of the Closing; provided, however, that the maximum number of days to be recognized with respect to each such Employee shall not exceed 10 days, or, with the approval of such Transferred Employee's supervisor, 30 days. With respect to all Transferred Employees, Buyer shall recognize prior service with Seller for purposes of determining each of such Employee's vacation accrual with Buyer after the Closing, to the extent such service was recognized by Seller prior to the Closing for purposes of vacation accrual.

     Section 8.08 Nonsolicitation. (a) From the date hereof through the Closing Date and (b) if the Closing Date does not occur prior to April 2, 1998 or this Agreement is otherwise terminated prior to such date (whichever shall first occur, the "Termination Date"), from the Termination Date and for the one year period thereafter, neither Buyer, GECITS nor any other subsidiary of GECITS will, unless acting with the express written consent of Seller, directly or indirectly, solicit or interfere with, or endeavor to entice away any person (for the purpose of employing such person in any New Jersey or New York location of Buyer, GECITS or any other subsidiary of GECITS) who, to Buyer's knowledge, was employed by Seller at any time during the period commencing on the date of this Agreement and ending on the Closing Date (in the case of clause (a)) or the Termination Date (in the case of clause (b).


                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.01 Expenses. Regardless of whether the transactions contemplated hereby are consummated, each of the several parties hereto shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement and its covenants to be performed hereunder, and each of such parties shall pay all expenses (including legal fees and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby.

     Section 9.02 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the Buyer if, between the date hereof and the time scheduled for the
Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, and, in the case of a Material Adverse Effect reasonably susceptible to cure, shall not have been cured within 30 calendar days after written notice by the Buyer specifying such Material Adverse Effect has been received by the Seller, (ii) any representation or warranty of the Seller contained in this Agreement shall not have been true and correct when made and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days after written notice by the Buyer specifying such breach has been received by the Seller, (iii) the Seller shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days after written notice by the Buyer specifying such breach has been received by the Seller, (iv) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against, the Seller, the Company or the Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or (v) the stockholders of the Seller entitled to vote on and approve the consummation of the transactions contemplated herein at the Special Meeting do not so approve by the requisite amounts pursuant to applicable law and the Seller's Certificate of Incorporation and By-Laws; or

     (b) by the Seller if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of the Buyer contained in this Agreement shall not have been true and correct when made and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days after written notice by the Seller specifying such breach has been received by the Buyer, (ii) the Buyer shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement, and, in the case of a breach reasonably susceptible to cure, shall not have been cured within 30 calendar days after written notice by the Seller specifying such breach has been received by Buyer, as applicable, (iii) the Buyer makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Buyer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or (iv) the stockholders of the Seller entitled to vote on and approve the consummation of the transactions contemplated herein at the Special Meeting do not so approve by the requisite amounts pursuant to applicable law and the Seller's Certificate of Incorporation and By-Laws.

     (c) by either the Seller or the Buyer if the Closing shall not have occurred by April 2, 1998; provided, however, that the right to terminate this Agreement under this Section 9.02(c) shall not be available to any party whose intentional failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

     (d) by either the Buyer or the Seller in the event that any governmental authority having power and authority to do so shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or in the reasonable determination of the Buyer or the Seller, otherwise render inadvisable the consummation of the transaction contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (e) by the mutual written consent of the Seller and the Buyer.

     (f) In the event of termination of this Agreement as provided in the foregoing paragraphs of this Section 9.02 this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Sections 8.08, 9.01 and 9.12 and (b) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     If the Closing pursuant to Section 4.01 shall not have occurred on or prior to April 2, 1998, this Agreement and all obligations of, Primary Shareholders, Seller and Buyer hereunder, except obligations under Sections 8.08, 9.01 and 9.12, shall terminate at 11:59 p.m. New York time on such date, unless extended by mutual agreement of the parties.

     Section 9.03 Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and not to any other person. This Agreement shall not be assigned by any party hereto without the written consent of each of the other parties hereto, except that (a) the rights and obligations of Buyer may be assigned to any wholly-owned subsidiary of Buyer or any entity under common control with Buyer, but no such transfer shall relieve Buyer of its obligations hereunder, and (b) the rights and obligations of Buyer may be assigned in connection with the dissolution of Buyer or the merger of Buyer into or sale by Buyer of substantially all its assets and business to a third party if the successor shall have assumed all the obligations of the dissolving, merging or selling entity (but, in the case of a sale of substantially all the assets, without relieving Buyer of its obligations hereunder).

     Section 9.04 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 9.05 Breach; Failure of Condition. If either party shall believe at any time prior to the Closing Date that any other party has breached any representation, warranty, covenant or agreement contained in this Agreement, or that any condition to the Closing is not reasonably likely to be satisfied, such party shall promptly so inform such other party specifying the breach or condition concerned, and such other party shall have a reasonable opportunity to correct such breach or cause such condition to be satisfied, but failure to so notify shall not release the other party from its obligations hereunder.

     Section 9.06 Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail first-class, postage prepaid:

  If to Seller or Primary Shareholders:

        TransNet Corporation
        45 Columbia Road
        Somerville, NJ 08876-3576
        Attn: Steven J. Wilk and Jay A. Smolyn
        Telecopy No.: (908) 253-0600


     with a copy to:

        Roger A. Tolins, Esq.
        Tolins & Lowenfels
        12 East 49th Street
        New York, New York 10017
        Telecopy No.: (212) 888-7706

        If to Buyer:

        GE Capital Information Technology
        Solutions Acquisition Corp.
        700 Canal Street
        Stamford, CT 06902
        Attention: Vice President - Business Development
        Telecopy No.: (203) 357-1531

     with a copy to:

        E. Ann Gill, Esq.
        Dewey Ballantine LLP
        1301 Avenue of the Americas
        New York, New York 10019
        Telecopy No.: (212) 259-6333


Any such notice, request, demand or other communication hereunder shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, at the time of receipt thereof, (b) if sent by telegraph, telex or facsimile transmission, at the time of the dispatch thereof, if dispatched during normal business hours in the state of receipt, or otherwise at the opening of business on the following business day in the state of receipt and (c) if sent by registered or certified first class mail, postage prepaid, upon receipt.


     Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

     Section  9.07  Headings.  The  headings  of  the  articles,   sections  and
paragraphs contained in this Agreement hereof and in no way modify the meanings of such articles, sections and paragraphs.

     Section 9.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

     Section 9.09 Entire Agreement. This Agreement and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof including all such agreements, arrangements and understandings between Seller, Primary Shareholders and Buyer.

     Section 9.10 Waiver; Amendment; Modification. Any party to this Agreement may, by written agreement (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies or breaches in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Except as otherwise provided in this Section 9.10, this Agreement may be amended or modified only by a written agreement executed by the parties hereto or by their successors and assigns.

     Section 9.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, if the duration or geographic extent of, or business activity covered by, any provision of this Agreement shall be in excess of that which is enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceable covered.

     Section 9.12 Announcements; Confidentiality. Except as otherwise required by law, neither Seller, any Primary Shareholder nor Buyer shall make any announcement to the public or press release of the transactions contemplated hereby other than jointly or otherwise agreed by them in writing. Buyer will keep confidential any information not otherwise publicly available which is derived from access, investigation or information furnished by Seller or Primary Shareholders in connection with this Agreement, including the negotiations conducted in connection herewith, and if the transactions contemplated hereby are not consummated by April 2ion herewith, and if the transactions contemplated hereby are not consummated by April 2ion herewith, and if the transactions contemplated hereby are not consummated by April 2, 1998, or if this Agreement is terminated prior to such time, Buyer will promptly after such applicable date or termination return to Seller or Primary Shareholders all such information, and copies and extracts therefrom, and will not thereafter use such information for any purpose. Buyer, Seller and Primary Shareholders will keep confidential all drafts and executed copies of this Agreement and the contents hereof, except to the extent necessary to comply with any applicable law or regulation or any request or order of any government agency or court of competent jurisdiction and except as otherwise agreed pursuant to the first sentence of this paragraph. Notwithstanding the foregoing provisions of this Section 9.12, Buyer, Seller and Primary Shareholders may disclose any such information to their respective attorneys, accountants and investment advisors.

     Section 9.13. Mutual Cooperation; HSR Act. The parties hereto will cooperate with each other, and will use all commercially reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within twenty (20) business days of the date hereof and to supply as promptly as practicable to the appropriate governmental authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Buyer shall pay the filing fees relating to the aforementioned HSR Act filings.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                          GE CAPITAL INFORMATION TECHNOLOGY
                                          ACQUISITION CORP.,
                                           as Buyer



                                          By: /s/ Gerald A. Poch
                                             ----------------------------------

                                             Name:    Gerald A. Poch

                                             Title:    President


                                          TRANSNET CORPORATION
                                           as Seller



                                          By: /s/ Steven J. Wilk
                                             ----------------------------------

                                             Name:    Steven J. Wilk

                                             Title:    President




                                             /s/ Steven J. Wilk
                                             ----------------------------------

                                             Steven J. Wilk, as Primary
                                             Shareholder




                                             /s/ Jay A. Smolyn
                                             ----------------------------------

                                             Jay A. Smolyn, as Primary
                                             Shareholder

                                                                    ATTACHMENT A

                                  DEFINITIONS

     "Adjusted Net Worth" on and as of the Closing Date, shall mean the difference between the total assets and total liabilities of Seller as set forth on Seller's balance sheet as of such date prepared in accordance with GAAP (reflecting reasonable reserves and adjustments established by Buyer as a result of its due diligence); provided that Adjusted Net Worth of Seller shall be calculated without including goodwill, deferred tax liabilities, deferred tax assets, liabilities relating to the Seller Pension Plan, the Excluded Real Property and all other Excluded Assets.

     "Agreement" shall mean this Asset Purchase Agreement.

     "Assigned Agreements" shall mean the Lease and all other business agreements, leases, contracts, documents and instruments of the Seller, which relate to the Business of Seller and any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases, contracts, documents and instruments which are made or entered into by Seller in the ordinary course of business (with the prior written approval of the Buyer, if required by Section 8.01(a)(iii)) between the date of this Agreement and the Closing Date, but only as and to the extent such renewals, extensions, amendments, or modifications thereof, and any additional agreements, leases contracts, documents and instruments, pertain to and are used in the operation of the business of Seller as of the Closing Date. Notwithstanding the foregoing, "Assigned Agreements" shall not include (i) the Lease if, at the option of Buyer, a Transitional Services Agreement shall be entered into as provided in
Section 6.01(o) and (ii) any agreement that, in the Disclosure Exhibits hereto, are specifically identified as not to be assigned to Buyer.

     "Assignment Agreement" shall mean an assignment and assumption agreement between Buyer and Seller in substantially the form of Exhibit A-1.

     "Assumed Liabilities" shall be limited to Seller's Trade Payables as determined on an accrual basis and set forth on Seller's balance sheet on and as of the Closing Date prepared in accordance with GAAP as well as those claims, liabilities and obligations of Seller relating to the Business of Seller becoming due or arising after the Closing Date and (i) set forth on the Exhibits hereto or (ii) included in or arising under the Assigned Agreements, other than:

     (a) Claims, liabilities and obligations of Seller or Primary Shareholders under this Agreement;

     (b) Claims, liabilities and obligations of Seller in respect of Taxes and in respect of any violations of Environmental Laws;

     (c) Claims, liabilities and obligations of Seller in respect of any litigation involving the Seller (whether or not disclosed in Exhibit 5.01(d)) and in respect of any contracts, agreements or other arrangements identified on the Exhibits hereto as not to be assigned to or assumed by Buyer;

     (d) Fees and expenses of Seller in connection with the negotiation of or consummation of the transactions contemplated by this Agreement;

     (e) Claims, liabilities and obligations of Seller under or with respect to any Employee Benefit Plans (including, without limitation, the Seller Pension Plan) and any Employment Contracts; and

     (f) Claims, liabilities, debt and other obligations of Seller under the Borrowing Arrangements.

     "Borrowing Arrangements" shall mean all agreements and arrangements of Seller pursuant to which Seller has or may borrow money. All such agreements and arrangements are as follows:

   1.Business Financing  Agreement dated November 11, 1994 between Seller and IE
     Financial Services ("IEFS");

     2. Agreement for Wholesale Financing dated as of November 11, 1994 between Seller and IEFS;

   3.Addendum to  Agreement  for  Wholesale  Financing  and  Business  Financing
     Agreement dated as of November 22, 1994 between Seller and IEFS.

     4. Two page letter from IEFS to Seller dated September 7, 1995, regarding increased line of credit.

     5. Amendment to Business Financing Agreement dated as of September 8, 1995 between Seller and IEFS.

   6.Agreement for Wholesale  Financing dated August 25, 1989 between Seller and
     IBM Credit Corporation, including two addenda thereto by the same parties, each also dated August 25, 1989.

     "Business"   shall  mean  the  business  of  Seller  conducted  by  Primary
Shareholders or Seller in the United States prior to the Closing Date.

     "Buyer Benefit Plans" shall have the meaning provided in Section 8.07.

     "Claim" shall have the meaning set forth in Section 8.03(d).

     "Closing" shall have the meaning provided in Section 4.01 of the Agreement.

     "Closing Date" shall have the meaning provided in Section 4.01 of the Agreement.

     "Closing Inventory" shall have the meaning provided in Section 6.01(n).

     "Closing Payment" shall have the meaning provided in Section 3.01(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

     "Commission" shall have the meaning provided in Section 5.01(r).

     "Company Personnel" shall mean current or former employees, officers, directors, or consultants of Seller.

     "Customer Data" shall mean Seller's lists of customers and clients and all records regarding such customers and clients.

     "Employment Agreements" shall mean the agreements between Employer and Steven J. Wilk and between Employer and Jay A. Smolyn, each substantially in the form set forth as Exhibit A-2.

     "Employee Benefit Plans" shall mean all pension, annuity, retirement, stock option, stock purchase, savings, profit sharing or deferred compensation plans, or agreements, and any retainer, consultant, bonus, group insurance, welfare, health and disability plan, fringe benefit or other incentive or benefit contract, plan, arrangement or commitment applicable to Company Personnel (other than regular salary and bonus arrangements).

     "Employees" shall mean all full and part time employees working in the Business.

     "Employer" shall mean GE Capital Information Technology Solutions-North America, Inc., a Minnesota corporation and an affiliate of Buyer.

     "Employment Contracts" shall mean all employment contracts, consulting agreements and collective bargaining agreements with respect to employees of Seller.

     "Encumbrance" shall mean any mortgage, claim, lien, pledge, option, charge, security interest or other similar interest.

     "Environmental Laws" shall mean all federal, state or local judgments, decrees, orders, laws, licenses, ordinances, rules or regulations pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (42 U.S.C. [00a4] 1801 et seq.) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. [00a4] 9601 et seq.) ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act (33 U.S.C. [00a4] 1251 et seq.) ("SARA"), the Federal Clean Air Act (33 U.S.C. [00a4] 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. [00a4] 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. [00a4] 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. [00a4] 651 et seq.).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean Chase Bank, NA, as escrow agent under the Escrow Agreement, if it shall agree to act in such capacity, or any other Person as Buyer and Seller shall agree prior to the Closing Date, and shall include any successor thereto in accordance with the terms of the Escrow Agreement.

     "Escrow Agreement" shall mean an escrow agreement in substantially the form of Exhibit A-3 hereto to be entered into on the Closing Date among Buyer, Seller and Escrow Agent.

     "Escrow Portion" shall have the meaning provided in Section 3.01(a).

     "Exchange Act" shall have the meaning provided in Section 5.01(r).

     "Excluded Assets" shall mean:

       (i) Seller's rights under this Agreement or any other agreement or document delivered to or received by Seller in connection herewith;

       (ii) all corporate records of Seller, including all minutes books and other records of corporate proceedings and ownership of Sellers;

       (iii) all income tax returns and related worksheets and supporting materials of Sellers;

       (iv) any Interests not sold, assigned, transferred or conveyed or deemed to have been sold, assigned, transferred or conveyed pursuant to Section 8.02;

       (v) the Excluded Real Property;

       (vi) the automobiles described on Exhibit 5.01(c)(1) identified with a check mark;

       (vii) employee and Primary Shareholder loans;

       (viii) all of Seller's tax assets;

       (xi) all the capital stock or other securities issued by Century American Corporation; and

       (x) all life insurance policies owned or maintained by the Seller (without regard to whether it is the named beneficiary under any such policy).

     "Excluded Real Property" shall mean the real property owned by Seller and described on Exhibit 5.01(c)(3) and any net cash or other consideration received upon the sale thereof prior to the Closing Date.

     "Furnishings" shall mean the vehicles (other than those referred to in Section 6.01(p)), fixtures, equipment, leasehold improvements, security systems, telephone systems, display stands, furniture and similar furnishings located at the Site or at holding areas for the Site.

     "GAAP" shall mean generally accepted accounting principles, as presently in effect in the United States.

     "GECITS" shall mean GE Capital Information Technology Solutions, Inc., a Delaware corporation.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Hazardous Material" shall mean any and all hazardous wastes, that in any physical state, might represent danger to the environmental balance because of their corrosive, toxic, venomous, reactive, explosive, flammable, biological or irritate conditions, such as: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyl, and radon gas; (b) any chemicals, materials, substances or wastes which are now or hereafter become refined as or included in the definition of "hazardous substances", "hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any applicable Environmental Laws; and (c) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Environmental Law or by any federal, state or municipal authority.

     "Intangibles" shall mean the Intellectual Properties, all good will and all other general intangibles of Seller used in the Seller's business.

     "Intellectual Properties" shall mean all patents of any description and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, assumed names, service marks, logos, labels or other trade rights, all pending applications for any such registrations, all copyright registrations and pending applications therefor, all other copyrights, trademarks and other marks, trade names assumed names, service marks, logos, jingles, program rights, non-governmental licenses, computer programs and slogans, and all other inventions and designs, whether or not patentable, all to the extent that the foregoing items are owned in whole or in part by Primary Shareholders or Seller and used in the Business as of the date of this Agreement.

     "Inventory" shall mean all products physically held or in transit for sale or lease and service parts and components (in each case without regard to physical location) in the ordinary course of Seller's business.

     "IRS" shall mean the Internal Revenue Service.

     "Lease" shall mean the lease dated March 1, 1991 between Seller and W. Realty, as amended on February 1, 1996, pursuant to which Seller, as lessee, leases the Site.

     "Lease Amendment shall mean an amendment to the Lease, effective on or prior to the Closing Date, which amendment shall reduce the remaining term of the Lease so that it shall terminate on the first anniversary of the Closing Date.

     "Material Adverse Effect" shall mean any circumstance, change in, or effect on the Business or the Seller, that, individually or in the aggregate with any other circumstances, changes in, or effects on the Business or the Seller: (a) is or is reasonably likely to be materially adverse to the business, operations, prospects, results of operations or financial condition of the Business as expected to be continued by Buyer after the Closing Date, or (b) is reasonably likely to materially adversely affect the ability of the Buyer to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller.

     "Other Property" shall mean the Customer Data, Furnishings, motor vehicles (other than the automobiles described on Exhibit 5.01(c)(1)), telephone numbers, fax numbers and Petty Cash and cash and cash equivalents.

     "Petty Cash" shall mean all cash on hand at the offices of Seller at the opening of business on the Closing Date.

     "Proxy Statement" shall have the meaning provided in Section 5.01(r).

     "Purchase Price" shall have the meaning provided in Section 3.01(a) of the Agreement.

     "Purchased Assets" shall mean the Inventory, Receivables, Other Property, the value of the business of Seller as a going concern, rights under the Assigned Agreements and all other assets set forth or which should, in accordance with GAAP, be set forth on a balance sheet of Seller as of the Closing Date; provided, however, that Purchased Assets shall not include (i) Excluded Assets, (ii) Employee Benefit Plans, (iii) Employment Contracts, (iv) any tax assets and (v) cash and cash equivalents (other than Petty Cash) held by Seller or its agent, banks, etc., on the Closing Date.

     "Receivables" shall mean all of Seller's outstanding accounts receivable arising from the lease or sale of goods or for services rendered in the Business, including receivables relating to contra-payable balances in the payable accounts of Seller and receivables attributable to manufacturers' and other vendors' reimbursement policies, but shall not include receivables due from Employees and Primary Shareholders.

     "Returns" shall have the meaning provided in Section 5.01(j) of the Agreement.

     "Seller Pension Plan" shall have the meaning provided in Section
   5.01(l)(ii).

     "Site" shall mean the premises occupied by Seller (including common areas) pursuant to the Lease.

     "Special Meeting" shall have the meaning provided in Section 5.01(r).

     "Survival Period" shall have the meaning provided in Section 8.03(a) of the Agreement.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Seller or any affiliate thereof.

     "Transitional Services Agreement" shall mean an agreement between Buyer and Seller (which may be entered into under the circumstances contemplated by Section 6.01(o)) pursuant to which Buyer is granted the right to occupy, and maintain the Purchased Assets at, the Site and in consideration for which Buyer will pay to Seller periodic payments at the times and in the amounts of Seller's periodic rental payments under the Lease for so long as such agreement is in effect, which agreement shall be in form and substance satisfactory to Buyer and which will have a term satisfactory to Buyer in its sole discretion.

     "WARN" has the meaning provided in Section 5.01(l)(v).

                                                                      EXHIBIT C

                    PLAN OF LIQUIDATION AND DISSOLUTION OF
                             TRANSNET CORPORATION
     This Plan of Liquidation and Dissolution (the "Plan") of TransNet Corporation, a Delaware corporation (the "Company"), is intended to accomplish the complete liquidation and dissolution of the Company in accordance with the Delaware General Corporation Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows: 1. The Board of Directors of the Company has adopted this Plan and called a meeting of the Company's stockholders to take action on this Plan. If at said meeting of the Company's stockholders a majority of the outstanding Common Stock, par value $.01 per share (the "Common Stock"), of the Company votes for the adoption of this Plan, the Plan shall constitute the adopted Plan of the Company as of the date on which such stockholder approval is obtained (the "Adoption Date").

     2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the values of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan.

     No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3. From and after the Adoption Date, the Company shall complete the following corporate actions:

   (a) The Company shall sell substantially all of its operating assets, subject to certain liabilities, to GE Capital Information Technology Solutions Acquisition Corp. ("GE Acq. Corp.") pursuant to an Asset Purchase Agreement dated October 31, 1997, shall change its name to "TRNL Corp.", and shall collect, sell, exchange or otherwise dispose of all of its remaining property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and its stockholders. In connection with such collection, sale, exchange and other disposition, the Company shall marshall its assets and collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company and not transferred to GE Acq. Corp. As part of the foregoing, the Company shall cause its wholly-owned subsidiary to liquidate and dissolve in a manner consistent with this Plan.

   (b) The Company shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

   (c) The Company shall distribute pro rata to the Company's stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash, in such amounts, and at such time or times, as the Board of Directors, in its absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, the Company may establish and set aside a reasonable amount (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company's property and assets, of the collection and defense of the Company's property and assets, and of the liquidation and dissolution provided for in this Plan. The Contingency Reserve may consist of cash and/or property.

     4. The distributions to the Company's stockholders pursuant to Section 3 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Company's stockholders, the Board of Directors, in its absolute discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity.

     The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earlier to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, or (ii)the date on which the Company ceases to exist under the Delaware General Corporation Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     6. Five years after the Adoption Date of this Plan, the Board of Directors, in furtherance of the liquidation and distribution of the Company's assets to the Company's stockholders, shall transfer to one or more liquidating trustees, for the benefit of the Company's stockholders (the "Trustees"), under a trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Company's stockholders, including assets held on behalf of the Company's stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as hereinabove required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder or (ii) held as the Contingency Reserve.

     The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Trustee or Trustees for the benefit of the Company's stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, the Trustees shall have the full power to liquidate, deal with, give receipt for and manage all of the property and assets conveyed to the Trustees by the Company, to the exclusion of the Company and its officers and directors, and any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to its stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company and any assumption of liabilities and obligations of the Company by the Trustees shall be solely in their capacity as Trustees. The Company, subject to this section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

     7. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Delaware General Corporation Law.

     8. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

     9. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

     10. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

     11. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary to cover the Company's obligations hereunder.

     12. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Company's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Company's stockholders to the extent permitted by the Delaware General Corporation Law.

     13. The Board of Directors of the Company is hereby authorized, without further action by the Company's stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                                                       EXHIBIT D





                         HOULIHAN LOKEY HOWARD & ZUKIN

                               FINANCIAL ADVISORS


August 1, 1997


To The Board of Directors
c/o Steven J. Wilk
President and Chief Executive Officer
TransNet Corporation
45 Columbia Road
Somerville, NJ 08876-3576


Gentlemen:

We understand that the Company has contemplated entering into an asset sales agreement with GE Capital Inc. through the formation of an acquisition holding company (the "Buyer"). It is contemplated that the Buyer will purchase the assets of the Company, excluding certain land held by the Company. The Buyer will pay the Company a maximum of $20.5 million and a minimum of $19.5 million in cash at closing for the assets, which represents the operating business of the Company, of which $3.5 million will be held in escrow. We understand that the Company will distribute the net proceeds, after tax, to the shareholders of the Company ("Shareholders"). Furthermore, we understand that the land held for development will be sold for approximately its appraised value of $1,000,000 with the net proceeds distributed to the Shareholders. Such transaction and all related transactions are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.




                                    CHICAGO
                            TWO FIRST NATIONAL PLAZA
                       20 SOUTH CLARK STREET, 21ST FLOOR
                          CHICAGO, ILLINOIS 60603-1881
                       TEL 312.346.0518 FAX 312.346.0951
INVESTMENT ADVISORY SERVICES THROUGH HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL
                                    ADVISORS

Steven J. Wilk
TransNet Corporation
August 1, 1997 -2- However, it should be noted that we have interviewed management of the Company who have expressed their concerns regarding the following matters, and we have independently verified that the Company will in the future face direct competition in its marketing efforts from computer hardware manufacturers, and that there is a declining trend, industry-wide, in wholesale and retail prices for the computer hardware which comprises the Company's principal source of revenues.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

   1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended 1996 and quarterly reports on Form 10-Q for the four quarters ended March 31, 1997, which the Company's management has identified as being the most current financial statements available;

   2. reviewed a draft of the Asset Purchase Agreement and Exhibits between GE Capital Information Technology Solutions Acquisitions Corp. and the Company dated as of July 31, 1997;

   3. reviewed an appraisal of the Company's land held for development performed by Hannock Appraisal dated April 14, 1997;

     4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's counsel to discuss certain matters;

     5. visited certain facilities and business offices of the Company:

   6. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended June 30, 1997 through 2000;

     7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

   8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

     9. conducted such other studies analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration being paid to the Company for its assets including its operating business and the consideration to be received by the Shareholders of the Company in connection with the Transaction is fair from a financial point of view.


HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

ABOUT  OUR COMPANY

     TransNet Corporation, founded in 1969, is a sales and technical service organization for local area networks, personal computer systems, peripheral equipment, software, and supplies, and a provider of sophisticated systems integration, repair and maintenance services and user training. Sales of products and the promotion of technical services are conducted through our own sales and service departments. We market and service an extensive product line comprised of hardware and software products of the industry's leading manufacturers and representative of state-of-the-art technologies. The majority of our customers are commercial users located in the New Jersey - New York City metropolitan area, including many Fortune 100 businesses, as well as governmental and educational users. Our experienced sales and service staffs, and efficient distribution operations, serve our customers from our Branchburg, New Jersey headquarters. Our Training Center, located at corporate headquarters, provides comprehensive customer training on hardware and software through the services of certified instructors.

     TransNet common stock is traded over-the-counter under the symbol "TRNT."

To Our Shareholders:

     I am pleased to report that fiscal 1997 was another year of opportunity and success for TransNet Corporation. For the year ended June 30, 1997, we reported record revenues of $68,631,322 compared to $64,200,588 for the year ended June 30, 1996, and we reported net income of $1,032,567, as compared with net income of $1,001,640 for fiscal 1996. Through our diligent efforts, we continued the significant increase of high profit revenues produced by our service, support and training operations.

     In fiscal 1997, as in prior years, the computer industry as a whole faced the challenges of decreased prices and resulting intensification of already fierce competition. TransNet successfully met industry challenges, due in part to our pursuit of our mission statement - "To assist our clients in reducing the overall cost of personal computer ownership." TransNet realizes that a corporate client can spend up to twice the cost of equipment for technical support in the three years following the purchase. Our vision is to provide our clients with a total solution for hardware distribution coupled with unparalleled levels of technical service and support. To accomplish our goal, we provide each of our clients with a complete solution, specifically tailored to fit that client's unique requirements. Our clients view this as a "service" and this service - our only unique product - is the basis for our profit generation. As a result of our ability to provide a seamless "cradle to grave" program, we have been selected by many large corporations as their primary hardware and support vendor. Our approach assures our clients that their total cost of ownership is below industry averages. In addition, many manufacturers have selected us as the "Premier" support provider for our geographic area of coverage.

     Due to the continued decline in computer sales prices, however, our gross profit margins have eroded. In addition, various hardware manufacturers have announced they are considering the advantages of dealing directly with the end-user community, which could adversely impact our sales business.

     Viewing these trends and in an effort to protect shareholder value, on October 31, 1997, TransNet executed an Asset Purchase Agreement providing for the sale of substantially all of its operating assets, subject to certain liabilities, to a wholly-owned subsidiary of GE Capital Information Technology Solutions, Inc. ("GECITS"). GECITS is an affiliate of GE Capital Services, which is a wholly-owned subsidiary of General Electric Company. The sale is subject to the approval of our stockholders, as well as the occurrence of certain other conditions. If the sales does not take place, TransNet will continue its present business operations and will also explore available alternatives for the future of the Company.

     On behalf of the Board of Directors, I thank our shareholders for their support of our vision of the industry, our employees for their dedication to our mission, and our customers for their support, which affirms our belief that unparalleled quality is the cornerstone of any successful business.

Very truly yours,

Steven J. Wilk
President
Chief Executive Officer

About TransNet Corporation

     TransNet Corporation has established itself as a leading sales and support organization for personal computers, work stations, peripheral equipment and software, and has won a reputation as a major provider of a high level of sophisticated technical support, technical services, and training. Since its inception in 1969, TransNet has been at the forefront of meeting and satisfying customer demand while successfully evolving with industry changes. The basis of TransNet's success, growth and development has been providing the customer with the best product and support services that computer technology has to offer, while adhering to its corporate philosophy that The Customer Comes First.

     TransNet is known for full service to our customers and for the high level of expertise and service of our sales and technical staffs and the broad range and rapid delivery of value-added services. This is particularly true in today's business world: facing the day-to-day challenges of cost reduction, increased productivity, re-engineering and outsourcing, where our expertise and technical services are recognized as valuable resources. We assist organizations whose outsourcing requirements include network integration, installation, and technical support and repair services. As an example, we successfully provide our customers with the immediate response they demand through our "TechNet" program, under which our technicians are assigned to customer sites on a full-time basis. Because of such responsiveness and flexibility, TransNet has been selected as "vendor of choice" by many customers.

     TransNet is an authorized dealer for Apple, AST, Compaq Computer, Inc. (including authorizations as a Compaq Systems Support Provider, Compaq Enterprise Partner and a Compaq Certified Education Partner), Hewlett-Packard, IBM, NEC, Sun Microsystems, Toshiba, Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Cisco Systems, Inc. ("Cisco"), Novell, 3COM, and Banyan Systems, Inc. Our comprehensive product line of state-of-the-art equipment also includes products from other leading manufacturers to meet the specific needs of our customers. TransNet's designation by Compaq as a Compaq Systems Support Provider is a rare distinction in the industry and it further enhances our capabilities to provide high-end support, in conjunction with Compaq and Digital Equipment Corporation, to large corporations on local, national and global bases. Additionally, Compaq Computer recently recognized TransNet as the premier service and support provider in its geographic territory for 1996 based on a strict set of criteria. We are pleased to be recognized as a leader in service and support by our manufacturers, as well as by many Fortune 100 organizations. We received dealer authorization as an Airdata solutions provider for AT&T wireless services, and recently entered a Consulting Services Agreement with SAP. Additionally, TransNet is a member of the Ingram Micro Network, the largest personal computer reseller organization in the nation, providing us with access to the latest innovations in the industry.

     Commercial   sales   operations  are  conducted   from  the   Corporation's
headquarters in centrally-located Branchburg, New Jersey. Our sales staff received on-going training to keep abreast of industry developments. TransNet's customer base is comprised primarily of commercial customers, many of whom are Fortune 100 organizations, primarily in the pharmaceutical, oil and gas, finance and communications industries, as well as educational and governmental institutions.

     TransNet's  Technical  Service  and Support  Departments,  perhaps the most significant aspects of the value- added services provided by the Company, provide services which include network design and system integration at an acclaimed level of excellence. TransNet's Service Department, serving customers for more than 19 years, provides a wide variety of network services, personal computer support, repair and standard equipment maintenance. The services include LAN and PC hardware support, systems integration services, help desk services, asset management, relocation services, and installation or installation coordination. Our staff of experienced and specially trained system engineers and service technicians provide on-site or on-call support for file servers, personal computers, laptop computers, printers and other peripheral equipment.  The wide  range of  services  include  several  options  in  on-site service, such as our TechNet program, as well as service and/or technical support contracts, each one tailored to the customer's individual requirements. TransNet is an authorized service dealer for Apple, AST, Banyan, Compaq, Dell, Epson, Hewlett-Packard, IBM, NEC, Novell, and Sun. In addition, TransNet's participation in the Ingram Micro Network ("IMN"), a select group of firms providing technical service, assures the same excellent quality of service to customers' locations throughout the United States. Through reciprocal arrangements with IMN members, TransNet's Service Department provides service to nearby customers of dealers located in other areas of the country.

     Another facet of service provided by TransNet is comprehensive training courses on hardware and software, including a wide variety of DOS, Windows, Macintosh and UNIX systems and network applications, operation, and maintenance. The Training Center has its own dedicated network and each instructor is certified to teach the classes offered. TransNet's Training Center is an Apple Computer authorized training center and is also authorized for training on all Microsoft, Lotus, Quark, FrameMaker and Macromind products.

     As computer technology continues to develop at a lightning-fast pace, TransNet affirms our commitment to remain at the forefront in providing our customers with the best the computer industry has to offer and to maximize profits for our shareholders. We are deeply committed to the continued enhancement of the reputation for excellence TransNet has already achieved.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Results of Operations

     Revenues for the fiscal year ended June 30, 1997 were $68,631,322 as compared with $64,200,588 for the fiscal year ended June 30, 1996, and $56,216,605 for the fiscal year ended June 30, 1995. Revenues for fiscal 1997, 1996 and 1995 increased as compared to the respective prior year as the result of increased hardware sales and an increase in revenues from technical services (such as technical repair and maintenance, support, and network integration) and training services. Due to management's emphasis on the promotion of technical service and support operations and agreements with large organizations for service and support (as discussed below), technical service revenues increased by approximately 36% in fiscal 1997 as compared to fiscal 1996, and 25% in fiscal 1996 as compared to fiscal 1995.

     For fiscal 1997, the Corporation reported net income of $1,032,567 , as compared with net income of $1,001,640 for fiscal 1996, and $882,466 for fiscal 1995. As referenced above, consecutive increases in net income for the years ended June 30, 1997, 1996 and 1995 is attributable to increased sales volume; increased technical service and support related revenues; management's concentration on sales of higher profit margin products such as network and system integration products; and continued adherence to cost control measures. Service related revenues, though not a material segment of Corporation revenues, are significant in their contributions to net income because these operations yield a higher profit margin than equipment sales. For the fiscal years ended June 30, 1997, 1996 and 1995, the respective increases in revenues from the provision of service, support, outsourcing and network integration is largely the result of the Corporation entering into service contracts with a number of corporate customers to provide service and support for the customer's personal computers, peripherals and networks. Most of these contracts are short-term, usually twelve months or less, and contain provisions which permit early termination. Although the contracts generally contain renewal terms, there is no assurance that such renewals will occur.

     During the fiscal years discussed, the computer industry has experienced a trend of decreasing prices of computers and related equipment. Management believes that this trend will continue. Industrywide, the result of price erosion has been lower profit margins on sales, which require businesses to sell a greater volume of equipment to maintain past earning levels. In addition, manufacturers' shortages of certain products, known as product constraints, occasionally combine with the price decreases to impact the Corporation's revenue stream as occurred during the last quarter of fiscal 1996. The product constraints experienced in that quarter reduced the number of orders received by the Corporation, with resulting effects on inventory, accounts payable and receivable and cash levels. Another result of the price decreases has been intensified competition within the industry, including the consolidation of businesses through merger or acquisition and the entrance of manufacturers into technical services business. Management believes that the adoption of policies by many larger corporate customers which limit the number of vendors permitted to provide goods and services for specified periods of time has further increased price competition.

     To meet these competitive challenges and to maximize the Corporation's profit margin, management has modified its marketing strategy during these years and has enforced expense controls. Management's current marketing strategy is designed to increase sales of lower revenue/higher profit margin products related to service and support operations. Management's efforts include targeting commercial, educational and governmental customers which provide marketplaces for a wide range of products and services at one time, a cost-effective approach to sales. Management believes it maximizes profits through concentration on sales of value-added applications; promotion of the Corporation's service and support operations; and strict adherence to cost-cutting controls. In light of the above, management emphasizes and continues the aggressive pursuit of an increased volume of equipment sales, technical service and support programs, and promotion of its training services. In addition, the Corporation's buying agreement with Ingram Micro, Inc. enhances the Corporation's competitive edge through product discounts unavailable through other sources.

     Selling, general and administrative expenses were approximately 9% of revenues for fiscal 1997, and remained constant as a percentage of revenues at slightly below 10% of revenues for fiscal 1996 and slightly above 10% of revenues in fiscal 1995. Management's adherence to cost control measures maintains the level of such expenditures.

     Interest income increased in fiscal 1997 as compared to the prior year primarily due to a stronger cash position, which allowed the Corporation to invest larger amounts than in prior years. Interest income increased in fiscal 1996 as compared to fiscal 1995 due to the rise in interest rates. Interest expense decreased in fiscal 1997 as compared to the prior year, also due to the improved cash position which limited the amount of financing extended under the floor planning arrangements described below. Interest ased in 1996 over 1995 as a result of financing costs associated with inventory.expense increased in 1996 over 1995 as a result of financing costs associated with inventory.


Liquidity and Capital Resources

     There are no material commitments of the Corporation's capital resources, other than real estate leases and employment contracts entered into in the normal course of business.

     The Corporation currently finances the purchases of portions of its inventory through floor planning arrangements with a third-party lender and a manufacturer's affiliate under which such inventory secures the financed purchases. Inventory decreased in fiscal 1997 as a result of increased sales, and decreased in 1996 as compared to 1995 due to manufacturers' product constraints during the last quarter of fiscal 1996.

     Accounts receivable increased in fiscal 1997 over 1996 as a result of increased sales. Accounts payable decreased due to the improved cash position of the Corporation. Floor planning payables reflects an increase which is attributable to the increased volume of hardware sales. Accounts receivable and payable decreased for the period ended June 30, 1996 as a direct result of a decrease in revenues for the last quarter of fiscal 1996. The decrease in orders was attributable to the late spring announcement of new products by equipment manufacturers, which delayed orders until the new products were available after July 1996.

     For the fiscal year ended June 30, 1997, as in the fiscal years ended June 30, 1996 and 1995, the internal sources of the Corporation were sufficient to enable the Corporation to meet its obligations.

     Management has recently been apprised of an unasserted possible claim or assessment involving the Corporation's Pension Plan. The Plan was adopted in 1981 as a defined benefit plan. In 1989, various actions were taken by the Corporation to terminate the Plan, to convert it to a defined contribution plan and to freeze benefit accruals. No filing for plan termination was made with the Pension Benefit Guaranty Corporation (the "PBGC"). Additionally, a final amended and restated plan document incorporating the foregoing amendments and other required amendments including those required by the Tax Reform Act of 1986 do not appear to have been properly adopted. In addition, since 1989, it appears that certain operational violations occurred in the administration of the Plan including the failure to obtain spousal consent in certain instances where it was required.

     The Corporation currently intends to (i) take corrective action under the IRS Walk-in Closing Agreement Program ("CAP"), (ii) apply for a favorable determination letter with respect to the Plan from the IRS, and (iii) terminate the Plan. The CAP program provides a correction mechanism for "non amenders" such as the Corporation. Under CAP, the Corporation will be subject to a monetary sanction (which could range from $1,000 to approximately $40,000). In addition, the Corporation will be required to correct, retroactively, operational violations, and to pay any resulting excise taxes and PBGC premiums and penalties that may be due. Special counsel has advised the Corporation that although it believes that the Corporation will incur some liability in connection with the correction of such operational violations, it is not possible to estimate the potential amount of or the range of liability at this time. Such counsel has also advised that depending on the corrections required, such liability could range from an insignificant to a material amount, but that due to the uncertainties involved, any estimate in dollar terms of the range of any such liability at this time would be speculative and potentially misleading.


SELECTED FINANCIAL DATA
                                                             Y e a r s   e n d e d   J u n e   3 0,
                                        1 9 9 7           1 9 9 6          1 9 9 5           1 9 9 4            1 9 9 3

Revenue                             $    68,631,322  $     64,200,588  $    56,216,605  $     40,342,165  $    28,903,305

Net Income                          $     1,032,567  $      1,001,640  $       882,466  $        393,870  $       264,644

Earnings Per Share                  $           .20  $            .19  $           .17  $            .08  $           .05

Weighted Average
   Number of Shares                       5,216,804         5,216,804        5,155,526         5,041,804        5,041,804

Total Assets                        $    18,224,298  $     16,333,275  $    19,286,712  $     13,289,915  $    10,513,428

Working Capital                     $     9,830,264  $      8,506,758  $     7,554,094  $      7,225,788  $     6,845,754


MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED SECURITYHOLDERS
MATTERS

     TransNet's common stock is quoted and traded in the over-the-counter market. Pursuant to the decision of a NASDAQ Listing Qualifications Panel, the Corporation's common stock was deleted from the NASDAQ Stock Market on February 4, 1998. The cited cause of the delisting was the Company's failure to hold its shareholder meeting prior to January 31, 1998. The Company believes there were justifiable reasons for the delay in holding the meeting attributable to negotiations in connection with the Company's proposed transaction with an affiliate of GE Capital, and has appealed the decision to the NASDAQ Listing Council. Pending determination of the appeal, the common stock will trade on the OTC Bulletin Board under the symbol "TRNT."

     As of February 12, 1998, the number of holders on record of TransNet's common stock was 3,265. Such number of record owners was determined from the Company's shareholder records and does not include beneficial owners whose shares are held in nominee accounts with brokers, dealers, banks and clearing agencies.

TransNet has not paid any dividends on its common stock since its inception.

Calendar Year                                        Closing Sales Prices
                                                        High            Low

1995
       First Quarter                                 1 15/16           1 9/16
       Second Quarter                                 3 1/16            1 3/4
       Third Quarter                                 6  3/16          2  7/16
       Fourth Quarter                                      6             3  1/2

1996
       First Quarter                                  4  3/8           2  7/8
       Second Quarter                                 3  3/4         2  15/32
       Third Quarter                                  3  3/8         1  15/16
       Fourth Quarter                                3  9/16         2  13/16

1997
       First Quarter                                  3  3/8           2  3/8
       Second Quarter                                 3  1/4           2  3/8
       Third Quarter                                  3  3/4           2  3/4
       Fourth Quarter                                   31/2               2


TRANSNET CORPORATION AND SUBSIDIARY
-------------------------------------------------------------------------------------------------------------------


CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------------------



                                                                                                    June 30,
                                                                                           1 9 9 7             1 9 9 6
Assets:
Current Assets:
   Cash and Cash Equivalents                                                          $     3,336,917     $     2,383,741
   Accounts Receivable - Net                                                                8,986,318           7,366,019
   Inventories                                                                              3,274,462           3,642,228
   Other Current Assets                                                                       324,546             465,943
   Deferred Tax Asset                                                                         334,700             314,750

   Total Current Assets                                                                    16,256,943          14,172,681

Property and Equipment - Net                                                                  916,254           1,158,083

Other Assets                                                                                1,051,101           1,051,261

   Total Assets                                                                       $    18,224,298     $    16,382,025

Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts Payable                                                                   $       965,340     $     1,739,706
   Accrued Expenses                                                                           650,242             539,104
   Floor Plan Payable                                                                       4,384,040           2,852,328
   Deferred Income                                                                            162,576             319,284
   Other Current Liabilities                                                                  264,481             215,501

   Total Current Liabilities                                                                6,426,679           5,665,923

Deferred Tax Liability                                                                         97,700              48,750

Commitments and Contingencies                                                                      --                  --

Stockholders' Equity:
   Capital Stock - Common, $.01 Par Value, Authorized
     15,000,000 Shares; Issued 7,469,524 Shares in 1997
     and 1996 [of which 2,252,720 are in Treasury]                                             74,695              74,695

   Paid-in Capital                                                                         10,686,745          10,686,745

   Retained Earnings                                                                        7,156,122           6,123,555

   Totals                                                                                  17,917,562          16,884,995
   Less:  Treasury Stock - At Cost                                                         (6,217,643)         (6,217,643)

   Total Stockholders' Equity                                                              11,699,919          10,667,352

   Total Liabilities and Stockholders' Equity                                         $    18,224,298     $    16,382,025



See Notes to Consolidated Financial Statements.



TRANSNET CORPORATION AND SUBSIDIARY
-------------------------------------------------------------------------------------------------------------------


CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------



                                                                                      Y e a r s   e n d e d
                                                                                         J u n e   3 0,
                                                                           1 9 9 7           1 9 9 6            1 9 9 5

Revenue                                                                $    68,631,322  $     64,200,588  $    56,216,605

Cost of Revenue                                                             61,160,465        56,974,857       49,762,601

   Gross Profit                                                              7,470,857         7,225,731        6,454,004

Selling, General and Administrative Expenses                                 6,465,912         6,153,883        5,697,915

   Operating Income                                                          1,004,945         1,071,848          756,089

Other Income [Expense]:
   Interest Income                                                             124,065            67,123           53,775
   Interest Expense                                                            (40,943)         (174,731)        (117,587)

   Other Income [Expense] - Net                                                 83,122          (107,608)         (63,812)

   Income Before Income Tax Expense                                          1,088,067           964,240          692,277

Income Tax Expense [Benefit]                                                    55,500           (37,400)        (190,189)

   Net Income                                                          $     1,032,567  $      1,001,640  $       882,466

   Income Per Common Share                                             $           .20  $            .19  $           .17



See Notes to Consolidated Financial Statements.


TRANSNET CORPORATION AND SUBSIDIARY
-------------------------------------------------------------------------------------------------------------------


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------------


                                                                                                                           Total
                                      Common Stock             Paid-in        Retained              Treasury Stock     Stockholders'
                                 Shares          Amount        Capital        Earnings           Shares         Amount     Equity

Balance - June 30, 1994       7,294,524  $        72,945  $   10,513,495  $     4,239,449       (2,252,720) $ (6,217,643) $8,608,246

   Exercise of Options          175,000            1,750         173,250               --               --            --     175,000

   Net Income                        --               --              --          882,466               --            --     882,466

Balance - June 30, 1995       7,469,524           74,695      10,686,745        5,121,915       (2,252,720)   (6,217,643)  9,665,712

   Net Income                        --               --              --        1,001,640               --            --   1,001,640

Balance - June 30, 1996       7,469,524           74,695      10,686,745        6,123,555       (2,252,720)   (6,217,643) 10,667,352

   Net Income                        --               --              --        1,032,567               --            --   1,032,567

Balance - June 30, 1997       7,469,524  $        74,695  $   10,686,745  $     7,156,122       (2,252,720) $ (6,217,643)$11,699,919


See Notes to Consolidated Financial Statements.


TRANSNET CORPORATION AND SUBSIDIARY
-------------------------------------------------------------------------------------------------------------------


CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------

                                                                                      Y e a r s   e n d e d
                                                                                         J u n e   3 0,
                                                                           1 9 9 7           1 9 9 6            1 9 9 5
Operating Activities:
   Net Income                                                          $     1,032,567  $      1,001,640  $       882,466
   Adjustments  to  Reconcile  Net  Income to Net Cash [Used  for]  Provided  by
     Operating Activities:
     Depreciation and Amortization                                             340,723           275,131          172,612
     Loss on Sale of Equipment                                                      --             6,360            1,054
     Deferred Income Taxes                                                      29,000           (70,000)        (196,000)

   Changes in Assets and Liabilities:
     [Increase] Decrease in:
       Accounts Receivable                                                  (1,620,299)        2,835,025       (4,004,954)
       Inventories                                                             367,766         1,369,563       (1,547,138)
       Other Current Assets                                                    141,397          (318,890)        (181,694)
       Other Assets                                                            (45,167)           56,147         (675,448)

     Increase [Decrease] in:
       Accounts Payable and Accrued Expenses                                  (663,228)          616,059        1,045,850
       Other Current Liabilities                                                48,980           (98,238)         129,570
       Deferred Income                                                        (156,708)           (8,816)        (200,057)

     Total Adjustments                                                      (1,557,536)        4,662,341       (5,456,205)

   Net Cash - Operating Activities                                            (524,969)        5,663,981       (4,573,739)

Investing Activities:
   Capital Expenditures                                                        (53,567)         (366,214)         (31,378)
   Proceeds from Sale of Equipment                                                  --               850               --

   Net Cash - Investing Activities                                             (53,567)         (365,364)         (31,378)

Financing Activities:
   Floor Plan Payable                                                        1,531,712        (4,464,082)       3,963,968
   Issuance of Common Stock                                                         --                --          175,000

   Net Cash - Financing Activities                                           1,531,712        (4,464,082)       4,138,968

   Net Increase [Decrease] in Cash and Cash Equivalents                        953,176           834,535         (466,149)

Cash and Cash Equivalents - Beginning of Years                               2,383,741         1,549,206        2,015,355

   Cash and Cash Equivalents - End of Years                            $     3,336,917  $      2,383,741  $     1,549,206

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the years for:
     Interest                                                          $        44,000  $        182,000  $       105,000
     Income Taxes                                                      $        27,000  $         32,000  $         6,400

Supplemental Disclosures of Non-Cash Investing Activities:
   During 1996, $520,790 of other assets were placed into service and classified as property and equipment.

   During 1997, the Company disposed of $138,126 of fully depreciated property and equipment.

See Notes to Consolidated Financial Statements.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------



[1] Nature of Operations

TransNet Corporation [the "Company"] was incorporated in the State of Delaware in 1969 and is engaged in the sale and service of personal computer systems and peripheral equipment, software, and supplies primarily in the New Jersey - New York City Metropolitan area. The sale of products and the promotion of technical services, including outsourcing, are conducted through the Company's sales and service departments.

The sale and service of personal computer systems is highly competitive and may be affected by rapid changes in technology and spending habits in both the business and institutional sectors.

[2] Summary of Significant Accounting Policies

[A] Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Century American Corporation. Intercompany transactions and accounts have been eliminated in consolidation.

[B] Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased [See
Note 3].

[C] Accounts Receivable - Accounts receivable have been reduced by an allowance for doubtful accounts of $40,000 and $39,838 as of June 30, 1997 and 1996, respectively. The receivables secure a floor plan agreement [See Note 7C].

[D] Inventories - The Company's inventory is valued at the lower of cost [determined on the moving average-cost basis] or market. The inventory secures a floor plan agreement [See Note 7C].

[E] Property and Equipment, Depreciation and Amortization - Property and equipment are stated at cost. Depreciation and amortization are computed by use of the straight-line method over the estimated useful lives of the various assets ranging from five to ten years. Leasehold improvements are amortized over the shorter of the life of the lease including renewal option periods, or their estimated useful life.

[F] Intangible Assets - Goodwill is being amortized over 20 years by using the straight-line method. Licences and other intangible assets are amortized using the straight-line method over their estimated useful lives ranging from five to twenty years. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

[G] Revenue Recognition and Deferred Income - Revenue is recognized at time of shipment for equipment sold directly to customers. Deferred income consists of prepaid maintenance service contracts. Revenue on the contracts is recognized by using the straight-line method over the term of the contract which range from three months to one year.

[H] Earnings Per Share - Earnings per common share are based on 5,216,804 weighted outstanding average shares for fiscal 1997 and 1996, and 5,155,526 for fiscal 1995. Common stock equivalents are included if dilutive.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #2
-------------------------------------------------------------------------------



[2] Summary of Significant Accounting Policies [Continued]

[I] Concentrations of Credit Risk - The Company currently maintains cash accounts of approximately $435,000 in a financial institution which is subject to credit risk beyond FDIC insured limits.

The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of its customers establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is not significant. The Company does not require collateral or other security to support financial instruments subject to credit risk.

[J] Business Concentrations - The Company is engaged in the sale and technical support and service of local area networks, personal computer systems, and peripheral equipment, software, and supplies to companies and organizations located primarily in the New Jersey - New York City Metropolitan area and is currently an authorized dealer for many of the largest computer products suppliers in the world, including Apple, Compaq, Hewlett Packard, IBM, Lotus Development Corporation, and Microsoft Corporation. If the Company were to lose any of its dealer authorizations or if it were to experience significant delays, interruptions or reductions in its supply of hardware and software, the Company's revenues and profits could be adversely affected.

For the year ended June 30, 1997, the Company had net sales to a customer that generated approximately 58% of total net sales and net sales to an affiliate of this customer that generated net sales of approximately 11% of total net sales. The loss of this customer and/or the loss of the affiliated customer could have a material effect on the Company.

[K] Advertising Costs - The Company participates in cooperative advertising programs with its vendors, whereby the vendors absorb the costs of advertising. During the year ended June 30, 1997, 1996 and 1995, the Company incurred additional advertising expense of $2,209, $33,700 and $-0-, respectively. Adverting costs are expensed as incurred.

[L] Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3] Repurchase Agreements

Repurchase agreements included in cash equivalents as of June 30, 1997 and 1996 consisted of:


                                                       Cost          Fair Value
June 30, 1997:
  Repo 6%, Due July 1, 1997                   $      3,100,816  $     3,100,816


This security is backed by $3,108,241 of G.N.M.A. bonds maturing April 20, 2023 with a variable interest rate.

                                                       Cost          Fair Value

June 30, 1996:
  Repo 6%, Due July 1, 1996                   $      1,686,930  $     1,686,930

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #3
-------------------------------------------------------------------------------



[3] Repurchase Agreements [Continued]

This security is backed by $1,726,642 of Federal Home Loan Mortgage Corporation Bonds maturing in May 1, 1998 with an interest rate of 6%.

[4] Inventories

Inventories consist of:
                                                              June 30,
                                                     1 9 9 7           1 9 9 6

Product Inventory                             $      2,871,173   $    3,243,574
Service Parts                                          403,289          398,654

   Totals                                     $      3,274,462   $    3,642,228

[5] Property, Equipment, Depreciation and Amortization

Property and equipment and accumulated depreciation as of June 30, 1997 and 1996 are as follows:

                                                              June 30,
                                                     1 9 9 7           1 9 9 6

Machinery and Equipment                       $      1,210,761   $    1,205,567
Furniture and Fixtures                                 391,405          419,264
Leasehold Improvements                                 273,102          334,996

Totals                                               1,875,268        1,959,827
Less:  Accumulated Depreciation and Amortization       959,014          801,744

   Property and Equipment - Net               $        916,254   $    1,158,083


Total depreciation expense amounted to $295,396, $250,807 and $130,741 for the years ended June 30, 1997, 1996 and 1995, respectively.

[6] Intangible Assets

Intangible assets and accumulated amortization as of June 30, 1997 and 1996 are as follows:

                                                              June 30,
                                                      1 9 9 7          1 9 9 6

Licenses                                        $      333,560  $       292,060
Goodwill                                               259,422          259,422

Totals                                                 592,982          551,482
Less:  Accumulated Amortization                        145,663          100,336

   Intangible Assets - Net                      $      447,319  $       451,146


Intangible assets are included in other assets for financial reporting purposes. Amortization expense for fiscal 1997, 1996 and 1995 was $45,327, $24,324 and $41,871, respectively.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #4
-------------------------------------------------------------------------------



[7] Commitments and Related Party Transactions

[A] Leasing Agreements - The Company leases office and warehouse space under an operating lease with a related party, which expires in 2001. During fiscal 1991, the Company entered into a five year lease with three five year renewal options with W. Realty, an affiliate of the Chairman of the Board and a director, for its primary office and warehouse facility. In March 1996, the Company exercised the renewal option.

Total rent expense was $215,710, $242,260 and $244,511 for the years ended June 30, 1997, 1996 and 1995, respectively.

The following is a summary of rental commitments:

1998                                                 $        184,903
1999                                                          193,339
2000                                                          201,837
2001                                                          208,211
Thereafter                                                         --

   Total                                             $        788,290

At June 30, 1997, the Company had prepaid rent of approximately $15,500.

[B] Employment Agreements - Effective July 1, 1995, the Company entered into four [4] employment agreements with officers of the Company. The term of each agreement is for five [5] years with annual salaries ranging from $135,000 to $250,000. A "Performance Bonus," based on the Company's consolidated pre-tax profits, is also included in each of the agreements at rates of two to six percent based on certain achieved profit levels. The bonus accrual was approximately $119,000 and $83,000 as of June 30, 1997 and 1996, respectively.

In addition, the employment agreements contain provisions providing that in the event of a hostile change of control of the Company and a resultant termination of the employees' employment prior to expiration of the agreement, the employees would be entitled to receive certain lump sum payments.

[C] Floor Plan Payable - The Company finances its inventory through a floor planning arrangement with a finance company, whereby the Company's inventories and accounts receivable have been pledged as collateral against the outstanding loan balances. The Company has an inventory credit line up to a maximum of $8,000,000 based on eligible inventory purchases. The outstanding balance for the inventory credit line at June 30, 1997 and 1996 was approximately $4,400,000 and $2,900,000, respectively. The Company also has an accounts receivable credit line based upon eligible accounts receivable up to a maximum of $4,500,000. The Company did not have an outstanding balance on its accounts receivable credit line at June 30, 1997 or 1996. Payments on both credit lines are due currently. Interest is applied to the average daily outstanding balance under the lines of credit at a rate of the greater of 6% or the daily prime rate per annum. The prime rate and the weighted average interest rate were 8.50% and 8.25%, respectively at June 30, 1997 and were 8.25% and 7.875%, respectively at June 30, 1996 and 7.50% for both prime and weighted average interest at June 30, 1995.


TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #5
-------------------------------------------------------------------------------------------------------------------



[8] Income Taxes

The provision for income taxes is summarized as follows:

                                                                               Y e a r s   e n d e d
                                                                                  J u n e   3 0,
                                                                     1 9 9 7           1 9 9 6           1 9 9 5
Federal:
   Current                                                      $        335,625   $      287,000  $        208,050
   Deferred                                                               38,000          (62,400)         (151,900)

   Totals                                                                373,625          224,600            56,150
   Less:  Net Operating Loss Carryforward Benefit                       (319,625)        (272,000)         (208,050)

   Federal Provision                                            $         54,000   $      (47,400) $       (151,900)

State:
   Current                                                      $         99,000   $       72,000  $         61,311
   Deferred                                                               (9,000)          (7,600)          (44,100)

   Totals                                                                 90,000           64,400            17,211
   Less:  Net Operating Loss Carryforward Benefit                        (88,500)         (54,400)          (55,500)

   State Provision                                              $          1,500   $       10,000  $        (38,289)

   Income Tax Expense [Benefit]                                 $         55,500   $      (37,400) $       (190,189)

Deferred income taxes arise from the Company's temporary  differences  including
depreciation,   inventory  capitalization,   allowance  for  doubtful  accounts,
vacation pay accruals, and net operating loss carryforwards.

The Company has a deferred tax asset of $334,700 at June 30, 1997 based primarily on net operating loss carryforwards of approximately $948,000. Realization of the tax asset is dependent upon future events effecting utilization of the net operating loss carryforwards. A valuation allowance has been provided against this deferred asset. The valuation allowance decreased by approximately $386,800 from the prior period.

The net deferred tax asset in the accompanying consolidated balance sheets include the following components:
                                                              June 30,
                                                      1 9 9 7          1 9 9 6

Deferred Tax Asset - Net Operating Loss       $        650,000  $     1,120,000
Valuation Allowance                                   (489,200)        (876,000)
Other                                                  173,900           70,750

   Deferred Tax Assets                                 334,700          314,750

Deferred Tax Liabilities - Depreciation                (97,700)         (48,750)

   Net Deferred Tax Asset                     $        237,000  $       266,000

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #6
-------------------------------------------------------------------------------


[8] Income Taxes [Continued]

Unused net operating loss carryforwards at June 30, 1997 are as follows:

 Year of
Expiration                                              Amount

   2005                                              $        185,000
   2006                                                       763,000

   Total                                             $        948,000

The following is a reconciliation of income taxes [benefit] at the U.S. statutory tax rate to the taxes actually provided:
                                                                               Y e a r s   e n d e d
                                                                                  J u n e   3 0,
                                                                     1 9 9 7          1 9 9 6           1 9 9 5

U.S. Statutory Rate Applied to Pretax Income                    $        380,823   $      337,500  $        235,375
State Taxes                                                               58,500           72,000            61,311
Net Operating Loss Carryforward                                         (408,125)        (326,400)         (263,550)
Decrease in Valuation Allowance                                               --         (115,505)         (237,561)
Other                                                                     24,302           (4,995)           14,236

   Income Tax Expense [Benefit]                                 $         55,500   $      (37,400) $       (190,189)

[9] Defined Contribution Plans

The Company maintains a defined contribution pension plan which covers substantially all of the Company's employees. The contribution amount is determined at the discretion of management. There was no expense for the plan for the years ended June 30, 1997, 1996 and 1995.

Effective January 1, 1995, the Company adopted another defined contribution [401(k)] plan covering all eligible employees. Under the terms of the Plan, participating employees deposit a percentage of their salaries in the Plan. The Company matches up to a certain percentage of the employees' contribution. Expense for the years ended June 30, 1997, 1996 and 1995 was $23,410, $16,882 and $5,285, respectively.

[10] Stockholders' Rights Plan

On February 6, 1990, the Board of Directors adopted a Stockholders' Rights Plan, which entitles the Right holder, upon the occurrence of specified triggering events, i.e., the acquisition by a person or group of beneficial ownership of 20% or more of outstanding shares; the commencement of a tender offer for 20% or more of outstanding shares [unless an offer is made for all outstanding shares at a price deemed by the Continuing Board to be fair and in the best interest of stockholders] and the determination by the Board that a person is an "Adverse Person," as defined in the Rights Agreement to purchase one share of common stock at an exercise price of $7.50 per share, or in certain "take over" situations, common stock equal in value to two times the exercise price. Subsequent to a triggering event, if the Company is acquired in a merger or other business transaction in which the Company is not the surviving corporation [unless Board approved], or 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right shall have the right to receive upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The Rights may be redeemed by the Company for $.01 per Right at any time prior to the determination of the Board that a person is an Adverse Person or ten days following a public announcement of the acquisition of, or commencement of a tender offer for, 20% of the outstanding common stock. The Rights expire on February 6, 2000, unless earlier redeemed.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #7
-------------------------------------------------------------------------------



[11] Contingencies

Management has recently been apprised of an unasserted possible claim or assessment involving the Company's pension plan. The pension plan was adopted in 1981 as a defined benefit plan. In 1989, various actions were taken by the Company to terminate the pension plan, to convert it to a defined contribution plan and to freeze benefit accruals. However, no filing for plan termination was made with the Pension Benefit Guaranty Corporation [the "PBGC"] and
additionally, a final amended and restated plan document incorporating the foregoing amendments and other required amendments including those required by the Tax Reform Act of 1986 do not appear to have been properly adopted. In addition, since 1989, it appears that certain operational violations occurred in the administration of the Plan including the failure to obtain spousal consents in certain instances where it was required.

The Company currently intends to (i) take corrective action under the IRS Walk-in Closing Agreement Program ["CAP"], (ii) apply for a favorable determination letter with respect to the Plan from the IRS, and (iii) terminate the Plan. The CAP program provides a correction mechanism for "non-amenders" such as the Company. Under CAP, the Company will be subject to a monetary sanction which could range from $1,000 to approximately $40,000. In addition, the Company will be required to correct, retroactively, operational violations, and to pay any resulting excise taxes and PBGC premiums and penalties that may be due. Special counsel has advised the Company that although it believes that the Company will incur some liability in connection with the correction of such operational violations, it is not possible to estimate the potential amount of or the range of liability at this time. Such counsel has also advised that depending on the corrections required, such liability could range from an insignificant to a material amount, but that due to the uncertainties involved, any estimate in dollar terms or the range of any such liability at this time would be speculative and potentially misleading.

[12] Stock Options

During the year ended June 30, 1995, options to purchase an aggregate 175,000 shares of the company's stock were exercised at $1.00 per share by three employees, two of whom are currently officers.

[13] Significant Customer

During the years ended June 30, 1997, 1996 and 1995, the Company derived 58%, 50% and 34%, respectively of its revenue for each year from one major customer. Additionally, during the years ended June 30, 1997, 1996 and 1995, the Company derived 11%, 19% and 17%, respectively, of its revenue from an affiliate of the significant customer [See Note 2J].

[14] Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. For certain instruments, including cash and cash equivalents, trade receivables, trade payables, and the floor plan payable it was concluded that the carrying amount approximated fair value for these instruments because of their short maturities.

[15] New Authoritative Pronouncements

The Financial Accounting Standards Board ["FASB"] has issued Statement of Financial Accounting Standards ["SFAS"] No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure." Both are effective for financial statements issued for periods ending after December 15, 1997.

TRANSNET CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Sheet #7
-------------------------------------------------------------------------------




[15] New Authoritative Pronouncements [Continued]

SFAS No. 128 simplifies the earnings per share ["EPS"] calculations required by Accounting Principles Board ["APB"] Opinion No. 15, and related interpretations, by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity, similar to the fully diluted EPS of APB Opinion No. 15. When adopted, SFAS No. 128 will require restatement of all prior-period EPS data presented; however, the Company has not sufficiently analyzed SFAS No. 128 to determine what effect SFAS No. 128 will have on its historically reported EPS amounts.

SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.





                                           . . . . . . . . . . . . . . . .

                                             INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of TransNet Corporation
   Somerville, New Jersey


     We have audited the accompanying consolidated balance sheets of TransNet Corporation and its subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three fiscal years in the period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TransNet Corporation and its subsidiary as of June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.








                                                   MOORE STEPHENS, P.C.
                                                   Certified Public Accountants.

Cranford, New Jersey
September 19, 1997

                                    OFFICERS

                                  John J. Wilk
                              Chairman of the Board
                                   & Treasurer

                                 Steven J. Wilk
                                    President
                             Chief Executive Officer
                            & Chief Operating Officer

                                  Jay A. Smolyn
                            Vice President-Operations

                                 Annette Stanoch
                             Vice President-Planning

                                    DIRECTORS

                                  John J. Wilk
                              Chairman of the Board

                                 Steven J. Wilk
                                    President
                             Chief Executive Officer
                            & Chief Operating Officer

                                Vincent Cusumano
                                    Secretary
                                   President &
                             Chief Executive Officer
                           Cusumano Perma-Rail Company

                                  Earle Kunzig
                             Vice President of Sales
                          Hardware Products Sales, Inc.

                                Raymond J. Rekuc
                                    Principal
                                Raymond J. Rekuc
                           Certified Public Accountant

                                  Jay A. Smolyn
                            Vice President-Operations

                            Susan M. Wilk-Cort, Esq.
                                  Legal Counsel

                                     COUNSEL

                              Tolins and Lowenfels
                           A Professional Corporation
                               New York, New York


                                 TRANSFER AGENT

                   Continental Stock Transfer & Trust Company
                               New York, New York

                                    AUDITORS

                              Moore Stephens, P.C.
                              Cranford, New Jersey

                                  COMMON STOCK

                                OTC Symbol "TRNT"

                                    Form 10-K
 Stockholders may obtain a copy of TransNet Corporation's Form 10-K as filed with the
             U.S. Securities and Exchange Commission by writing to:

                              TransNet Corporation
                            Attn: Investor Relations
                                45 Columbia Road
                        Somerville, New Jersey 08876-3576